Exhibit 10.117

CREDIT AND SECURITY AGREEMENT

Dated as of July 19, 2023

among

FIFTH THIRD BANK, NATIONAL ASSOCIATION,

as Lender, and
PRECISION METAL WORKS, INC.

and

PMW AFFILIATED HOLDINGS, LLC

as Borrowers

TABLE OF CONTENTS

Page

1.DEFINITIONS    1
Certain Defined Terms    1
Other Definitional Terms; Rules of Interpretation    25
Accounting Terms.    25
2.LOANS    26
Revolving Loans    26
Requests for Revolving Loans    26
Machinery & Equipment Term Loan    27
[Reserved]    27
Capital Expenditure Term Loans    27
[Reserved]    27
Repayments.    27
Bank Products.    30
3.LETTERS OF CREDIT.    30
General Terms.    30
Reimbursement Agreement    36
4.INTEREST, FEES AND CHARGES    36
Interest Rate    36
Default Interest Rate    36
Interest Payments.    37
Tranche Rate Provisions.    37
Fees And Charges.    40
Maximum Interest    42
Authorization to Make Revolving Loans.    42
Computation of Interest and Fees.    42
Taxes.    42
Payments Generally.    43
5.COLLATERAL.    44
Grant of Security Interest to Lender    44
Other Security.    44
Possessory Collateral    44
Electronic Chattel Paper    45
Possession of Collateral    45
Pledged Collateral    45
Assignment of Insurance    46
Preservation of Collateral and Perfection of Security Interests.    47
6.COLLECTIONS    47
Lockbox and Blocked Account    47
Collection of Accounts    49
Application of Collected Funds    49
Account Statements    49
7.COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS AND SCHEDULES

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.    50
Borrowing Base Certificate and Periodic Reports.    50
Compliance Certificate    50
Financial Statements    50
Annual Projections.    51
Public Reporting.    51
Other Information.    51
8.TERMINATION    51
Original Term    51
Termination of Agreement    51
9.REPRESENTATIONS AND WARRANTIES    52
Financial Statements and Other Information.    52
Locations.    52
Loans by Borrowers    52
Accounts and Inventory.    53
Liens.    53
Organization, Authority and No Conflict    53
Litigation.    53
Compliance with Laws and Maintenance of Permits.    54
Affiliate Transactions.    54
Names and Trade Names    54
Equipment.    54
Enforceability.    54
Solvency.    55
Indebtedness.    55
Margin Security and Use of Proceeds.    55
Parent, Subsidiaries and Affiliates    55
No Defaults.    55
Employee Matters.    55
Intellectual Property.    55
Environmental Matters.    56
ERISA Matters.    57
Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions; Anti-Terrorism Laws    57
Disclosure    58
Officer/Director Issues.    58
10.AFFIRMATIVE COVENANTS.    59
Maintenance of Records.    59
Notices.    59
Compliance with Laws and Maintenance of Permits.    61
Inspection and Audits.    61
Insurance    62
Collateral    63
Use of Proceeds.    63
Taxes.    63
Intellectual Property.    64
Checking Accounts and Cash Management Services.    64
Patriot Act, Bank Secrecy Act and Office of Foreign Assets Control    64

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Compliance with Beneficial Ownership Regulation.    64
Post-Closing Deliveries.    65
11.NEGATIVE COVENANTS    65
Dispositions.    65
Indebtedness.    65
Liens.    66
Mergers, Sales, Acquisitions, Subsidiaries and Other Transactions Outside the Ordinary Course of Business    66
Dividends and Distributions.    66
Investments; Loans.    67
Fundamental Changes, Line of Business    67
Equipment.    67
Affiliate Transactions.    67
Settling of Accounts.    68
Consulting and Management Fees.    68
ERISA    68
Use of Proceeds    68
Subordinated Debt    69
12.FINANCIAL COVENANTS    69
Fixed Charge Coverage    69
13.DEFAULT AND REMEDIES    69
Events of Default    69
Remedies.    71
License to Use Intellectual Property    73
Commercially Reasonable Sales    73
Equity Cure    73
14.CONDITIONS PRECEDENT.    75
Conditions Precedent to Initial Loans.    75
Conditions Precedent to All Loans.    75
15.GENERAL PROVISIONS    76
Indemnification    76
Notice    76
Governing Law; Construction; Forum Selection.    77
Modification and Benefit of Agreement    77
Headings of Subdivisions.    78
Power of Attorney.    78
Confidentiality.    78
Counterparts; Integration; Effectiveness; Electronic Execution.    78
WAIVER OF JURY TRIAL; OTHER WAIVERS    79
16.MULTIPLE BORROWERS    80
Borrowing Agent    80
Joint and Several Liability.    80
Savings Clause    81
Financial Information.    81
Joint Enterprise    82

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Subordination.    82
Waivers.    82
Remedies.    82
Keepwell    83

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Exhibits

AFORM OF COMPLIANCE CERTIFICATE
BFORM OF BORROWING BASE CERTIFICATE

Schedules

1.01-A    APPLICABLE MARGINS
1.01-B    ACCOUNT CONCENTRATION EXCEPTIONS
1.01-C    EXISTING LIENS
5.01    COMMERCIAL TORT CLAIMS
9.02    LOCATIONS; BANK ACCOUNTS
9.06ORGANIZATION INFORMATION
9.07LITIGATION
9.09    AFFILIATE TRANSACTIONS
9.10    NAMES & TRADE NAMES
9.14    EXISTING INDEBTEDNESS
9.16    PARENT, SUBSIDIARIES & AFFILIATES
9.19    INTELLECTUAL PROPERTY
10.13    POST-CLOSING DELIVERIES
14.01-A    CLOSING CHECKLIST
14.01-B    SOURCES AND USES
15.02    CERTAIN ADDRESSES FOR NOTICES

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CREDIT AND SECURITY AGREEMENT

This Credit and Security Agreement (as amended, modified or supplemented from time to time, this “Agreement”) made as of July 19, 2023, between Fifth Third Bank, National Association (“Lender”), and Precision Metal Works, Inc., a Kentucky corporation (“Metals”) and PMW Affiliated Holdings, LLC, a Delaware limited liability company (“Holdings”; Metals and Holdings are collectively referred to as “Borrowers” and individually as “Borrower”).

Borrowers may, from time to time, request Loans from Lender, and the parties wish to provide for the terms and conditions upon which such Loans or other financial accommodations, if made by Lender, shall be made.

In consideration of any Loan (including any Loan by renewal or extension) hereafter made to Borrowers by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrowers, the parties agree as follows:

1.DEFINITIONS

Certain Defined Terms. Except as otherwise expressly provided in this Agreement, the following terms shall have the meanings given them in this Section 1.01:

“Account”, “Account Debtor”, “Chattel Paper”, “Commercial Tort Claims”, “Deposit Accounts”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Proceeds”, “Security”, “Security Certificate”, and “Tangible Chattel Paper” shall have the respective meanings assigned to such terms in the Uniform Commercial Code.

“Acquisition”, by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of either (a) all or substantially all of the property of, or a line of business, division of or other business unit of, another Person or (b) at least a majority voting power of all outstanding Equity Interests of such Person, in each case whether or not involving a merger or consolidation with such other Person.

“Affiliate” means any Person (a) which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, a Borrower, (b) which beneficially owns or holds 10% or more of the voting control or Equity Interests of a Borrower, or
(c) 10% or more of the voting control or Equity Interests of which is beneficially owned or held by a Borrower.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to a Loan Party, its

Subsidiaries or Affiliates related to terrorism financing or money laundering, including any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Anti-Terrorism Laws” has the meaning set forth in Section 9.22(c).

“Applicable Margin” means, at any time, the applicable percentage per annum (expressed in basis points) set forth on Schedule 1.01-A.

“Availability” means, at any time, the amount, if any, by which the Borrowing Base exceeds the sum of (a) the outstanding principal balance of the Revolving Loans; plus (b) the Letter of Credit Obligations.

“Availability Reserve” means, as of any date of determination, one or more amounts or a percent of a specified category or item that Lender, in its Permitted Discretion, establishes from time to time to reduce availability under the Borrowing Base (a) to reflect events, conditions, contingencies or risks which affect the assets, business or prospects of a Borrower, or the Collateral or its value, or the enforceability, perfection or priority of Lender’s Lien in the Collateral, (b) to reflect Lender’s judgment that any collateral report or financial information relating to a Borrower and furnished to Lender may be incomplete, inaccurate or misleading in any material respect, (c) in respect of any state of facts which does or would with notice or passage of time or both, constitute an Event of Default, (d) to reflect liability, contingent or otherwise, of Lender or any affiliate of Lender to any third party in connection with any Bank Product, (e) to reflect conditions, contingencies or risks in connection with Bank Products offered by Lender or any Affiliate of Lender to a Borrower, (f) for rent at locations leased by a Borrower and for storage, processing, and other charges of third-parties in possession of Collateral, including, but, not limited to, a reserve equal to $96,000, which shall remain in effect until a landlord agreement in respect of Preston Highway, Jefferson County, KY has been received by Lender, in form an substance acceptable to Lender in its sole discretion (g) for payroll, taxes, fees, assessments, and other governmental charges with respect to the Collateral or any Borrower, (h) for holding insurance or sale proceeds for application under Section 2.07(f), and (i) if applicable, a reserve of $3,000 (or such other amount determined by Lender) for each employee of any Borrower or any Subsidiary located in the State of Wisconsin to cover potential wage and benefit obligations under the Wisconsin Wage Payment and Collection Law (and any successor).

“Bank Product Agreement” means any agreement, instrument or document executed and delivered by a Borrower to Lender or any affiliate of Lender in connection with any Bank Product.

“Bank Products” means any service or facility extended to a Borrower by Lender or any affiliate of Lender, or procured for a Borrower from any third party by Lender or any affiliate of Lender by means of a full-recourse agreement or other credit support extended to such third party including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards,
(e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, (g) letters of credit, or (h) Hedging Agreements.

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“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 CFR § 1010.230.

“Blocked Account” means an account established by a Borrower in Lender’s name maintained with Lender or with another financial institution acceptable to Lender.

“Borrowing Base” means, at any time, the lesser of:

(a)The Maximum Revolving Loan Limit; or

(b)The sum of:

(i)85.0% of Borrowers’ Eligible Accounts; plus

(ii)the lesser of (A) 85.0% of the Net Orderly Liquidation Value of Borrowers’ Eligible Inventory, (B) 75.0% of the lower of cost or market value of Borrower’s Eligible Inventory or (C) $5,000,000, comprised of not more than $2,000,000 in work-in-process Eligible Inventory; minus

(iii)the Hedging Obligation Reserve; minus

(iv)the Availability Reserve.

“Borrowing Base Certificate” means a certificate, in substantially the form attached hereto as Exhibit B (as may be modified from time to time by Lender in its Permitted Discretion) setting forth the Borrowing Base and the component calculations thereof.

“Business Day” means (a) with respect to all notices and determinations, including payment dates, in connection with the Tranche Rate, any day that commercial banks in New York, New York are required by law to be open for business and that is a U.S. Government Securities Business Day, which means any day other than a Saturday, Sunday, or day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities and (b) in all other cases, any day on which commercial banks in New York, NY or Cincinnati, Ohio are required by Law to be open for business; provided that, notwithstanding anything to the contrary in this definition of “Business Day”, at any time during which a Hedging Agreement with the Lender is then in effect with respect to all or a portion of the Obligations, then the definitions of “Business Day” and “Banking Day”, as applicable, pursuant to such Hedging Agreement shall govern with respect to all applicable notices and determinations in connection with such portion of the Obligations arising under such Hedging Agreement. Periods of days referred to in the Loan Documents will be counted in calendar days unless Business Days are expressly prescribed.

“Capital Expenditure Loans” has the meaning specified in Section 2.05.

“Capital Expenditures” means with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for

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capitalized lease obligations) by Borrowers and their Subsidiaries during such period that are required by GAAP, to be included in or reflected by the property, plant and equipment or similar fixed asset accounts on the balance sheet of Borrowers and their Subsidiaries.

“Change in Law” means the occurrence, after the Closing Date, of any of the following:
(a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority or the compliance therewith by the Lender or its applicable lending office or such Lender’s holding company, if any); provided that notwithstanding anything herein to the contrary, (i) the Dodd Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines and directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following events:

(a)Holdings ceases to own and control 100% of the Equity Interests of Metals;

(b)Live Ventures ceases to own and control less than 51.0% of the outstanding Equity Interests of Holdings at any time;

(c)Devon Jones shall cease to actively manage each Borrower’s day-to-day business activities and a replacement officer is not retained by such Borrower within 180 days of such cessation with the consent of the Lender (not to be unreasonably withheld, conditioned or delayed);

(d)Jon Isaac becomes an officer or director of any Loan Party at any time during the term of this Agreement; or

(e)the occurrence of an event of default under paragraph (g) or (h) of the definition of “Event of Default” (as defined in the Seller Note).

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder, all as in effect from time to time.

“Collateral” means all of the property of each Borrower described in Section 5, together with all other real or personal property of any Loan Party or any other Person now or hereafter pledged to Lender to secure, either directly or indirectly, repayment of any of the Obligations.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

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“Conforming Changes” means, with respect to the use, administration of, or any conventions associated with the Tranche Rate or any proposed Successor Rate, as applicable, any changes to the terms of this Agreement related to the timing, frequency, and methodology of determining rates and making payments of interest, including changes to the definition of Business Day, lookback periods or observation shift, prepayments, and borrowing, conversion, or continuation notices, and other technical, administrative, or operational matters, as may be appropriate, in the discretion of the Lender, to reflect the adoption and implementation of such applicable rate and to permit the administration thereof by the Lender in an operationally feasible manner and, to the extent feasible, consistent with market practice.

“Controlled Group” means a controlled group of corporations as defined in 26 U.S.C. §

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1563.

Credit.

“Credit Extension” means (a) a borrowing of a Loan or (b) the issuance of a Letter of “Daily Simple SOFR” means a rate based on SOFR with interest accruing on a simple daily basis in arrears with a methodology and conventions selected by Lender.

“Default” means any event or condition, the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

“Default Period” means the period of time commencing on the day an Event of Default occurs and continuing through the date the Event of Default has been cured or waived.

“Default Rate” means an interest rate up to 2% per annum in excess of the interest rate otherwise payable hereunder.

“Dilution” means, with respect to any period, the percentage obtained by dividing (a) the difference of (i) non-cash credits against Accounts (including, but not limited to returns, adjustments and rebates) of Borrowers for such period, plus pending or probable, but not yet applied, non-cash credits against Accounts of Borrowers for such period, as determined by Lender in its Permitted Discretion, minus (ii) markdowns, discounts, rebates, credits and other items reducing accounts receivable expensed for such period by Borrowers and reported as “A/R Reserve, Markdowns/Returns” or otherwise reserved on Borrowers’ balance sheet, by (b) gross invoiced sales of Borrowers for such period.

“Dilution Amount” means the Dilution Percentage of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of Borrowers’ business) of Borrowers’ Accounts.

“Dilution Percentage” means one percentage point for each whole or partial percentage point by which Dilution (as determined by Lender in good faith based on the results of the most recent 12 month period for which Lender has conducted a field audit of Borrowers) exceeds 5%.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any casualty or condemnation) of any property (including any Equity Interest), or part thereof, by any Person, including any sale, assignment,

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transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interest into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than solely for Equity Interests that are not Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Obligations), (b) are redeemable at the option of the holder thereof (other than solely for Equity Interests that are not Disqualified Equity Interests) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Obligations), in whole or in part, (c) provide for the scheduled payment of dividends in cash or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 180 days after the Maturity Date.

“EBITDA” means, for any period, the sum of Borrowers’ and their Subsidiaries’ (without duplication):

(a)net income after taxes for such period (excluding extraordinary gains or losses as approved by Lender);

(b)plus, to the extent subtracted in calculating net income after taxes for such period (i) Interest Expense for such period; (ii) income tax expense for such period; (iii) depreciation and amortization for such period; (iv) any extraordinary non-cash losses for such period, (v) any extraordinary cash losses for such period in an aggregate amount for any four (4) fiscal quarter period not to exceed, when combined with the amount added back pursuant to clause (xii) for such period, the Overall Cap, and otherwise to the extent approved by Lender in its sole discretion, (vi) fees, costs, expenses and indemnities arising under the Management Agreement, (vii) fees, costs, expenses, indemnities and any reimbursements in connection with any amendments to the Loan Documents and supplements thereto occurring after the Closing Date, including, without limitation, reasonable attorneys’ fees and costs, appraisal fees, filing fees and title fees), in an aggregate amount not to exceed $250,000 for any four (4) fiscal quarter period, (viii) reasonable and documented fees, costs, expenses and reimbursements incurred in connection with any Permitted Acquisition, whether or not consummated, including, without limitation, professional fees, earn-out and contingent consideration obligations and adjustments thereof and purchase price adjustments, provided, that the aggregate amount of such fees, costs and expenses in respect of all Permitted Acquisitions (whether or not consummated) shall not exceed $200,000 for any single Permitted Acqusition or $600,000 in the aggregate in respect of all Permitted Acquisitions during the term of this Agreement, (ix) any proceeds actually received in respect of business interruption or similar insurance policies, (x) losses realized in connection with any sale or disposition of any assets other than in the ordinary course of business or the disposition of any securities or the extinguishment of any Indebtedness, in each case determined in accordance with GAAP, (xi) one- time, non-recurring fees, charges, costs and expenses in respect of restructuring, severance, relocation, integration, facilities opening, business optimization, signing, retention or completion

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bonuses, recruiting, transition, closure/consolidation of facilities and curtailments or modifications to pensio nand post-retirement employee benefit plans (including any settlement of pension liabilities), including one-time expenses related to enhanced accounting function or other transaction costs in an aggregate amount not to exceed for any four (4) fiscal quarter period, when combined with the amounts added back pursuant to clause (v) for such period, the Overall Cap,
(xii) one-time, non-recurring reasonable and documented transaction expenses and closing fees (including fees and expenses of legal counsel) related to the the transactions hereby and reasonable and documented fees, costs, expenses and reimbursements incurred in connection with the Purchase Transaction, including, without limitation, professional fees, earn-out and contingent consideration obligations and adjustments thereof and purchase price adjustments, provided, that the aggregate amount of such fees, costs and expenses shall not exceed $869,455 and (xiii) the aggregate amount of early payment discounts received from Haier US Appliance Solutions, Inc, in an aggregate amount not to exceed $452,000;

(c)minus to the extent included in calculating net income after taxes for such period (i) any extraordinary or non-cash gains which have been added in calculating net income after taxes for such period, and (ii) any gains realized in connection with any sale or disposition of any assets other than in the ordinary course of business or the disposition of any securities or the extinguishment of any Indebtedness, in each case determined in accordance with GAAP.

The “Overall Cap” shall mean, for any period, ten percent (10%) of EBITDA for such period (determined prior to giving effect to the applicable EBITDA addbacks set forth in clauses (b)(v) and (b)(xii) above).

For purposes of calculating EBITDA for any period in which any Loan Party shall have made a Permitted Acquisition, EBITDA for such period shall be calculated after giving pro forma effect thereto in form and substance satisfactory to Lender in its reasonable discretion for such period including pro-forma adjustments arising out of events which are directly attributable to such Permitted Acquisition, are factually supportable, and are expected to have a continuing impact.

“Eligible Account” means all Accounts owing to a Borrower which are acceptable to Lender, in its Permitted Discretion, for lending purposes, net of any discounts, credits, or allowances and net of the Dilution Amount, but excluding any Account having any of the following characteristics:

(a)Accounts which remain unpaid for more than 120 days after their invoice date or for more than 60 days after their due date;

(b)Accounts owing by a single Account Debtor, including a currently scheduled Account, if 25% of the balance owing by said Account Debtor is ineligible as a result of clause (a) above;

(c)Accounts which are not due and payable within 60 days after their invoice dates;

(d)Accounts with respect to which the Account Debtor is a director, officer, employee or agent of a Borrower or is a Parent, a Subsidiary or an Affiliate of a Borrower;

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(e)Accounts with respect to which payment by the Account Debtor is or becomes conditional upon the Account Debtor’s approval of the Goods or services, or is otherwise subject to any repurchase obligation or return right, as with sales made on a, guaranteed sale, sale on approval, sale or return or consignment basis;

(f)Accounts which are owed by an Account Debtor which (i) does not maintain its chief executive office in the United States of America or Canada, or (ii) is not organized under the laws of the United States of America, any State of the United States of America, or Canada unless, in either case, such Account is either backed by a letter of credit acceptable to Lender which is in the possession of, has been assigned to and is directly drawable by Lender, or insured pursuant to a credit insurance policy acceptable to Lender and such insurance has been assigned to Lender, provided amounts in excess of such letter of credit or insurance with respect to any Account Debtor shall not be included in Eligible Accounts;

(g)Accounts with respect to which the Account Debtor is (i) the United States of America or any department, agency or instrumentality thereof, unless such Borrower assigns its right to payment of such Accounts to Lender in accordance with the Assignment of Claims Act of 1940, as amended, or (ii) any country other than the United States of America or any department, agency or instrumentality thereof;

(h)The face amount of any Accounts with respect to which a Borrower is or may become liable to the Account Debtor for Goods sold or services rendered by such Account Debtor to such Borrower, but only to the extent of the maximum aggregate amount of such Borrower’s liability to such Account Debtor;

(i)Accounts with respect to which (i) the Goods giving rise thereto have not been shipped and delivered to and accepted as satisfactory by the Account Debtor, or (ii) the services performed have not been completed and accepted as satisfactory by the Account Debtor;

(j)Accounts with respect to which possession or control of the Goods sold is held, maintained or retained by a Borrower, or by any agent or custodian of a Borrower, for the account of or subject to further or future direction from the Account Debtor as with sales made on a bill-and-hold basis (unless the Account Debtor has executed a setoff waiver in form and substance acceptable to Lender);

(k)Accounts which are owing by any Account Debtor involved as a debtor in any bankruptcy or other state or federal insolvency proceeding, whether voluntary or involuntary;

(l)Accounts which arise in any manner other than the sale of inventory or services in the ordinary course of such Borrower’s business;

(m)Accounts with respect to which the Account Debtor is located in a state which requires such Borrower, as a precondition to commencing or maintaining an action in the courts of that state, either to (i) receive a certificate of authority to do business and be in good standing in such state, or (ii) file a notice of business activities report or similar

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report with such state’ s taxing authority, unless (A) such Borrower has taken one of the actions described in clauses (i) or (ii), (B) the failure to take one of the actions described in either clause (i) or (ii) may be cured retroactively by such Borrower at its election, or
(C) such Borrower has proven, to Lender’s satisfaction, that it is exempt from any such requirements under any such state’s laws;

(n)Accounts with respect to which any of the representations and warranties contained in this Agreement relating to or specifically concerning Accounts are untrue in any material respect (for purposes of clarification, the materially qualifier in this clause (n) shall not be deemed to modify any representations and warranties with respect to any clause in the definition of Eligible Accounts other than this clause (n));

(o)Accounts which are not subject to a first priority lien in favor of Lender;

(p)Accounts for which the Account Debtor has paid a deposit to such Borrower, but only to the extent of such deposit;

(q)Accounts for which such Borrower has failed to deliver to Lender such documents as Lender may have requested pursuant to Section 7.01;

(r)Accounts which, when added to a particular Account Debtor’s other indebtedness to Borrowers, exceeds 20%, or the applicable limit set forth on Schedule 1.01- B, of all Accounts of Borrowers (except that Accounts excluded from Eligible Accounts solely by reason of this clause (r) shall be Eligible Accounts to the extent of such credit limit);

(s)Accounts which are subject to markdowns, discounts, rebates, credits or other items reducing accounts receivable, but only to the extent of the amount accrued by such Borrower for such markdowns, discounts, rebates, credits or other items reducing accounts receivable, as reported by such Borrower as A/R Reserve, Markdowns/Returns or otherwise reserved on such Borrower’s balance sheet;

(t)Accounts with respect to Mabe, S.A. de C.V., Leiser, S. de R.L. de C.V., Mabe Mexico, S. de R.L. de C.V., Mabesa, S. de R.L. de C.V., Consorcio Manufacturero,
S.A. de C.V., MCM Americas, S.A. de C.V., Mabe Canada Inc. or any other Account subject to a supply chain finance or factoring arrangement, without the prior written consent of Lender; and

(u)Accounts that remain open after the applicable Account Debtor has made a partial payment in respect of the applicable invoice.

Notwithstanding the foregoing, no Accounts acquired in connection with the Purchase Transaction or any Permitted Acquisition shall be included as Eligible Accounts until, with respect to a Permitted Acquisition, a field examination and/or appraisal with respect thereto has been completed to the satisfaction of the Lender; provided further, the field examinations and appraisals in connection with the Permitted Acquisitions shall not count against the limited number of field examinations or appraisals for which expense reimbursement by Borrowers is required under this Agreement.

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“Eligible Inventory” means Inventory of a Borrower which meets, and so long as it continues to meet, the following requirements:

(a)it is owned by such Borrower, such Borrower has the right to subject it to a security interest in favor of Lender and it is subject to a first priority perfected security interest in favor of Lender and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

(b)it is located on one of the premises listed on Schedule 9.02 (or other locations of which Lender has been advised in writing pursuant to Section 10.02(a)), such locations are within the United States and is not in transit (other than between such Borrower’s United States facilities);

(c)if held for sale or lease or furnishing under contracts of service, it is (except as Lender may otherwise consent in writing) new and unused and free from defects which would, in Lender’s sole determination determined in its Permitted Discretion, materially and adversely, affect its market value;

(d)it is not stored with a bailee, consignee, warehouseman, processor or similar party unless Lender has given its prior written approval and such Borrower has caused any such bailee, consignee, warehouseman, processor or similar party to issue and deliver to Lender, in form and substance acceptable to Lender, such Uniform Commercial Code financing statements, warehouse receipts, waivers and other documents as Lender shall require in its Permitted Discretion;

(e)it is not stored at a leased location unless Lender has received a landlord lien waiver, in form and substance acceptable to Lender, with respect to such location or an Availability Reserve has been established for such location in an amount determined by Lender in its Permitted Discretion (it being understood that the Availability Reserve for a leased location shall be an amount equal to three (3) months’ rent and other monthly charges for such location plus all past due rent and other charges for such location);

(f)Lender has determined in good faith, in accordance with Lender’s customary business practices, that it is not unacceptable due to age, type, category, quality, or quantity;

(g)it is not Slow-Moving Inventory, or obsolete Inventory;

(h)it is not Inventory manufactured or distributed by a Borrower pursuant to a license unless the applicable licensor has executed a written agreement, in form and substance acceptable to Lender, permitting Lender to exercise Lender’s rights and remedies against such inventory;

(i)it is not supplies, packaging, waste, paints, powders or scrap; and

(j)it is not Inventory with respect to which any of the representations and warranties contained in this Agreement relating to or specifically concerning Inventory are untrue in any material respect (for purposes of clarification, the materially qualifier in this

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clause (j) shall not be deemed to modify any representations and warranties with respect to any clause in the definition of Eligible Inventory other than this clause (j)).

Notwithstanding the foregoing, no Inventory acquired in connection with any Permitted Acquisition shall be included as Eligible Inventory until a field examination and/or appraisal with respect thereto has been completed to the satisfaction of the Lender; provided further, the field examinations and appraisals in connection with the Permitted Acquisitions shall not count against the limited number of field examinations or appraisals for which expense reimbursement by Borrowers is required under this Agreement.

“Enforcement Costs” means all fees, costs and expenses described in Section 4.05(e)
(Costs and Expenses) paid or incurred by or on behalf of Lender.

“Environmental Laws” means all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to a Borrower’s business or facilities owned or operated by a Borrower, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, modified or restated from time to time.

“ERISA Affiliate” means any Person who for purposes of Title IV of ERISA is a member of a Borrower’s Controlled Group, or under common control with a Borrower, within the meaning of Section 414 of the Code.

“Event of Default” has the meaning specified in Section 13.01.

“Excess Availability” means, as of any date of determination by Lender, the sum of (a) the lesser of (i) the Maximum Revolving Loan Limit and (ii) the Borrowing Base, minus (b) the outstanding Revolving Loans and Letter of Credit Obligations, in each case as of the close of business on such date. For purposes of calculating Excess Availability, all accounts payable which

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remain unpaid more than 30 days after the due dates thereof as of the Closing Date will be treated as additional Revolving Loans outstanding on such date.

“Excluded Account” means (a) trust accounts (to the extent of amounts held therein in trust in the ordinary course of business on behalf of third parties who are not Loan Parties or Affiliates of Loan Parties) and (b) payroll and payroll tax withholding accounts to the extent solely and exclusively used for payment of payroll (funded in the ordinary course of business to satisfy the applicable Borrower’s next scheduled payroll disbursements) and federal, state and local employee payroll withholding tax deposits and disbursements.

“Excluded Property” means:

(a)any lease, license, contract or agreement to which any Loan Party is a party (including any such lease, license, contract or agreement in respect of Equipment that is subject to a Permitted Lien), and any of its rights or interests thereunder, if and to the extent that a security interest therein is prohibited by or in violation of (i) any applicable Law, or (ii) a term, provision or condition of any such lease, license, contract or agreement (unless in each case, such applicable Law, term, provision or condition would be rendered ineffective with respect to the creation of such security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions or any other applicable federal, state or local law) of any relevant jurisdiction or any other applicable Law), provided, however, that the foregoing shall cease to be treated as “Excluded Property” (and shall constitute Collateral) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, such security interest shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in clauses (i) or (ii) above, provided, further that Excluded Property shall not include any proceeds of any such lease, license, contract or agreement;

(b)any application to register trademarks in the U.S. Patent and Trademark Office (the “PTO”) based upon Grantor’s “intent to use” such trademark (but only if the grant of security interest to such “intent to use” trademark violates of 15 U.S.C. § 1060(a)) unless and until a “Statement of Use” or “Amendment to Allege Use” is filed in the PTO with respect thereto, at which point Collateral shall include, and the security interest granted hereunder shall attach to, such application; and

(c)any Excluded Account and the funds on deposit therein to the extent such funds are described in the definition of Excluded Account with respect to such account type;

provided, however, that Excluded Property shall not include any proceeds (or right to receive proceeds) of any of the assets described in the foregoing clauses (a) through (c) or any goodwill of any Loan Party’s business associated therewith or attributable thereto.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any

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thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guarantee of or grant of security interest by such Loan Party becomes effective with respect to such related Swap Obligation (such determination being made after giving effect to any applicable keepwell, support, or other agreement for the benefit of the applicable Loan Party).

“Excluded Taxes” means, with respect to Lender or any other recipient of any payment to be made by or on account of any obligation of Borrowers or any Guarantor hereunder or under any other Loan Document, any taxes on or measured by overall net income (however denominated), franchise taxes (in lieu of net income taxes) and branch profits taxes, in each case imposed on it by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of Lender, in which its applicable Lending Office is located.

“Facility Amount” means, as of any date of determination, the sum of (a) the Maximum Revolving Loan Limit, plus (b) the average outstanding principal balance of the Term Loans for the six-month period immediately prior to such date of determination.

“Fiscal Year” means each 12 month accounting period of Borrowers, which ends on September 30th of each year, other than September 30, 2023, which shall refer to the 9 month period then ended.

“Fixed Charge Coverage” means, as of any date of determination, the ratio of: (a) Operating Cash Flow for such period, to (b) Fixed Charges for such period. Fixed Charge Coverage shall be calculated as follows: (i) for the test periods ending September 30, 2023 through March 31, 2024, Fixed Charge Coverage shall be calculated on a cumulative basis for the period beginning July 1, 2023, and ending as of the last day of each such test period, and (ii) as of the test period ending June 30, 2024, and for each test period thereafter, Fixed Charge Coverage shall be tested on a trailing four (4) fiscal quarter basis.

“Fixed Charges” means, for any period, without duplication, the sum of: (a) paid or scheduled payments of principal during the applicable period with respect to all Indebtedness of Borrowers (other than payments of Revolving Loans); plus (b) paid or scheduled payments of principal during the applicable period with respect to all capitalized lease obligations of Borrowers; plus (c) Interest Expense but excluding non-cash PIK interest; plus (d) any pre-payments of Indebtedness (other than in respect of the Obligations); provided that, “Fixed Charges” as used herein shall be calculated without giving pro forma effect to any Permitted Acquisition or other Investment permitted hereunder for historical periods other than historical Fixed Charges related to Indebtedness which is in place and not repaid or terminated in connection with such Permitted Acquisition or Investment.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

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“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” means each Person now or in the future who agrees to guaranty the Obligations.

“Hazardous Materials” means any hazardous, toxic or dangerous substance, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

“Hedging Agreement” means any agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates, forward rates, commodities, or equity prices, including, without limitation, any transaction, device, agreement or arrangement (a) that is or is the functional equivalent of a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (b) which is a type of transaction that is similar to any transaction referred to in clause (a) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, or any combination of these transactions, which transactions may be evidenced by an ISDA Master Agreement between one or more Borrowers and Lender or any affiliate of Fifth Third Bancorp, and any schedules, confirmations and documents and other confirming evidence between the parties confirming transactions thereunder, all whether now existing or hereafter arising, and in each case as amended, modified or supplemented from time to time.

“Hedging Obligation” means any and all obligations of a Loan Party to Lender or any affiliate of Fifth Third Bancorp, whether absolute, contingent or otherwise and howsoever and whensoever (whether now or hereafter) created, arising, evidenced or acquired (including all

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renewals, extensions and modifications thereof and substitutions therefore), under or in connection with (a) any and all Hedging Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Agreement.

“Hedging Obligation Reserve” means, as of any date of determination, such amounts as the Lender may from time to time establish and adjust to reduce availability under the Borrowing Base to reflect Borrowers’ Hedging Obligations.

“Indebtedness” of a Person means at any time the sum at such time of: (a) indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (b) any obligations of such Person in respect of letters of credit, banker’s or other acceptances or similar obligations issued or created for the account of such Person; (c) lease indebtedness, liabilities and other obligations of such Person with respect to capital leases; (d) obligations of third parties which are being guarantied or indemnified against by such Person or which are secured by the property of such Person; (e) [reserved]; (f) [reserved]; (g) earn-out obligations, seller notes and similar payment obligations, including earn-out obligations or deferred payments in connection with any Acquisition, but not including any working capital adjustments or purchase price adjustments arising in connection with an Acquisition, in each case solely to the extent earned, due and payable; (h) any obligations, liabilities or indebtedness, contingent or otherwise, under or in connection with, transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices; but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not more than ninety (90) days overdue (as determined in accordance with customary trade practices) or which are being disputed in good faith by such Person and for which adequate reserves are being provided on the books of such Person in accordance with GAAP consistently applied; (i) all obligations of any such Person in respect of Disqualified Equity Interests; and (j) any other obligation for borrowed money or other financial accommodation which, in accordance with GAAP, would be shown as a liability on the balance sheet of such Person.

“Indemnified Party” has the meaning specified in Section 15.01. “Indemnified Taxes” means Taxes other than Excluded Taxes.
“Index Floor” has the meaning given to such term in the definition of “Tranche Rate”. “Intellectual Property” has the meaning specified in Section 9.19.
“Interest Expense” means, for any period, for Borrowers and their Subsidiaries, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses (excluding closing costs associated with this transaction) in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets during such period, plus (b) all payments made under interest rate Hedging Agreements during such period to the extent not included in clause (a) of this definition, minus (c) all payments received under interest

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rate Hedging Agreements during such period, plus (d) the portion of rent expense with respect to such period under capital leases that is treated as interest in accordance with GAAP.

“Interest Period” means, with respect to any Tranche Rate Loan, any continuous period of one month as selected from time to time by Borrowers by irrevocable notice (in writing, by telecopy, telex, electronic mail or cable) given to Lender not less than three Business Days prior to the first day of each respective Interest Period; provided that: (A) each such period occurring after such initial period shall commence on the day on which the immediately preceding period expires; (B) the final Interest Period shall be such that its expiration occurs on or before the Maturity Date; and (C) if for any reason Borrowers shall fail to timely select a period, then such Loans shall continue as, or revert to, Reference Rate Loans.

“Laws” means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any Governmental Authority.

“Lending Office” means the office or offices of Lender described on Schedule 15.02, or such other office or offices as Lender may from time to time notify Borrowers.

“Letter of Credit” means any Letter of Credit issued on behalf of a Borrower in accordance with this Agreement.

“Letter of Credit Fee Amount” means 2.0% per annum on the aggregate undrawn face amount of all Letters of Credit outstanding.

“Letter of Credit Obligations” means, as of any date of determination, the sum of (a) the aggregate undrawn face amount of all Letters of Credit, plus (b) the aggregate unreimbursed amount of all drawn Letters of Credit not already converted to Loans hereunder.

“Letter of Credit Sublimit” means $1,500,000.00.

“Lien” means any security interest, mortgage, deed of trust, pledge, lien, charge, judgment lien, assignment, financing statement, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or subsequently acquired and whether arising by agreement or operation of law, all whether perfected or unperfected.

“Live Ventures” means Live Ventures Incorporated, a Nevada corporation.

“Loan Documents” means this Agreement and all other agreements, instruments and documents including guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements, Hedging Agreements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of a Borrower or any other Person and delivered to Lender or to any parent, affiliate or Subsidiary of Lender in connection with the Obligations or the transactions contemplated hereby, as each of the same may be amended, modified or supplemented from time to time.

“Loan Party” means each Borrower and each Guarantor.

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“Loans” means all loans and advances made by Lender to or on behalf of Borrowers hereunder.

“Lock Box” means a post office box designated by, and under the exclusive control of, Lender, at a financial institution acceptable to Lender.
“Machinery & Equipment Term Loan” has the meaning specified in Section 2.03. “Management Agreement” means the Advisory Services Agreement, dated as of the
Closing Date, among the Metals, Holdings and Live Ventures, as amended, restated, supplemented or otherwise modified from time to time in accordance with the Management Fee Subordination Agreement.

“Management Fee Subordination Agreement” means the Management Fee Subordination Agreement, dated as of the date hereof, among Borrowers, Lender and Live Ventures.

“Material Adverse Effect” means any of the following: (a) a material adverse change in, or material adverse effect upon, the business, financial condition, operations, performance, or properties of either: (i) Borrowers taken as a whole; or (ii) the Loan Parties taken as a whole; (b) a material impairment of the ability of either a Borrower or the Loan Parties taken as a whole, to perform their respective obligations under the Loan Documents; or (c) a material adverse effect upon: (i) the legality, validity, binding effect or enforceability of any Loan Document to which any Loan Party is a party against either: (A) any Borrower; or (B) the Loan Parties taken as a whole; or (ii) the rights and remedies of Lender under or in respect of any Loan Document.

“Maturity Date” means July 19, 2026.

“Maximum Revolving Loan Limit” means $15,000,000.00, as may be increased from time to time in accordance with the terms hereof.

“Multiemployer Plan” means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which a Borrower or any ERISA Affiliate contributes or is obligated to contribute.

“Net Cash Proceeds” means the aggregate cash or cash equivalent proceeds received by any Loan Party in respect of any Disposition or Event of Loss, net of (a) direct costs incurred in connection therewith (including legal, accounting and sale commissions paid to a Person that is not an Affiliate of a Loan Party), (b) taxes paid or payable as a result thereof, (c) the amount necessary to retire any Indebtedness secured by a Permitted Lien on the related property that is senior to Lender’s Lien on such property, and (d) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to any purchaser in respect of such Disposition or Event of Loss undertaking by Holdings or any of its Subsidiaries in connection with such Disposition or Event of Loss; provided that upon release of any such reserve, the amount released shall be considered Net Cash Proceeds; it being understood that “Net Cash Proceeds” shall include any cash or cash equivalents received upon the sale or other disposition of any non-cash consideration received by any Loan Party or any Subsidiary in any Disposition or Event of Loss.

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“Net Orderly Liquidation Value” means the net orderly liquidation value of Equipment, raw materials Inventory, work in process Inventory and finished goods Inventory, as applicable, as determined by Lender in its Permitted Discretion from time to time based upon one or more appraisals prepared by third party appraisers, and otherwise in form and substance, satisfactory to Lender.

“Notice of Conversion” means a notice of conversion with respect to any Loan hereunder, which notice shall be in form and substance, and delivered by Borrowers to Lender in a manner, acceptable to Lender in its sole discretion.

“Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the Letter of Credit Obligations, (c) each Loan Party’s obligations in connection with Bank Products, (d) Enforcement Costs, (e) Hedging Obligations of any Loan Party, and (f) all other fees and commissions (including attorneys’ fees and expenses), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Loan Parties and each of their respective Subsidiaries to Lender or to any parent, affiliate or Subsidiary of Lender of every kind, nature and description, direct or indirect, primary or secondary, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, whether several, joint, or joint and several, and whether or not evidenced by any note and including interest and fees that accrue after the commencement by or against any Loan Party or any Subsidiary thereof of any bankruptcy or similar proceeding, naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, however, Obligations shall not include any Excluded Swap Obligation.

“OFAC” means the United States Office of Foreign Assets Control.

“Operating Cash Flow” means, for any period, the sum of (without duplication): (a) EBITDA; minus (b) Capital Expenditures not financed made by Borrowers and their Subsidiaries (excluding the initial $100,000 of unfinanced Capital Expenditures incurred after the Closing Date which was prefunded on the Closing Date funds flow); minus (c) all payments in cash for taxes made by Borrowers and their Subsidiaries; minus (d) cash dividends paid or accrued and cash withdrawals paid or accrued to Owners or other Affiliates by Borrowers and their Subsidiaries, minus (e) all payments in cash for fees, costs, expenses and indemnities arising under the Management Agreement made by Borrowers and their Subsidiaries.

“Other Taxes” means all present or future stamp, intangible or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Owner” means with respect to each Borrower, each Person having legal or beneficial title to an ownership interest in such Borrower or a right to acquire such an interest.

“Parent” means any Person now or at any time or times hereafter owning or controlling (alone or with any other Person) at least a majority of the issued and outstanding equity of a Borrower and, if a Borrower is a partnership, the general partner of such Borrower.

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“Patriot Act” means Title III of Pub. L. 107 56 (signed into law October 26, 2001). “PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) maintained for employees of a Borrower or any ERISA Affiliate and covered by Title IV of ERISA.

“Permitted Acquisition” means an Acquisition consummated after the Closing Date where each of the following are fully and timely satisfied:

(i)Borrowers provide Lender at least ten (10) days’ prior written notice of the closing thereof;

(ii)no Default or Event of Default has occurred and is continuing or would exist after giving effect to such Acquisition on a pro forma basis;

(iii)the acquired entity is located in the United States and in the same or similar line of business as that of Borrowers, or a business ancillary thereto;

(iv)the target of such Acquisition must have had positive EBITDA for the twelve (12) month period preceding such Acquisition;

(v)such Acquisition does not result in a Change of Control and, if such acquisition includes a merger with a Loan Party, such Loan Party is the surviving entity;

(vi)Lender has received satisfactory historical financials (audited if available) and pro forma financials (determined by Lender in its reasonable discretion) on the target;

(vii)to the extent that all or a portion of the consideration for such Permitted Acquisition is funded from any source other than the proceeds of Qualified Equity Interests (excluding proceeds derived from any Curative Equity) received for the sole purpose of satisfying such consideration, total consideration (determined at the time of purchase thereof and including assumption of liabilities and the good faith estimate by Borrowers of the maximum amount of any deferred purchase price obligations (including, without duplication, any earnout payments and any seller notes)) (the “Total Consideration”) for any single transaction does not exceed Two Million and no/100 Dollars ($2,000,000) and for all such transactions does not exceed Six Million and no/100 Dollars ($6,000,000) in the aggregate during the term of this Agreement;

(viii)the acquired entity becomes a Borrower hereunder contemporaneously with the closing of any such Acquisition in compliance with Sections 11.04 and grants to Lender Liens on its assets to secure the Obligations pursuant to Section 5;

(ix)with respect to any Acquisition where the total consideration exceeds Two Million and no/100 Dollars ($2,000,000) and all or a portion of such consideration is paid from any source other than the proceeds of Qualified Equity Interests (excluding proceeds derived from any Curative Equity) received for the sole purpose of satisfying such consideration, Borrowers shall have provided a quality of earnings report with respect to the acquired Person;

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(x)all representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects (except those which are qualified by materiality, which shall be true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of the date of such acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects (except those which are qualified by materiality, which shall be true and correct in all respects) as of such earlier date;

(xi)after giving effect to such Acquisition, Borrowers shall be in pro forma compliance with the financial covenants set forth in Section 12;

(xii)immediately after giving effect to (i) the initial closing of such Acquisition and the payment of the purchase price due thereunder, and (ii) the payment of all fees due upon such date,
Borrowers have Excess Availability of not less than $2,000,000.00; and

(xiii)Borrowers shall have delivered to Lender a certificate signed by a duly authorized officer of Borrowers, in form and substance satisfactory to Lender, certifying as to compliance with this definition, including applicable pro forma calculations of financial requirements.

Notwithstanding the foregoing, no Accounts or Inventory acquired in connection with any Permitted Acquisition shall be included as Eligible Accounts or Eligible Inventory until a field examination and/or appraisal with respect thereto has been completed to the satisfaction of the Lender; provided further, the field examinations and appraisals in connection with Permitted Acquisitions shall not count against the limited number of field examinations or appraisals for which expense reimbursement by Borrowers is required under this Agreement.

“Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of an asset-based secured lender) business judgment.

“Permitted Liens” means: (a) statutory Liens of landlords, carriers, warehousemen, processors, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not overdue by more than 30 days or which are being contested in good faith and by appropriate proceedings and for which a Borrower has maintained adequate reserves in accordance with GAAP; (b) Liens or security interests in favor of Lender; (c) zoning restrictions and easements, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a Material Adverse Effect; (d) Liens in connection with purchase money indebtedness with respect to Equipment and capitalized leases otherwise permitted pursuant to this Agreement, provided, that such Liens attach only to the assets the purchase of which was financed by such purchase money indebtedness or which is the subject of such capitalized leases; (e) Liens set forth on Schedule 1.01-C; (f) Liens specifically permitted by Lender in writing; (g) involuntary Liens securing amounts less than $250,000 and which are released or for which a bond acceptable to Lender, in its sole discretion, has been posted within ten (10) days of its creation; (h) Liens for taxes, assessments and other government charges or levies not yet due and payable or which are being contested in good faith and by appropriate proceedings and for which a Borrower has maintained adequate reserves in accordance with GAAP; (i) Liens consisting of deposits or pledges made in the ordinary course of business in connection with workers’ compensation, unemployment, social security and similar laws, or to

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secure the performance of statutory obligations, bids, leases, government contracts, trade contracts, and other similar obligations (exclusive of obligations for the payment of borrowed money); (j) licenses (with respect to intellectual property and other property), leases and subleases granted to third parties and not interfering in any material respect with ordinary conduct of business of a Borrower; (k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (l) Liens of collecting banks under the UCC on items in the course of collection, statutory Liens and rights of set-off of banks; (m) Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement; (n) pledges and deposits in the ordinary course of business securing insurance premiums or reimbursement obligations or indemnification obligations under insurance policies or self-insurance arrangements, in each case payable to insurance carriers that provide insurance to any Borrower or any of its Subsidiaries; (o) Liens on cash and cash equivalents on deposit with Lender and Affiliates of Lender securing obligations owing to such Persons under any treasury, depository, overdraft or other cash management services agreements or arrangements with any Borrower or any Subsidiary of Borrowers; (p) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by any Borrower or any of its Subsidiaries which arrangements are (i) made in the ordinary course of business and (ii) not prohibited by this Agreement; (q) judgment Liens in respect of judgments that do not constitute an Event of Default; (r) Liens securing the Seller Note; and (s) Liens securing Indebtedness permitted pursuant to Section 11.02(l), provided that with respect to this clause (s), (i) such Lien does not encumber Accounts or Inventory, (ii) such Lien is not created in contemplation of or in connection with such Permitted Acquisition, (iii) such Lien will not encumber or restrict any property of any Borrower or any Loan Party other than Liens existing on property at the time of the acquisition thereof by such Borrower or a Loan Party, and (iv) such Lien shall secure only those obligations of the acquired company that it secured on the date of such Permitted Acquisition.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including any instrumentality, division, agency, body or department thereof.

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) maintained for employees of a Borrower.
“Pledged Collateral” means, collectively, Pledged Debt and Pledged Equity Interests. “Pledged Debt” means all debt owed or owing to a Borrower or any Subsidiary of a
Borrower by any other Person (in each case to the extent not constituting Excluded Property), and all Instruments, Chattel Paper or other documents, if any, representing or evidencing such debt.

“Pledged Equity Interests” means all Equity Interests (other than Equity Interests constituting Excluded Property) owned or held by or on behalf of a Borrower in any Person, and all Security Certificates, Instruments and other documents, if any, representing or evidencing such Equity Interests.

“Purchase Agreement” means that certain Stock Purchase Agreement dated as of July 19, 2023 by and among Sellers, as seller, Richard Stanley and John Locke, as Seller Principals,

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Precision Metal Works, Inc., (formerly known as NTH Holding , Ltd), a Kentucky corporation, as Company Parent and Holdings, as buyer.

“Purchase Transaction Documents” means collectively the Purchase Agreement and any and all other agreements, documents or instruments (together with any and all amendments, modifications, and supplements thereto, restatements thereof, and substitutes therefor) previously, now or hereafter executed and delivered by Borrowers, Sellers, or any other Person in connection with the Purchase Transaction.

“Purchase Transaction” means the sale and transfer of 100% of the outstanding Equity Interests of Metals from Sellers to Holdings.

“Qualified Equity Interests” means Equity Interests other than Disqualified Equity Interests.

“Reference Rate” means the greater of (a) 3.0% and (b) Lender’s publicly announced prime rate (which is not intended to be Lender’s lowest or most favorable rate in effect at any time) in effect from time to time.

“Reference Rate Loans” means the Loans bearing interest with reference to the Reference
Rate.

“Reportable Event” means a reportable event (as defined in Section 4043 of ERISA), other than an event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Revolving Loans” has the meaning specified in Section 2.01. “Sanctions” has the meaning set forth in Section 9.22(b).
“Seller Note” means (i) that certain Subordinated Secured Promissory Note dated as of the Closing Date, executed and delivered by Metals to the RS Trust, evidencing indebtedness in the original principal amount of One Million Two Hundred Fifty Thousand and no/100 Dollars ($1,250,000.00), and (ii) that certain Subordinated Secured Promissory Note dated as of the Effective Date, executed and delivered by Metals to the JL Trust, evidencing indebtedness in the original principal amount of One Million Two Hundred Fifty Thousand and no/100 Dollars ($1,250,000.00).

“Sellers” means The Richard Stanley Family Trust, a trust formed under the Laws of Ontario, Canada (the “RS Trust”), and The John Locke Family Trust, a trust formed under the Laws of Ontario, Canada (the “JL Trust”).

“Slow-Moving Inventory” means any Inventory in excess of the most recent 12 months of sales or usage for such Inventory (other than newly developed products manufactured or introduced within the last 6 months) and any Inventory that has not been produced within the prior 12 months.

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“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate published by the Federal Reserve Bank of New York (or a successor administrator) on the administrator’s website (or any successor source for the secured overnight financing rate identified as such by the administrator) at approximately 2:30 p.m. (New York City time) on the immediately succeeding Business Day.

“Spread Adjustment” means a mathematical or other adjustment to an alternate benchmark rate selected pursuant to Section 4.04(c) of the Agreement and such adjustment may be positive, negative, or zero subject to the specific Spread Adjustments set forth in Section 4.04(c).

“Subordinated Debt” means Indebtedness of any Borrower that is subordinated to the Obligations pursuant to a written subordination agreement in form and substance reasonably satisfactory to Lender.

“Subordinated Debt Documents” means any and all promissory notes, agreements, documents or instruments now or at any time evidencing, securing, guarantying or otherwise executed and delivered in connection with the Subordinated Debt, as the same may from time to time be amended, restated, supplemented or modified.

“Subordination Agreement” means (i) that certain subordination agreement by and among RS Trust, JL Trust, Borrowers and the Lender, as the same may be from time to time amended, restated, supplemented or modified and (ii) each other subordination agreement entered into in favor of Lender in respect of any Subordinated Debt, as the same may be from time to time amended, restated, supplemented or modified.

“Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than 50% of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors (or equivalent governing body) or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by (directly or indirectly) or the management is otherwise controlled by (directly or indirectly) such Person (irrespective of whether, at the time, Equity Interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency).

“Successor Rate” shall mean any successor index rate determined pursuant to Section 4.04(c) from time to time, including any applicable Spread Adjustment.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Tax Distributions” means, with respect to any taxable period for which a Borrower is part of a consolidated, combined, affiliated, unitary or similar income tax group for U.S. federal and/or applicable state or local income tax purposes for which another Person is the common parent, cash distributions in an amount not to exceed the amount of any U.S. federal, state and/or

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local income taxes that such Borrower would have paid for such taxable period had such Borrower been a stand-alone corporate taxpayer and not otherwise paid or payable by such Borrower.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loans” means, collectively, the Machinery & Equipment Term Loan and the Capital Expenditure Loans.

“Term SOFR” means, with respect to a Tranche Rate Loan for any Interest Period, the forward-looking SOFR rate administered by CME Group, Inc. (or other administrator selected by the Lender) and published on the applicable Bloomberg LP screen page (or such other commercially available source providing such quotations as may be selected by the Lender), fixed by the administrator thereof two Business Days prior to the commencement of the applicable Interest Period (provided, however, that if Term SOFR is not published for such Business Day, then Term SOFR shall be determined by reference to the immediately preceding Business Day on which such rate is published), rounded upwards, if necessary, to the next 1/8th of 1% and adjusted for reserves if Lender is required to maintain reserves with respect to the relevant Loans, all as determined by Lender in accordance with this Agreement and Lender’s loan systems and procedures periodically in effect.

“Termination Date” means the earliest of (a) the Maturity Date, (b) the date Borrowers terminate this Agreement, or (c) the date the Lender accelerates payment of the Obligations pursuant to Section 13.02.

“Tranche Rate” means, with respect to any Interest Period, the greater of (a) 0.75% (the “Index Floor”) and (b) Term SOFR relating to quotations for one month. Each determination by Lender of the Tranche Rate shall be conclusive and binding in the absence of manifest error. Notwithstanding anything to the contrary contained in the Agreement, at any time during which a Hedging Agreement is then in effect with respect to all or a portion of the Obligations bearing interest based upon the Tranche Rate, any Successor Rate, the Index Floor and the provision that rounds up the Tranche Rate to the next 1/8th of 1% shall be disregarded and no longer of any force and effect with respect to such portion of the Obligations that are subject to such Hedging Agreement.

“Tranche Rate Loans” means any Loans that accrue interest by reference to the Tranche Rate for an Interest Period elected by Borrowers in accordance with Section 4.04(a) of this Agreement and the other terms of this Agreement.

“Tranche Rate Replacement Date” has the meaning ascribed to it in Section 4.04(c) of this Agreement.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in the State of Illinois.

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Other Definitional Terms; Rules of Interpretation.

The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in the Uniform Commercial Code and not otherwise defined herein have the meanings assigned to them in the Uniform Commercial Code. References to Articles, Sections, subsections, Exhibits, Schedules and the like, are to Articles, Sections and subsections of, or Exhibits or Schedules attached to, this Agreement unless otherwise expressly provided. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless the context in which used herein otherwise clearly requires, “or” has the inclusive meaning represented by the phrase “and/or”. Defined terms include in the singular number the plural and in the plural number the singular. Reference to any agreement (including the Loan Documents), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof (and, if applicable, in accordance with the terms hereof and the other Loan Documents), except where otherwise explicitly provided, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor. Reference to any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder. Periods of days referred to in this Agreement will be counted in calendar days unless Business Days are expressly prescribed.

Accounting Terms.

All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP. If at any time any change in GAAP would, in either case, affect the computation of any financial ratio or financial requirement set forth in any Loan Document, and either Borrowers or Lender shall so request, Lender and Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided, that until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) the Loan Parties shall provide to Lender financial statements and other documents required under this Agreement which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP; provided, further, that (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party at “fair value”, as defined therein shall be disregarded for all purposes herein and (ii) the effect of any changes to GAAP that would require leases which are, or would have been, classified as operating leases under GAAP as it exists on the Closing Date to be classified and accounted for as capital leases under the revised GAAP (including by reason of adoption of FASB Accounting Standards Update 2016-02) shall be disregarded for all purposes herein. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the Loan Parties shall not, without the prior written consent of Lender, cause or permit any change in application of GAAP, or any method of GAAP utilized, by the Loan Parties in their financial statements after the Closing Date.

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2.LOANS.

Revolving Loans.

Subject to the terms and conditions of the Loan Documents, from time to time prior to the Termination Date, Lender shall make revolving loans and advances (the “Revolving Loans”) in a principal amount at any time outstanding not in excess of Availability.

Requests for Revolving Loans.

(a)A request for a Revolving Loan shall be made or shall be deemed to be made, each in the following manner: Borrowers shall give Lender same day notice, no later than 12:00 P.M. (Chicago, Illinois local time) for such day, of its request for a Revolving Loan as a Reference Rate Loan, and at least three Business Days prior notice of its request for a Revolving Loan as a Tranche Rate Loan, in which notice Borrowers shall specify the amount of the proposed borrowing and the proposed borrowing date; provided, however, that no such request may be made during a Default Period. Borrowers shall deliver to Lender, on each day on which Borrowers request a Revolving Loan, an advance request form in Lender’s then current form. In the event that Borrowers maintain a controlled disbursement account at Lender, each check presented for payment against such controlled disbursement account and any other charge or request for payment against such controlled disbursement account shall constitute a request for a Revolving Loan as a Reference Rate Loan. As an accommodation to Borrowers, Lender may permit telephone requests for Revolving Loans and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrowers in which case an advance request form is not required. Unless Borrowers specifically direct Lender in writing not to accept or act upon telephonic or electronic communications from Borrowers, Lender shall have no liability to any Borrower for any loss or damage suffered by such Borrower as a result of Lender’s honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by Borrowers and Lender shall have no duty to verify the origin of any such communication or the authority of the Person sending it.

(b)Each request by a Borrower for a wire transfer, ACH transfer, or other withdrawal made through use of Lender’s Web Express system (or any successor platform) from deposit accounts maintained with Lender will be deemed a request for a Revolving Loan.

(c)Each Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolving Loan requested by such Borrower, or deemed to be requested by such Borrower, as follows: (i) the proceeds of each Revolving Loan requested under Section 2.02(a) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, (ii) in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrowers, and (iii) in the case of each subsequent borrowing, by wire transfer or Automated Clearing House (ACH) transfer to such bank account as may be agreed upon by such Borrower and Lender from time to time, or elsewhere if pursuant to a written direction from such Borrower.

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Machinery & Equipment Term Loan.

Subject to the terms and conditions of the Loan Documents, on the date that the conditions to the initial Loans are satisfied, Lender shall make a term loan to Borrowers in an amount equal to $4,952,000.00 (the “Machinery & Equipment Term Loan”). Amounts repaid with respect to the Machinery & Equipment Term Loan may not be reborrowed.

[Reserved].

Capital Expenditure Term Loans.

(a)Subject to the terms and conditions of the Loan Documents, Lender agrees to make advances to Borrowers from time to time prior to the expiration of the Draw Period (each a “Capital Expenditure Loan”) in an aggregate principal amount not to exceed, at Lender’s option, (i) 80.0% of the purchase price (exclusive of sales taxes, delivery charges and other "soft" costs related to such purchase) of Equipment to be purchased with the proceeds of such Capital Expenditure Loan, or (ii) 85.0% of the Net Orderly Liquidation Value of Equipment to be purchased with the proceeds of such Capital Expenditure Loan, in each case which Equipment is reasonably acceptable to Lender, and upon which Lender shall have a first priority perfected security interest; provided, however, that the aggregate amount advanced for such purchases shall not exceed $2,750,000.00.

(b)Borrowers shall comply with the following procedures in requesting Capital Expenditure Loans:

(i)All requests for Capital Expenditure Loans shall include a copy of an invoice for the equipment to be acquired, a description of the equipment to be acquired, the amount of the request, and all other documents or agreements as reasonably required by Lender. Upon Lender’s request, Borrowers shall provide Lender evidence reasonably satisfactory to Lender of payment for the Equipment acquired with a Capital Expenditure Loan, including a bill of sale.

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least $100,000.00.
(ii)
Each Capital Expenditure Loan shall be in a minimum amount of at

(iii)All requests for Capital Expenditure Loans shall be made at least three (3) Business Days prior to the requested date of such advance.

(iv)All requests for Capital Expenditure Loans shall be made during the period from the Closing Date through the November 30, 2025 anniversary of Closing Date (the “Draw Period”).

[Reserved]. Repayments.
The Obligations shall be repaid as follows:

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(a)Repayment of Revolving Loans. Borrowers shall repay the Revolving Loans and all other Obligations (other than the Term Loans) on the Termination Date. Borrowers may from time to time voluntarily prepay the Revolving Loans (without a reduction in the Maximum Revolving Loan Limit) in whole or in part subject to the terms and conditions of this Agreement. If any such payment due date is not a Business Day, then such payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder. Subject to all of the terms, conditions and limitations of this Agreement, amounts repaid in respect of the Revolving Loans may be reborrowed.

(b)Repayment of Machinery & Equipment Term Loan. Borrowers shall repay the principal balance of the Machinery & Equipment Term Loan in equal monthly principal installments of $58,952.38 payable on the first day of each month commencing August 1, 2023; provided, that Borrowers shall repay any remaining outstanding principal balance of the Machinery & Equipment Term Loan on the Termination Date. If any such payment due date is not a Business Day, then such payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

(c)[Reserved].

(d)Repayment of Capital Expenditure Term Loans.

Borrowers shall repay the Capital Expenditure Loans in monthly installments equal to the following:

(i)	Beginning on July 1, 2024 and continuing on the first day of each month thereafter, until such Capital Expenditure Loans are paid in full	An amount equal to the aggregate Capital Expenditure Loans advanced on or before June 30, 2024 divided by 60;
(ii)	Beginning on July 1, 2025 and continuing on the first day of each month thereafter, until such Capital Expenditure Loans are paid in full	An amount equal to the aggregate Capital Expenditure Loans advanced after June 30, 2024 and on or before June 30, 2025 divided by 60; and
(iii)	Beginning on January 1, 2026 and continuing on the first day of each month thereafter, until such Capital Expenditure Loans are paid in full	An amount equal to the aggregate Capital Expenditure Loans advanced after June 30, 2025 and on or before the last day of the Draw Period divided by 60.

The principal payments required in each of the forgoing subsections are cumulative. Borrowers shall repay any remaining outstanding principal balance of all Capital Expenditure Loans on the Termination Date. If any such payment due date is not a Business Day, then such payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

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(e)[Reserved].

(f)Mandatory Prepayments.

(i)Overadvances. If at any time Availability (after giving effect to all applicable sublimits within the Borrowing Base) is less than $0.00, Borrowers shall promptly, and without the necessity of demand by Lender, pay to Lender such amount as may be necessary to eliminate such excess and Lender shall apply such payment to the Revolving Loans (without a reduction in the Maximum Revolving Loan Limit) to eliminate such excess.

(ii)Sales of Assets. Upon receipt of the proceeds of Disposition of any Equipment or real property of a Borrower which is subject to a Lien in favor of Lender, Borrowers shall pay the Net Cash Proceeds thereof to Lender as a mandatory prepayment of the applicable Term Loan (as determined by Lender, but to the extent such asset was identified as the target of a Capital Expenditure Loan, such amounts shall first be applied the corresponding Capital Expenditure Loan), such payment to be applied against the remaining installments of principal in the inverse order of their maturities until such Term Loan is repaid in full, and then against the remaining installments of principal of the remaining Term Loans in the inverse order of their maturities until such Term Loans are repaid in full, then against the Revolving Loans (without a reduction in the Maximum Revolving Loan Commitment) until repaid in full, and then against the other Obligations then due and owing, as determined by Lender, in its sole discretion. Notwithstanding the foregoing, provided a Default Period is not in effect, no prepayment need be made from sales proceeds of assets received on account of a Borrower’s Equipment or real property subject to a Lien in favor of Lender if and to the extent such proceeds are applied to the replacement of such assets within one hundred eighty (180) days of receipt thereof (or enters into a binding commitment therefor within said one hundred eighty (180) day period and subsequently purchases such replacement assets within three hundred sixty (360) days after the date of receipt of such Net Cash Proceeds) and, prior to the purchase of replacement assets, at Lender’s option, such proceeds are maintained in an escrow account or an Availability Reserve is implemented in the amount of such proceeds.

(iii)Events of Loss. If any Equipment or real property of a Borrower which is subject to a Lien in favor of Lender is damaged, destroyed or taken by condemnation in whole or in part, such Borrower shall pay the Net Cash Proceeds thereof to Lender as a mandatory prepayment of the applicable Term Loan (as determined by Lender, but to the extent such asset was identified as the target of a Capital Expenditure Loan, such amounts shall first be applied the corresponding Capital Expenditure Loan), such payment to be applied against the remaining installments of principal in the inverse order of their maturities until such Term Loan is repaid in full, and then against the remaining installments of principal of the remaining Term Loans in the inverse order of their maturities until such Term Loans are repaid in full, then against the Revolving Loans (without a reduction in the Maximum Revolving Loan Commitment) until repaid in full, and then against the other Obligations then due and owing, as determined by Lender, in its sole discretion. Notwithstanding the foregoing, provided a Default Period is not in effect, no prepayment need be made from insurance proceeds received on account of damage or destruction of a Borrower’s assets if and to the extent that such insurance proceeds are applied to the repair or replacement of such assets within one hundred eighty (180) days of receipt thereof (or enters into

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a binding commitment therefor within said one hundred eighty (180) day period and subsequently purchases such replacement assets within three hundred sixty (360) days after the date of receipt of such Net Cash Proceeds) and, prior to the repair or replacement of such assets, at Lender’s option, such proceeds are maintained in an escrow account or an Availability Reserve is implemented in the amount of such proceeds.

Notwithstanding the forgoing, if a Default Period does not then exist, no prepayment need be made under clauses (ii) and (iii) above from the initial $100,000 of aggregate Net Cash Proceeds received by the Loan Parties in any Fiscal Year for each of clause (ii) and (iii).

Bank Products.

Each Borrower may request, and Lender or its affiliates may, in their sole and absolute discretion, provide, Bank Products although no Borrower is required to do so. In the event a Borrower requests Lender and/or its affiliates to procure or provide Bank Products, then each Borrower jointly and severally agrees with Lender and/or such affiliates, as applicable, to pay when due all indebtedness, liabilities and obligations with respect to Bank Products and further agrees to indemnify and hold Lender and/or such affiliates harmless from any and all indebtedness, liabilities, obligations, losses, costs and expenses (including reasonable attorney’s fees) now or hereafter owing to or incurred by Lender (including those under agreements of indemnifications or assurances provided by Lender to its affiliates) and/or its affiliates with respect to Bank Products, all as the same may arise, other than solely with respect to any obligation for which Lender is being indemnified by a Borrower, to the extent resulting directly from the gross negligence or willful misconduct of Lender (as finally determined by a court of competent jurisdiction). In the event Borrowers shall not have paid to Lender and/or its affiliates such amounts, Lender may cover such amounts by an advance under the Revolving Loan, which advance shall be deemed to have been requested by a Borrower. Each Borrower acknowledges and agrees that (a) all indebtedness, liabilities and obligations with respect to Bank Products provided by Lender or its affiliates, and all of its agreements under this Section 2.08, are part of the Obligations secured by the Collateral, and (b) the obtaining of Bank Products from Lender or its affiliates (i) is in the sole and absolute discretion of Lender or its affiliates and (ii) is subject to all rules and regulations of Lender or its affiliates.

3.LETTERS OF CREDIT.

General Terms.

(a)Issuance.

(i)Subject to the terms and conditions of the Agreement, Lender agrees to incur, from time to time prior to the Termination Date, upon the request of a Borrower and for such Borrower’s or any Subsidiary's account, Letter of Credit Obligations with respect to Letters of Credit issued by Lender for such Borrower’s or any Subsidiary's account. A Borrower shall give Lender at least five Business Days prior written notice requesting the incurrence of any Letter of Credit Obligation. The notice shall be accompanied by a completed Letter of Credit application. Notwithstanding anything contained herein to the contrary, Letter of

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Credit applications by such Borrower and communications by Lender may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and between Borrowers and Lender. Each Borrower hereby authorizes Lender to accept, act upon, and treat as genuine and original (but without any obligation of Lender to do any of the foregoing) applications, authorizations, and other requests regardless of the manner communicated, including those sent or communicated via overnight courier, certified or non- certified mail, fax, email, electronic code, or phone, so long as Lender does not have actual knowledge that a particular application, authorization, or other request is not authorized by Borrowers.

(ii)The aggregate face amount of all such Letter of Credit Obligations shall not at any time exceed the least of (i) the Letter of Credit Sublimit, and (ii) the Borrowing Base less the aggregate outstanding Revolving Loans.

(iii)Borrowers are responsible for preparing and approving the text of each Letter of Credit, notwithstanding any drafting recommendations or forms provided by Lender. Lender will have no liability with respect to Letter of Credit terms or conditions that (A) are erroneous, ambiguous, inconsistent, insufficient, ineffective, or illegal, (B) require Lender to respond to a demand in fewer than three Business Days, or (C) require or allow the a Borrower to sign, issue, or present a document. Notwithstanding anything to the contrary in the Agreement, Lender’s obligation to issue, amend, or extend the expiration date of a Letter of Credit is subject to its review and approval of the proposed terms of the Letter of Credit (and any amendment thereof) in its sole discretion. Borrowers represent and warrant to Lender that Borrowers are familiar with, and understands, applicable Law and letter of credit practice. If requested by Lender, Borrowers will execute, deliver, and submit a letter of credit application and reimbursement agreement on Lender’s standard forms in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of the Agreement and the terms and conditions of any such letter of credit application or reimbursement agreement, the terms and conditions of the Agreement will control. Notwithstanding anything to the contrary in the Agreement but subject to Borrowers’ ultimate responsibility as set forth above in this paragraph (a), Lender’s obligation to issue, amend, or extend the expiration date of a Letter of Credit is subject to its review and approval of the proposed terms of the Letter of Credit (and any amendment thereof) in its sole discretion.

(b)Expiration Date. Except for Evergreen Letters of Credit that are subject to the terms and conditions set forth below in this paragraph (b), no Letter of Credit shall have an expiration date that is later than the earlier of (i) one year following the date of issuance thereof (or, in the case of any extension of the expiration date thereof, whether automatic or by amendment, one year after the then-current expiration date of such Letter of Credit) and (ii) the date that is five Business Days before the Termination Date, and Lender shall not be under any obligation to incur Letter of Credit Obligations in respect of any Letter of Credit having an expiration date that is later than the Termination Date. If any Borrower so requests in any notice requesting the issuance of a Letter of Credit (or the amendment

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of an outstanding Letter of Credit), Lender may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Evergreen Letter of Credit”), provided that any such Evergreen Letter of Credit shall permit Lender to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon by such Borrower and Lender at the time such Letter of Credit is issued. Unless otherwise directed by Lender, Borrowers shall not be required to make a specific request to Lender for any such extension.

(c)Reimbursement and Interim Interest.

(i)If Lender shall make any payment in respect of a Letter of Credit, Borrowers shall reimburse Lender in respect of such payment by paying to Lender an amount equal to such payment not later than 12:00 noon, Cincinnati, Ohio time, on (A) the Business Day that Borrowers receive notice of such payment, if such notice is received before 10:00 am, Cincinnati, Ohio time, or (B) the Business Day immediately following the day that Borrowers receive such notice, if such notice is not received prior to such time.

(ii)If Lender shall make any payment on a Letter of Credit then, unless Borrowers shall reimburse such payment in full on the date such payment is made, the unpaid amount thereof shall: (A) be deemed to be a Revolving Loan under Section 2.01 of this Agreement, regardless of whether a Default or Event of Default has occurred and is continuing and notwithstanding Borrowers’ failure to satisfy the conditions precedent set forth in Section 14.02 and (B) bear interest, for each day from and including the date such payment is made to but excluding the date that Borrowers reimburse such payment, at the rate per annum then applicable to Reference Rate Loans; provided that, if Borrowers fail to reimburse such payment when due pursuant to paragraph (c)(i) above, then the unpaid amount thereof shall bear interest, for each day from and including the date such payment is made to but excluding the date that Borrowers reimburse such payment, at the Default Rate.

(d)Limitations. In addition to, and without limiting, any other provision of this Agreement or any other Loan Document, Lender shall not be under any obligation to issue any Letter of Credit if:

(i)any order, judgment, or decree of any Governmental Authority or arbitrator shall enjoin or restrain, or purport to enjoin or restrain, Lender from issuing such Letter of Credit, or any Law applicable to Lender shall prohibit, or request that Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon Lender with respect to such Letter of Credit any restriction, reserve, or capital requirement (for which Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon Lender any unreimbursed loss, cost, or expense that was not applicable on the Closing Date and that Lender in good faith deems material to it; or

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(ii)the issuance of such Letter of Credit would violate one or more policies of Lender.

In addition, Lender shall be under no obligation to amend any Letter of Credit if (A) Lender would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(e)Cash Collateral.

(i)If Borrowers are required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement prior to the Termination Date, Borrowers will pay to Lender cash or cash equivalents acceptable to Lender (“Cash Collateral”) in an amount equal to 105% of the Letter of Credit Obligations plus accrued and unpaid interest thereon. Such Cash Collateral shall be held by Lender and pledged to, and subject to the control of, Lender. Borrowers hereby pledge and grant to Lender a security interest in all such Cash Collateral and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this paragraph (e)(i), shall constitute a security agreement under applicable Laws.

(ii)If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Termination Date, Borrowers shall either (A) provide Cash Collateral therefor in the manner described, and subject to the terms and conditions as set forth, above, or (B) cause all such Letters of Credit and guaranties thereof, if any, to be canceled and returned.

(iii)From time to time after funds are deposited as Cash Collateral by Borrowers, whether before or after the Termination Date, Lender may apply such funds then held by it to the payment of any amounts, and in such order as Lender may elect, as shall be or shall become due and payable by Borrowers to Lender with respect to such Letter of Credit Obligations of Borrowers and, upon the satisfaction in full of all Letter of Credit Obligations of Borrowers, to any other Obligations then due and payable.

(iv)No Borrower nor any Person claiming on behalf of or through Borrowers shall have any right to withdraw any of the Cash Collateral, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrowers to Lender in respect thereof, any remaining Cash Collateral shall be applied to other Obligations then due and owing and upon payment in full of such Obligations any remaining amount shall be paid to Borrowers or as otherwise required by Law. Interest earned, if any, on Cash Collateral shall be held as additional collateral.

(f)Fees and Expenses. In addition to the Letter of Credit Fees payable pursuant to Section 4.05(c) of this Agreement, Borrowers shall pay to Lender, on demand, such fees

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as are set forth from time to time in Lender’s fee schedule for letters of credit. Borrowers acknowledge that Lender may modify such fee schedule at any time and will communicate such new fee schedule information to Borrowers as required in the notice provision hereunder. Such new fees will be effective 30 days after such notice and shall apply as of such date to all existing and future Letters of Credit issued by Lender. In the event of any inconsistency between the fees set forth in this Agreement and the fees set forth in such fee schedule, the fees set forth in this Agreement will control.

(g)Obligations Absolute. The obligation of Borrowers to reimburse Lender for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional, and irrevocable, without necessity of presentment, demand, protest, or other formalities. Such obligations of Borrowers shall be paid strictly in accordance with the terms hereof under all circumstances, including the following:

(i)any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

(ii)the existence of any claim, setoff, defense, or other right that Borrowers or any of any Borrower’s Affiliates may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein, or any unrelated transaction (including any underlying transaction between Borrowers or any of their Affiliates and the beneficiary for which the Letter of Credit was procured);

(iii)any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect;

(iv)payment by Lender (except as otherwise expressly provided in paragraph (i)(ii)(C) below) under any Letter of Credit or guaranty thereof against presentation of a demand, draft, certificate, or other document that does not comply with the terms of such Letter of Credit or such guaranty;

(v)the fact that a Default or an Event of Default has occurred and is continuing; or

(vi)any other circumstance or event whatsoever, whether or not similar to any of the foregoing.

(h)Indemnification; Nature of Lender’s Duties.

(i)In addition to amounts payable as elsewhere provided in the Agreement, Borrowers hereby agree to pay and to protect, indemnify, and save harmless Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges, and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) that Lender may incur or be subject to as a

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consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Lender seeking indemnification or of Lender to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent as a result of the gross negligence or willful misconduct of Lender (as finally determined by a court of competent jurisdiction).

(ii)As between Lender and Borrowers, Borrowers assume all risks of the acts and omissions of, or misuse of any Letter of Credit by, beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by Laws, Lender shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of any Letter of Credit to comply fully and strictly with the conditions required in order to demand payment under such Letter of Credit; provided that, in the case of any payment by Lender under any Letter of Credit or guaranty thereof, Lender shall be liable for direct damages (as opposed to consequential or punitive damages, claims in respect of which are hereby waived by Borrowers to the extent permitted by Law) to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof;
(D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise, whether or not they may be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) any consequences arising from causes beyond the control of Lender. None of the above shall affect, impair, or prevent the vesting of any of Lender's rights or powers hereunder or under the Agreement.

(iii)Nothing contained herein shall be deemed to limit or to expand any waivers, covenants, or indemnities made by Borrowers in favor of Lender in any letter of credit application, reimbursement agreement, or similar document, instrument, or agreement between Borrowers and Lender.

(iv)The provisions of this paragraph (i) shall survive the payment of the Obligations and any termination of the Agreement.

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(i)Letters of Credit Issued for account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, Borrowers shall be obligated as set forth herein for any and all drawings under such Letter of Credit. Borrowers hereby acknowledge that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of Borrowers, and that Borrowers’ businesses derive substantial benefits from the businesses of such Subsidiaries.

(j)Rules of Practice. Unless otherwise expressly agreed by Lender and Borrowers when a Letter of Credit is issued by it, (i) the rules of the International Standby Practices, ICC Publication No. 590 (as amended, supplemented, restated, and/or republished from time to time, the “ISP”) shall apply to each standby Letter of Credit, and
(ii) the rules of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (as amended, supplemented, restated, and/or republished from time to time, the “UCP”) shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, Lender shall not be responsible to Borrowers for, and Lender’s rights and remedies against Borrowers shall not be impaired by, any action or inaction of Lender required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or the Agreement, including the Laws or any order of a jurisdiction where Lender or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the International Chamber of Commerce Banking Commission, the Bankers Association for Finance and Trade, or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such laws or practice rules.

Reimbursement Agreement.

In connection with the execution of this Agreement and prior to the issuance of any Letter of Credit, Borrowers and Lender will enter into a Letter of Credit Reimbursement Agreement (the “Reimbursement Agreement”). To the extent any of the terms of this Agreement conflict with the terms of the Reimbursement Agreement, the terms of this Agreement will control.

4.INTEREST, FEES AND CHARGES.

Interest Rate.

Each Reference Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Reference Rate plus the Applicable Margin. Each Tranche Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Tranche Rate for such Interest Period plus the Applicable Margin.

Default Interest Rate.

During a Default Period, at Lender’s option, each Loan shall bear interest at the Default Rate, effective as of the date of election by Lender, which interest shall be payable on demand. The decision of Lender to not impose the Default Rate shall be made by the Lender, in its sole discretion, and shall not be a waiver of any of its other rights and remedies.

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Interest Payments.

Interest on Reference Rate Loans shall be due and payable on the first day of each month in arrears and on the Termination Date. Interest accruing on each Tranche Rate Loan shall be due and payable in arrears on the last day of each Interest Period and on the Termination Date.

Tranche Rate Provisions.

(a)Tranche Rate Election. Subject to the provisions of this Agreement, Borrowers may request that Loans permitted to be made hereunder be Tranche Rate Loans and that outstanding portions of Loans made hereunder be converted to Tranche Rate Loans. Each request for a Tranche Rate Loan shall be irrevocable and Borrowers shall be bound thereby. In the case of any conversion of a Reference Rate Loan to a Tranche Rate Loan, any conversion of an existing Tranche Rate Loan to a new Tranche Rate Loan with a different Interest Period, or any conversion of a Tranche Rate Loan to a Reference Rate Loan, such election must be made pursuant to a Notice of Conversion. In addition to the other provisions of this Agreement, as a condition to any Tranche Rate election hereunder, on or before the date on which the applicable Tranche Rate Loan is to be advanced or converted hereunder, in each case in accordance with Lender’s loan policies and procedures periodically in effect, Borrowers shall notify Lender of each of the following: (i) the requested amount of such Tranche Rate Loan, (ii) the Interest Period that Borrowers have elected to apply to such Tranche Rate Loan, and (iii) the date of the requested advance or conversion. In the absence of a Notice of Conversion submitted to Lender not later than noon Cincinnati, Ohio time (or such later time acceptable to Lender in its sole discretion) on the Business Day on which such Interest Period expires, Borrowers will be deemed to have requested that the Tranche Rate Loan then maturing be continued as a Tranche Rate Loan for the same Interest Period commencing on the date on which such expiring Interest Period ends. If a Borrower requests a new Loan but fails to submit a Notice of Borrowing as required by this paragraph, and if Borrowers would otherwise be entitled to elect a Tranche Rate Loan under the terms of this Agreement, Borrowers will be deemed to have elected to have such principal amount bear interest as a Tranche Rate Loan with a Tranche Interest Period of one month, commencing on the date of the advance. Unless otherwise permitted by Lender in its sole discretion: (A) in no event may the last day of any Interest Period exceed the Maturity Date, (B) in no event may any new Interest Period commence with respect to any Tranche Rate Loan requested to be converted hereunder prior to the expiration of the applicable Interest Period then in effect with respect to such Tranche Rate Loan, (C) there may be no more than five Tranche Rate Loans outstanding at any one time, and (D) if required by Lender in its sole discretion at any time and from time to time, each request for a Tranche Rate Loan, whether by original issuance or conversion, shall be in a minimum amount of $25,000.

(b)Temporary Replacement of the Tranche Rate and Tenor Replacement. In the event, prior to commencement of any Interest Period relating to a Tranche Rate Loan, Lender shall determine that no Successor Rate has been determined in accordance with Section 4.04(c) and either: (i) the Tranche Rate is unavailable, unrepresentative, or unreliable, (ii) the Tranche Rate as determined by Lender will not adequately and fairly reflect the cost to Lender of funding the Tranche Rate Loans for such Interest Period, or (iii) the making or funding of Tranche Rate Loans has become impracticable; then, in any such case, Lender shall promptly provide notice of such determination to Borrowers (which shall be conclusive and binding on Borrowers absent

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manifest error), and (A) any request for a Tranche Rate Loan or for a conversion to or continuation of a Tranche Rate Loan shall be automatically withdrawn and shall be deemed a request for a Reference Rate Loan, (B) each Tranche Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Reference Rate Loan, and (C) the obligations of Lender to make Tranche Rate Loans shall be suspended until Lender determines that the circumstances giving rise to such suspension no longer exist, in which event Lender shall so notify Borrowers. If a Successor Rate has been determined in accordance with Section 4.04(c) and Lender determines that any of the circumstances described in clauses (i)-(iii) of this paragraph has occurred, then clauses (A)-(C) of this paragraph shall apply as if each reference to Tranche Rate therein were a reference to the Successor Rate.

At any time (including in connection with the implementation of a Successor Rate), the Lender may remove any tenor of a Tranche Rate that is unavailable, non-representative, or not in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, in the Lender’s sole discretion, for Tranche Rate settings; provided however that the Lender may reinstate such previously removed tenor for Tranche Rate settings, if the Lender determines in its sole discretion that such tenor has become available and representative again.

(c)Tranche Rate Replacement.

Notwithstanding anything to the contrary herein or in any other Loan Document (and any Rate Contract shall be deemed not to be a “Loan Document” for purposes of this Section 4.04(c)), but without limiting Section 4.04(b) above, if the Lender determines (which determination shall be conclusive and binding on Borrowers absent manifest error) that any of the circumstances described in Section 4.04(b)(i)-(iii) has occurred and is unlikely to be temporary or the administrator of the Tranche Rate or a Governmental Authority having or purporting to have jurisdiction over the Lender or such administrator has made a public statement identifying a specific date (the “Scheduled Unavailability Date”) after which the Tranche Rate will no longer be representative or made available or used for determining the interest rate of loans or otherwise cease or will no longer be in compliance or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Benchmarks, and there is no successor administrator satisfactory to the Lender, then on a date and time determined by the Lender (the “Tranche Rate Replacement Date”), but no later than the Scheduled Unavailability Date, the Tranche Rate will be replaced hereunder and under any other Loan Document with Daily Simple SOFR.

(i)If the Successor Rate is based on Daily Simple SOFR, interest shall be due and payable on a monthly basis.

(ii)Notwithstanding anything to the contrary herein, if the Lender determines that the Successor Rate designated in Section 4.04(c)(i) above is not available or administratively feasible, or if any of the circumstances described in Section 4.04(b)(i) with regard to the Tranche Rate has occurred with respect to a Successor Rate then in effect, the Lender may replace the Tranche Rate or any then current Successor Rate in accordance with this Section 4.04(c) with another alternative benchmark rate and a Spread Adjustment, giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated

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credit facilities and any recommendations of a relevant Governmental Authority, and which Spread Adjustment or method for calculating such Spread Adjustment shall be published on an information service as selected by the Lender from time to time in its reasonable discretion. Any such alternative benchmark rate and Spread Adjustment shall constitute a Successor Rate hereunder. Any such amendment shall become effective on the date set forth in a written notice provided by the Lender to Borrowers (such date to be five or more Business Days after the date of such notice).

(iii)Notwithstanding anything to the contrary herein, if the Successor Rate would be less than the Index Floor, the Successor Rate will be deemed to be the Index Floor for the purposes of this Agreement and the other Loan Documents. Further, if the interest rate to be replaced is rounded upwards to the next 1/8th of 1% under the terms of this Agreement or any Loan Document, the Successor Rate shall also be rounded up to the next 1/8th; provided further that this provision governing the Index Floor and rounding shall not apply to any portion of a Loan subject to a Hedging Agreement.

(iv)The Lender does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, or any other matter related to the Tranche Rate or any Successor Rate, including the selection of such rate, any related Spread Adjustment, or any Conforming Changes, or whether the composition or characteristics of any Successor Rate and Spread Adjustment or Conforming Changes will be similar to, or produce the same value or economic equivalence of, the initial Tranche Rate.

(v)Notwithstanding anything to the contrary contained herein, if, after the Closing Date, Borrowers enter into a Hedging Agreement with respect to all or part of an Advance and the floating interest rate under the Hedging Agreement is Daily Simple SOFR, the Lender may replace the Tranche Rate hereunder for such Advance or part of an Advance with Daily Simple SOFR and a Spread Adjustment without the consent of any other party hereto; provided further that, if subsequent thereto, the Lender and Borrowers amend such Hedging Agreement to include, or terminate such Hedging Agreement and enter into a new Hedging Agreement with, a floating interest rate thereunder of the original Tranche Rate, then the Lender may further replace Daily Simple SOFR with the original Tranche Rate (and a Spread Adjustment, if applicable) hereunder without the consent of any other party hereto; and, in either such event,
(A) such rate shall be a Successor Rate hereunder, and (B) the Lender shall provide written notice thereof to Borrowers.

(d)Illegality. Notwithstanding any other provisions hereof, if any Law shall make it unlawful for Lender to make, fund or maintain Tranche Rate Loans, Lender shall promptly give notice of such circumstances to Borrowers. In such an event, (i) the commitment of Lender to make Tranche Rate Loans, continue Tranche Rate Loans as Tranche rate Loans or convert Reference Rate Loans to Tranche Rate Loans shall be immediately suspended and (ii) all outstanding Tranche Rate Loans shall be converted automatically to Reference Rate Loans on the last day of the Interest Period thereof or at such earlier time as may be required by Law.

(e)Tranche Rate Breakage Fee. Upon (i) any default by Borrowers in making any borrowing of, conversion into or conversion of any Tranche Rate Loan following Borrowers’ delivery to Lender of any applicable request for a Tranche Rate Loan or Notice of Conversion or

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(ii) any payment of a Tranche Rate Loan on any day that is not the last day of the Interest Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), Borrowers shall promptly pay Lender an amount equal to the amount of any losses, expenses and liabilities (including any loss (including interest paid) in connection with the re-employment of such funds) that Lender sustains as a result of such default or such payment.

(f)Increased Costs. If, after the Closing Date, any Change in Law: (i) shall impose, modify or deem applicable any reserve (including any reserve imposed by the Board of Governors of the Federal Reserve System, or any successor thereto, but excluding any reserve included in the determination of the Tranche Rate pursuant to the provisions of this Agreement), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by Lender, or (ii) shall impose on Lender any other condition affecting its Tranche Rate Loans, any of its notes issued pursuant hereto (if any) or its obligation to make Tranche Rate Loans; and the result of anything described in these clauses (i) and (ii) above is to increase the cost to (or to impose a cost on) Lender of making or maintaining any Tranche Rate Loan, or to reduce the amount of any sum received or receivable by Lender under this Agreement or under any of its notes issued pursuant hereto (if any) with respect thereto, then upon demand by Lender, Borrowers shall promptly pay directly to Lender such additional amount as will compensate Lender for such increased cost or such reduction, so long as such amounts have accrued on or after the day that is nine months prior to the date on which Lender first made demand therefor (except that, if the occurrence giving rise to such increased cost or reduction is retroactive, then the nine month period referred to above shall be extended to include the period of retroactive effect thereof).

(g)Conforming Changes. In connection with the use, implementation or administration of the Tranche Rate, including any temporary or permanent replacement for the Tranche Rate, Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Lender will promptly notify Borrowers of the effectiveness of any Conforming Changes in connection with the use, implementation or administration of the Tranche Rate or any temporary or permanent replacement of the Tranche Rate.

Fees And Charges.

(a)Closing Fee. Borrowers shall pay to Lender a closing fee of $227,020, which fee shall be fully earned and payable on the date of disbursement of the initial Loans hereunder.

(b)Unused Line Fee. Borrowers shall pay to Lender an unused line fee of 0.375% per annum of the difference between (i) the Maximum Revolving Loan Limit and (ii) the sum of (A) the average daily balance of the Revolving Loans plus (B) the Letter of Credit Obligations for each month, which fee shall be fully earned by Lender and payable monthly in arrears on the first Business Day of each month. Said fee shall be calculated on the basis of a 360 day year.

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(c)Letter of Credit Fee. Borrowers shall remit to Lender a Letter of Credit fee equal to the Letter of Credit Fee Amount, which fee shall be payable monthly in arrears on the last Business Day of each month for commercial Letters of Credit and payable in advance at issuance and annually thereafter for standby Letters of Credit. The Letter of Credit Fee shall be calculated on the basis of a 360 day year.

(d)Termination Fee. If, during the term of this Agreement, Borrowers (x) prepay all of the Obligations and terminate Lender’s commitment to make Loans or (y) the Obligations are accelerated under Section 13.02, then Borrowers shall pay to Lender as a termination fee, in addition to the payment of all other Obligations, an amount equal to (i) 2.0% of the Facility Amount if such prepayment occurs two years or more prior to the Maturity Date, or
(ii) 1.0% of the Facility Amount if such prepayment occurs less than two years, but at least one years prior to the Maturity Date.

(e)Costs and Expenses. Borrowers shall reimburse Lender for all reasonable and documented costs and expenses, including expenses and fees of third-party service providers, legal expenses and reasonable and documented attorneys’ fees for outside counsel, incurred by Lender in connection with the (i) documentation and consummation of this transaction, any Bank Product Agreement and any other transactions between Borrowers or any Borrower and Lender in connection with any credit, loan or lease provided by Lender to a Borrower or Borrowers, including amendments to this Agreement or any Loan Document, Uniform Commercial Code and other public record searches and filings, overnight courier or other express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs; (ii) collection, protection or enforcement of any rights in or to the Collateral; (iii) collection of any Obligations;
(iv) the realization upon, disposition or sale of, any or all of the Collateral; (v) administration, monitoring, processing and servicing of the Loans, the Loan Documents, and the Collateral; and
(vi) enforcement of any of Lender’s rights under this Agreement or any other Loan Document (including any costs and expenses of any third party provider engaged by Lender for such purposes). Borrowers shall also pay all normal service charges with respect to all accounts maintained by each Borrower with Lender and any additional services requested by a Borrower from Lender.

(f)Capital Adequacy Charge. If Lender shall have determined that any Change in Law affecting Lender or any lending office of Lender or Lender’s holding company, if any, regarding capital or liquidity requirements, does or shall have the effect of reducing the rate of return on Lender’s (or Lender’s holding company, if any) does or shall have the effect of reducing the rate of return on Lender’s capital as a consequence of this Agreement, Lender’s commitment, the Loans made or Letters of Credit issued by Lender or Lender’s obligations hereunder to a level below that which Lender (or Lender’s holding company, if any) could have achieved but for such adoption, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy and liquidity) by a material amount, then from time to time, after submission by Lender to Borrowers of a written demand therefor together with the certificate described below, Borrowers shall pay to Lender within ten (10) days of demand such additional amount or amounts as will compensate Lender for such reduction, such written demand to be made promptly following such determination. A certificate of Lender claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such reduction, the amount of the additional amount or amounts to be

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paid to Lender, and the method by which such amount was determined. In determining such amount, Lender may use any reasonable averaging and attribution method, applied on a non-discriminatory basis; provided that if the Lender fails to give such notice within one hundred eighty (180) days after it obtains knowledge of such Change in Law, the Lender shall, with respect to compensation payable pursuant to this Section, only be entitled to payment for costs incurred from and after the date one hundred eighty (180) days prior to the date that the Lender does give such notice. A certificate of Lender claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such reduction, the amount of the additional amount or amounts to be paid to Lender, and the method by which such amount was determined. In determining such amount, Lender may use any reasonable averaging and attribution method, applied on a non-discriminatory basis.

Maximum Interest.

It is the intent of the parties that the rate of interest and other charges to each Borrower under the Loan Documents shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Lender may lawfully charge such Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to such Borrower.

Authorization to Make Revolving Loans.

Each Borrower hereby authorizes Lender, in its sole discretion, to charge any of such Borrower’s accounts or advance Revolving Loans to make any payments of principal, interest, fees, costs or expenses required to be made under the Loan Documents.

Computation of Interest and Fees.

All interest accruing on the outstanding principal amount of the Loans and fees hereunder outstanding from time to time shall be calculated on the basis of actual number of days elapsed in a 360-day year, which results in more interest charged than if interest were calculated based on a 365-day year.

Taxes.

(a)Any and all payments by a Borrower to or on account of any obligation of Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that, if a Borrower shall be required by any applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then: (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.09(a)), Lender receives an amount equal to the sum it would have received had no such deductions been made; (ii) such Borrower shall make such deductions; and (iii) such Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

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(b)Without limiting the provisions of Section 4.09(a), each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)Each Borrower shall jointly and severally indemnify Lender, within ten days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Taxes imposed or asserted on or attributable to amounts payable under this Section 4.09) paid by Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrowers by Lender shall be conclusive absent manifest error.

(d)If requested in writing by Lender, each Borrower shall deliver to Lender, as soon as practicable after any payment of Indemnified Taxes or Other Taxes by such Borrower to a Governmental Authority, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.

(e)If Lender receives a refund of any Taxes or Other Taxes as to which it has been indemnified by Borrowers or with respect to which Borrowers have paid additional amounts pursuant to this Section 4.09, it shall pay to the applicable Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 4.09 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that each Borrower, upon the request of Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Lender in the event Lender is required to repay such refund to such Governmental Authority. This subsection (e) shall not be construed to require Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to a Borrower or any other Person.

Payments Generally.

All payments to be made by any Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by any Borrower hereunder shall be made to Lender in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. All payments received by Lender after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by a Borrower shall come due on a day other than a Business Day, then payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.

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5.COLLATERAL.

Grant of Security Interest to Lender.

As security for the payment of all Loans now or in the future made by Lender to Borrowers or any Borrower hereunder and for the payment or other satisfaction of all other Obligations, each Borrower hereby grants to Lender a continuing security interest in all of such Borrower’s right, title, and interest in the following property, whether now or hereafter existing, acquired or arising and wherever now or hereafter located: (a) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by such Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, such Borrower; (b) all Chattel Paper, Instruments, Documents and General Intangibles (including all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contract rights, payment intangibles, security interests, security deposits and rights to indemnification); (c) all Inventory (whether or not Eligible Inventory); (d) all Goods (other than Inventory), including Equipment, vehicles and Fixtures; (e) all Goods on consignment; (f) all Investment Property; (g) all Deposit Accounts, bank accounts, deposits and cash; (h) all Letter-of-Credit Rights; (i) Commercial Tort Claims listed on Schedule 5.01; (j) any other property of such Borrower now or hereafter in the possession, custody or control of Lender or any agent or any parent, affiliate or Subsidiary of Lender or any participant with Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); and (k) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including proceeds of all insurance policies insuring the foregoing property, and all of such Borrower’s books and records relating to any of the foregoing and to such Borrower’s business; provided, that the Collateral shall not include any Excluded Property.

Other Security.

Lender, in its sole discretion, without waiving or releasing any obligation, liability or duty of any Borrower under the Loan Documents or any Event of Default, may at any time or times hereafter, but shall not be obligated to, pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral, provided, that Lender may take such actions with respect to Permitted Liens only during a Default Period. All sums paid by Lender in respect thereof and all costs, fees and expenses including reasonable attorney fees, all court costs and all other charges relating thereto incurred by Lender shall constitute Obligations, payable by Borrowers to Lender on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

Possessory Collateral.

Promptly upon a Borrower’s receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document, including any Tangible Chattel Paper and any Investment Property consisting of certificated securities with a value in excess of $100,000 at any time outstanding, such Borrower shall deliver the original thereof to Lender together with an appropriate endorsement or other specific evidence of assignment thereof to Lender (in form and

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substance acceptable to Lender). If an endorsement or assignment of any such items shall not be made for any reason, Lender is hereby irrevocably authorized, as such Borrower’s attorney and agent-in-fact, to endorse or assign the same on such Borrower’s behalf.

Electronic Chattel Paper.

To the extent that a Borrower obtains or maintains any Electronic Chattel Paper, such Borrower shall create, store and assign the record or records comprising the Electronic Chattel Paper in aggregate amount in excess of $100,000 at any time outstanding in such a manner that (a) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided in clauses (d), (e) and (f) below, unalterable, (b) the authoritative copy identifies Lender as the assignee of the record or records, (c) the authoritative copy is communicated to and maintained by the Lender or its designated custodian, (d) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of Lender, (e) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (f) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

Possession of Collateral.

Until otherwise notified to the contrary in writing by Lender during a Default Period, each Borrower shall have the right, except as otherwise provided in this Agreement, to make dispositions of assets as permitted pursuant to Section 11.01, and in the ordinary course of such Borrower’s business, to (a) sell, lease or furnish under contracts of service any of such Borrower’s Inventory normally held by such Borrower for any such purpose; (b) use and consume any raw materials, work in process or other materials normally held by such Borrower for such purpose; and (c) dispose of worn-out, obsolete or unuseful assets so long as, to the extent required under Section 2.07(f)(ii) all of the Net Cash Proceeds thereof are paid to Lender for application to the Obligations (except (i) for such proceeds which are required to be delivered to the holder of a Permitted Lien which is prior in right of payment to the Obligations, and (ii) to the extent not required to be so paid under Section 2.07(f)(ii) such proceeds are used by such Borrower to replace such assets); provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by such Borrower.

Pledged Collateral.

(a)Registration in Nominee Name; Denominations. Each Borrower hereby agrees that without limiting Article 5, during a Default Period, Lender shall have the right (in its sole and absolute discretion) to hold, where applicable, Pledged Collateral in the Lender’s own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of such Borrower, endorsed or assigned, where applicable, in blank or in favor of Lender; provided, that at such time as the applicable Default Period is no longer continuing, all such Pledged Collateral shall revert to the name of such Borrower, and the Lender shall, at Borrowers’ request and sole cost and expense, take all actions reasonably necessary to effectuate the same.

(b)Distributions. So long as no Default Period then exists, Borrowers shall be entitled to receive any and all dividends, interest or principal in respect of Pledged Collateral

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provided all such payments received with respect thereto are deposited into an account maintained with Lender to the extent required pursuant to Section 6.1. During a Default Period, Lender shall have the right to receive (for application to the Obligations) all dividends, interest or principal in respect of Pledged Collateral and to the extent that any thereof is received by or on behalf of a Borrower, it shall be held in trust for the benefit of Lender and shall be forthwith delivered to Lender upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by Lender pursuant to this clause shall be retained by Lender in an account to be established in the name of Lender, under its sole dominion and control and shall be applied to the Obligations in accordance with the terms of this Agreement.

(c)Voting Rights. Subject to the next sentence, Borrowers shall be entitled to exercise any and all voting and other consensual rights to which it is entitled in connection with any Pledged Collateral provided such voting and other consensual rights are not exercised in a manner that would knowingly and intentionally result in an Event of Default. During a Default Period and upon three (3) days’ prior written notice to Borrowers of Lender’s intention to exercise such rights, Lender shall be exclusively vested with all rights of Borrowers to exercise the voting and consensual rights and powers with respect to Pledged Collateral.

(d)Control. If at any time any Pledged Equity Interests do not constitute Securities or if any Pledged Equity Interests constituting Securities are not evidenced by a Security Certificate, each Borrower shall take such actions and execute such documents, at Borrowers’ expense, as reasonably requested by Lender which are necessary to establish Lender’s control thereof or otherwise perfect the security interest therein.

Assignment of Insurance.

As additional security for the payment and performance of the Obligations, each Borrower hereby assigns to the Lender any and all monies (including proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of such Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and each Borrower hereby directs the issuer of any such policy to pay all such monies directly to the Lender (subject to Borrowers’ rights in such monies under Section 2.07(f)(iii)). At any time, whether or not a Default Period exists, the Lender may (but need not), in the Lender’s name or in the applicable Borrower’s name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to the Lender to be applied to the Obligations or released to the applicable Borrower pursuant to Section 2.07(f)(iii). Any such repairs, replacements, or restorations shall be effected in a timely manner and Borrowers shall make all required repairs, replacements and restorations in a manner that Borrowers reasonably believe will cause the operating efficiency and the value thereof to be preserved and maintained in all material respects.

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Preservation of Collateral and Perfection of Security Interests.

(a)Each Borrower shall, at Lender’s reasonable request, at any time and from time to time, authenticate, execute and deliver to Lender such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Lender) and do such other acts and things or use reasonable efforts to cause third parties to do such other acts and things as Lender may deem necessary or desirable, in its reasonable discretion, in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Lender (free and clear of all other liens, claims, encumbrances and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Obligations, and in order to facilitate the collection of the proceeds of Collateral. Each Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as such Borrower’s true and lawful attorney and agent-in-fact to execute and file such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Lender’s security interest in the Collateral. Each Borrower further ratifies and confirms the prior filing by Lender of any and all financing statements which identify such Borrower as debtor, Lender as secured party and any or all Collateral as collateral. Upon the request of Lender, each Borrower agrees to execute and deliver to Lender Grants of Security Interest in Trademarks and Patents and Grants of Security Interest in Copyrights for registered trademarks and patents that constitute Collateral, in forms reasonably acceptable to Lender.

(b)At any time upon Lender’s request, Borrowers will execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Lender to perfect the security interests of Lender in those Accounts of an account debtor with its chief executive office or principal place of business in Canada, to the extent that an Event of Default then exists or such Accounts constitute more than five percent (5%) of all Eligible Accounts, in accordance with the applicable laws of the province or territory of Canada in which such chief executive office or principal place of business is located, and take, or cause to be taken, such other and further actions as Lender may request to enable Lender, as secured party with respect thereto, to collect such accounts under the applicable federal, provincial or territorial laws of Canada.

6.COLLECTIONS.

Lockbox and Blocked Account.

(a)Unless Lender permits Borrowers to use Lender’s remote deposit system, each Borrower shall direct all of its Account Debtors to make all payments on the Accounts directly to the Lock Box. Lender may revoke the Loan Parties’ ability to use the remote deposit system at any time.

(b)Each Borrower shall establish a Blocked Account for the deposit of all payments received by such Borrower, including payments received in the Lock Box or payments deposited through Lender’s remote deposit system. Each Borrower shall promptly deposit in the Blocked Account all other payments received by such Borrower on Accounts in the identical form in which

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such payments were received, whether by cash or check. If a Borrower, any Affiliate or Subsidiary of a Borrower, any shareholder, officer, director, employee or agent of a Borrower or any Affiliate or Subsidiary of a Borrower, or any other Person acting for or in concert with a Borrower shall receive any monies, checks, notes, drafts or other payments relating to or as Proceeds of Accounts or other Collateral, such Borrower and each such Person shall promptly upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Blocked Account. The financial institution with which the Blocked Account is established shall acknowledge and agree, in a manner reasonably satisfactory to Lender, that the amounts on deposit in such Lock Box and Blocked Account are the sole and exclusive property of Lender, that such financial institution will follow the instructions of Lender with respect to disposition of funds in the Lock Box and Blocked Account without further consent from such Borrower, that such financial institution has no right to setoff against the Lock Box or Blocked Account or against any other account maintained by such financial institution into which the contents of the Lock Box or Blocked Account are transferred, and that such financial institution shall wire, or otherwise transfer in immediately available funds to Lender in a manner satisfactory to Lender, funds deposited in the Blocked Account on a daily basis as such funds are collected.

(c)Each Borrower agrees that all payments made to such Blocked Account or otherwise received by Lender, whether in respect of the Accounts or as Proceeds of other Collateral or otherwise (except for proceeds of Collateral which are required to be delivered to the holder of a Permitted Lien which is prior in right of payment), will be applied on account of the Obligations in accordance with the terms of this Agreement; provided that, so long as no Default Period is in effect, payments received by Lender shall not be applied to the unmatured portion of the Tranche Rate Loans, but shall be held in a cash collateral account maintained by Lender, until the earlier of (i) the last Business Day of the Interest Period applicable to such Tranche Rate Loan and (ii) the occurrence of an Event of Default; provided further, that so long as no Default Period is in effect, the immediately available funds in such cash collateral account may be disbursed, at Borrowers’ discretion, to Borrowers so long as after giving effect to such disbursement, Borrowers’ Availability, equals or exceeds the outstanding Revolving Loans at such time.

(d)Each Borrower agrees to pay all customary fees, costs and expenses in connection with opening and maintaining the Lock Box and Blocked Account. All of such fees, costs and expenses if not paid by Borrowers, may be paid by Lender and in such event all amounts paid by Lender shall constitute Obligations hereunder, shall be payable to Lender by Borrowers upon demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

(e)All checks, drafts, instruments and other items of payment or Proceeds of Collateral shall be endorsed by the applicable Borrower to Lender for application to the Obligations in accordance with the terms of this Agreement, and, if that endorsement of any such item shall not be made for any reason, Lender is hereby irrevocably authorized to endorse the same on such Borrower’s behalf. For the purpose of this section, each Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as such Borrower’s true and lawful attorney and agent-in-fact (i) to endorse such Borrower’s name upon said items of payment and/or Proceeds of Collateral and upon any Chattel Paper, Document, Instrument, invoice or similar document or agreement relating to any Account of such Borrower or Goods pertaining thereto; (ii) to take control in any manner of any item of payment or Proceeds

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thereof; and (iii) to have access to any lock box or postal box into which any of such Borrower’s mail is deposited, and open and process all mail addressed to such Borrower and deposited therein.

Collection of Accounts.

Lender may, at any time and from time to time during a Default Period, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Obligations, (a) enforce collection of any of Borrowers’ Accounts or other amounts owed to a Borrower by suit or otherwise; (b) exercise all of each Borrower’s rights and remedies with respect to proceedings brought to collect any Accounts or other amounts owed to such Borrower; (c) surrender, release or exchange all or any part of any Accounts or other amounts owed to each Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (d) sell or assign any Account of each Borrower or other amount owed to each Borrower upon such terms, for such amount and at such time or times as Lender deems advisable; (e) prepare, file and sign each Borrower’s name on any proof of claim in bankruptcy or other similar document against any Account Debtor or other Person obligated to such Borrower; and (f) do all other acts and things which are necessary, in Lender’s sole discretion, to fulfill each Borrower’s obligations under the Loan Documents and to allow Lender to collect the Accounts or other amounts owed to such Borrower. In addition to any other provision hereof, Lender may at any time, during a Default Period, at Borrowers’ expense, notify any parties obligated on any of the Accounts to make payment directly to Lender of any amounts due or to become due thereunder.

Application of Collected Funds.

(a)For purposes of determining the amount of Loans available for borrowing purposes, the balance in the Blocked Account as of the end of a Business Day, shall, without duplication, be applied at the beginning of the next Business Day against the Revolving Loans or the other Obligations to the extent required to be applied to such Obligations under this Agreement).

(b)For purposes of determining the Borrowing Base, that portion of the balance in the Blocked Accounts as of the end of a Business Day consisting of payments on Accounts, shall, without duplication, be applied to reduce the total amount of Eligible Accounts set forth in the most recent Borrowing Base Certificate delivered to Lender by Borrowers as the same may have been previously adjusted pursuant to this Section 6.03(b).

(c)For purposes of calculating interest and fees, Lender shall apply all collected and available funds one Business Day after application of the proceeds set forth in Section 6.03(a).

Account Statements.

On a monthly basis, Lender shall deliver to Borrowers an account statement showing all Loans, charges and payments, which shall be deemed final, binding and conclusive upon Borrowers unless Borrowers notify Lender in writing, specifying any error therein, within 30 days of the date such account statement is sent to Borrowers and any such notice shall only constitute an objection to the items specifically identified.

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7.COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS AND SCHEDULES

Borrowing Base Certificate and Periodic Reports.

(a)Borrowers shall deliver to Lender an executed Borrowing Base Certificate on a periodic basis, but in no event less frequently than monthly within 20 days of month- end. Each Borrowing Base Certificate delivered to Lender shall (i) be accompanied by copies of Borrowers’ sales journal, cash receipts journal and credit memo journal for the relevant period, (ii) reflect the activity of Borrowers with respect to Accounts since the most recent Borrowing Base Certificate, (iii) [reserved], (iv) include a list of all Accounts, and (v) contain such additional information concerning Accounts and Inventory as may be reasonably requested by Lender including, but only if specifically requested by Lender, copies of all invoices prepared in connection with such Accounts.

(b)Borrowers shall deliver to Lender, in addition to any other reports, as soon as practicable and in any event within 20 days after the end of each calendar month: (i) a detailed trial balance of Borrowers’ Accounts, in form and substance reasonably satisfactory to Lender including the names and addresses of all Account Debtors of Borrowers, and (ii) a summary and detail of accounts payable (such Accounts and accounts payable divided into such time intervals as Lender may require in its sole discretion), including a listing of any held checks.

(c)Borrowers shall deliver to Lender within 20 days after the end of each calendar month a perpetual inventory and Lender’s standard form of Inventory report then in effect or the form most recently requested from Borrowers by Lender, for Borrowers by each category of Inventory, together with a description of the change in each category of Inventory since the previous report.

Compliance Certificate.

Within 30 days (or 60 days with from the Closing through December 31, 2023) after each testing date for the financial covenants in Section 12, Borrowers shall deliver to Lender a compliance certificate in the form of Exhibit A, which certifies compliance with the Section 12 and provides a reasonably detailed calculation of the financial covenants contained in Section 12.

Financial Statements.

Borrowers shall deliver to Lender the following financial information, all of which shall be prepared in accordance with GAAP: (a) no later than 30 days after each calendar month (or 60 days with from the Closing through December 31, 2023), copies of internally prepared financial statements, including balance sheets and statements of income, retained earnings and cash flow of Borrowers, and a detailed general ledger trial balance, certified by the Chief Financial Officer of each Borrower together with a memorandum comparing variances of each of the foregoing against projections provided to Lender hereunder and an explanation of such variances with such backup documentation as may be required by Lender; and (b) no later than 120 days after the end of each of Borrowers’ Fiscal Years, audited annual financial statements with an unqualified opinion (other than any qualification issued solely as a result of the upcoming maturity of the Loans) by

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independent certified public accountants selected by Borrowers and reasonably satisfactory to Lender, which financial statements shall be accompanied by copies of any management letters sent to Borrowers by such accountants.

Annual Projections.

As soon as practicable and in any event not less than 30 days after the beginning of each Fiscal Year, Borrowers shall deliver to Lender projected balance sheets, statements of income and cash flow for Borrowers, for each of the 12 months during such Fiscal Year, which shall include the assumptions used therein, together with appropriate supporting details as reasonably requested by Lender.

Public Reporting.

Promptly upon the filing thereof, Borrowers shall deliver to Lender copies of all registration statements and annual, quarterly, monthly or other regular reports which Borrowers or any of their Subsidiaries files with the Securities and Exchange Commission, as well as promptly providing to Lender copies of any reports and proxy statements delivered to its shareholders.

Other Information.

Promptly following request therefor by Lender, such other business or financial data, reports, appraisals and projections as Lender may reasonably request.

8.TERMINATION.

Original Term.

This Agreement shall be in effect from the date hereof until the Termination Date. Subject to the payment of the termination fee set forth in Section 4.05(d), if any, Borrowers may terminate this Agreement upon 10 days’ prior written notice and payment in full of the Obligations (other than contingent Obligations which expressly survive termination of this Agreement and for which no claim has been made).

Termination of Agreement.

Lender shall not make any additional Loans on or after the Termination Date and this Agreement shall terminate on the date thereafter that the Obligations are paid in full (other than contingent Obligations which expressly survive termination of this Agreement and for which no claim has been made) and all Letters of Credit have expired or been cash collateralized acceptable to Lender (in an amount not to exceed 105% of the face amount of such outstanding Letters of Credit). The termination of this Agreement shall not affect Lender’s or any Loan Party’s rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully and paid, disposed of, concluded or liquidated. The security interests, Liens, and rights granted to Lender herein shall continue in full force and effect until all of the Obligations have been paid and performed in full. At such time as Borrowers have repaid all of the Obligations and this Agreement has terminated, Lender, at Borrowers’

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request, agrees to deliver a release, in form and substance satisfactory to Lender, of all obligations and liabilities of Lender and its officers, directors, employees, agents, parents, Subsidiaries and Affiliates to Borrowers (excluding obligations that expressly survive the termination of this Agreement), and if Borrowers are obtaining new financing from another lender (“Refinancing Lender”), Borrowers shall use commercially reasonable efforts to deliver such lender’s indemnification of Lender, in form and substance satisfactory to Lender, for checks or other payment items which Lender has credited to any Borrower’s account, but which subsequently are dishonored for any reason or for automatic clearinghouse or wire transfers not yet posted to such Borrower’s account. If Borrowers are unable to obtain such indemnification from Refinancing Lender, Lender shall be entitled to require cash collateral from Borrowers in an amount satisfactory to Lender in its reasonable discretion to satisfy such dishonored payment items and automatic clearinghouse and wire transfers not yet posted to a Borrower’s account.

9.REPRESENTATIONS AND WARRANTIES.

Each Borrower represents and warrants to Lender as follows:

Financial Statements and Other Information.

The financial statements and other information delivered or to be delivered by Borrowers to Lender at or prior to the Closing Date fairly present in all material respects the financial condition of Borrowers at the respective dates thereof, subject in the case of unaudited statements to changes resulting from audit and normal year-end adjustment, and there has been no Material Adverse Effect with respect to a Borrower since the date of the financial statements delivered to Lender most recently prior to the Closing Date. All written information now or heretofore furnished by a Borrower to Lender is true and correct in all material respects as of the date with respect to which such information was furnished.

Locations.

The office where each Borrower keeps its books, records and accounts (or copies thereof) concerning the Collateral, each Borrower’s principal place of business and all of each Borrower’s other places of business, locations of Collateral and post office boxes and locations of bank accounts are as set forth on Schedule 9.02 and at other locations within the continental United States (or Mexico if approved by Lender) of which Lender has been advised by a Borrower in accordance with Section 10.02(a). The Collateral, including the Equipment (except any part thereof which a Borrower shall have advised Lender in writing consists of Collateral normally used in more than one state) is kept, or, in the case of vehicles, based, only at the addresses set forth on Schedule 9.02, and at other locations within the continental United States (or Mexico if approved by Lender) of which Lender has been advised by a Borrower in writing in accordance with Section 10.02(a).

Loans by Borrowers.

No Borrower has made any loans or advances to any Affiliate or other Person except for
(i) advances authorized hereunder to employees, officers and directors of a Borrower for travel and other expenses arising in the ordinary course of a Borrower’s business, (ii) short-term loans and advances to employees of a Borrower, in the form of a paycheck advance arising in the

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ordinary course of a Borrower’s business in an aggregate amount not to exceed $100,000; (iii) loans or advances between Borrowers, and (iv) loans or advances permitted pursuant to Section 11.06.

Accounts and Inventory.

Each Account or item of Inventory which a Borrower shall, expressly or by implication, request Lender to classify as an Eligible Account or as Eligible Inventory, respectively, shall, as of the time when such request is made, conform in all respects to the requirements of such classification as set forth in the respective definitions of “Eligible Account” and “Eligible Inventory” as set forth herein.

Liens.

Each Borrower is the lawful owner of all Collateral now purportedly owned by such Borrower, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens.

Organization, Authority and No Conflict.

Each Borrower is an entity of the type set forth on Schedule 9.06, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation. Each Borrower’s jurisdiction of incorporation, organization or formation, federal employer identification number and organization identification number are correctly set forth on Schedule 9.06. Each Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary or, if such Borrower is not so qualified, such Borrower may cure any such failure without losing any of its rights, incurring any liens or material penalties, or otherwise affecting Lender’s rights, in each case to the extent that failure to so qualify would not be reasonably expected to result in a Material Adverse Effect. Each Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver the Loan Documents and perform its obligations hereunder and thereunder. Each Borrower’s execution, delivery and performance of the Loan Documents does not conflict with the provisions of the organizational documents of such Borrower, any statute, regulation, ordinance or rule of law, or any agreement, contract or other document binding on such Borrower, except for conflicts with agreements, contracts or other documents which would not have a Material Adverse Effect, and such Borrower’s execution, delivery and performance of the Loan Documents will not result in the imposition of any lien or other encumbrance upon any of such Borrower’s property (other than Permitted Liens) under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which such Borrower or any of its property may be bound or affected. If a Borrower is a partnership or limited liability company, such Borrower has not expressly elected to have its Equity Interests treated as “Securities” under and as defined in Article 8 of the Uniform Commercial Code.

Litigation.

Except as disclosed to Lender on Schedule 9.07, there are no actions or proceedings which are pending or, to the best of each Borrower’s knowledge, threatened in writing against a Borrower

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which are reasonably likely to have a Material Adverse Effect. No Borrower has any Commercial Tort Claims with an aggregate value in excess of $100,000 pending other than those set forth on Schedule 5.01 and those of which Lender has been advised by a Borrower in writing in accordance with Section 10.02(c).

Compliance with Laws and Maintenance of Permits.

Each Borrower has obtained all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect. Each Borrower is in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure to comply with which would have a Material Adverse Effect.

Affiliate Transactions.

Except as set forth on Schedule 9.09 or otherwise permitted pursuant to Section 11.09, no Borrower is conducting, permitting or suffering to be conducted, transactions with any Affiliate other than transactions with Affiliates for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favorable to such Borrower than the terms upon which such transactions would have been made had they been made to or with a Person that is not an Affiliate.

Names and Trade Names.

Each Borrower’s name has always been as set forth on the first page of this Agreement and no Borrower uses any trade names, assumed names, fictitious names or division names in the operation of its business, except as set forth on Schedule 9.10.

Equipment.

Except for Permitted Liens, each Borrower has good and merchantable title to and ownership of all of its Equipment. No Equipment is a Fixture to real estate unless such real estate is owned by a Borrower and is subject to a mortgage in favor of Lender, or if such real estate is leased, is subject to a landlord’s agreement in favor of Lender on terms acceptable to Lender, or an accession to other personal property unless such personal property is subject to a first priority lien in favor of Lender (subject to Permitted Liens).

Enforceability.

The Loan Documents to which each Borrower is a party are the legal, valid and binding obligations of such Borrower and are enforceable against such Borrower in accordance with their respective terms subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and subject to limitations on the availability of equitable remedies.

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Solvency.

Each Borrower is, after giving effect to the transactions contemplated hereby, solvent, able to pay its debts as they become due, has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of the Loan Documents or by completion of the transactions contemplated hereunder or thereunder.

Indebtedness.

Except as set forth on Schedule 9.14 and as permitted by Section 11.02, no Borrower is obligated (directly or indirectly), for any loans or other Indebtedness other than the Loans.

Margin Security and Use of Proceeds.

No Borrower owns any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

Parent, Subsidiaries and Affiliates.

Except as set forth on Schedule 9.16, no Borrower has any Parents, Subsidiaries or divisions, nor is any Borrower engaged in any joint venture or partnership with any other Person.

No Defaults.

To the Borrowers’ knowledge, no Borrower is in default under any material contract, lease or commitment to which it is a party or by which it is bound. No Borrower knows of any dispute regarding any contract, lease or commitment which would have a Material Adverse Effect.

Employee Matters.

There are no controversies pending or, to Borrowers’ knowledge, threatened in writing between a Borrower and any of its employees, agents or independent contractors other than employee grievances arising in the ordinary course of business which would not, in the aggregate, have a Material Adverse Effect, and each Borrower is in compliance with all federal and state laws respecting employment and employment terms, conditions and practices except for such non- compliance which would not have a Material Adverse Effect.

Intellectual Property.

(a)Intellectual Property Rights. Set forth on Schedule 9.19 is a complete list of all patents, applications for patents, trademarks, applications to register trademarks, service marks, applications to register service marks, mask works, trade dress and copyrights for which a Borrower is the owner of record (the “Intellectual Property”). Except as disclosed on Schedule

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9.19, (i) [reserved], (ii) no Person other than a Borrower owns or has been granted any right in the Intellectual Property, (iii) all Intellectual Property is valid, subsisting and enforceable, except to the extent such invalidity or unenforceability would have a Material Adverse Effect and (iv) each Borrower has taken all commercially reasonable action necessary to maintain and protect the Intellectual Property. The use of such Intellectual Property by a Borrower and the operation of its businesses does not infringe any valid and enforceable intellectual property rights of any other Person, except to the extent any such infringement could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To Borrowers’ knowledge, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by a Borrower infringes upon any rights held by any other Person, except to the extent any such infringement could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as specifically disclosed on Schedule 9.19, no claim or litigation regarding any of the foregoing is pending or, to Borrowers’ knowledge, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to Borrowers’ knowledge, proposed, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)Licensed Intellectual Property. No Borrower possesses any licenses of Intellectual Property other than (i) as set forth on Schedule 9.19, and (ii) readily available, non- negotiated licenses of computer software and other intellectual property used solely for performing accounting, word processing and similar administrative tasks.

Environmental Matters.

No Borrower has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates in any material respect any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of each Borrower comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder. Other than as set forth on Schedule 9.20, to the best of Borrower’s knowledge, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or to the best of Borrowers’ knowledge threatened with respect to any non-compliance with or violation of the requirements of any Environmental Law by any Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects any Borrower or its business, operations or assets or any properties at which any Borrower has transported, stored or disposed of any Hazardous Materials. No Borrower has any material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials. Borrowers hereby represent and warrant that any and all liabilities and obligations associated with the reports, assessments and other matters identified on Schedule 9.20 are immaterial and that all such liabilities and obligations are being indemnified by the Seller pursuant to Article VIII of the Purchase Agreement.

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ERISA Matters.

Except as disclosed to the Lender in writing prior to the date hereof, neither any Borrower nor any ERISA Affiliate (a) maintains or has maintained any Pension Plan, (b) contributes or has contributed to any Multiemployer Plan or (c) provides or has provided post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required under Section 601 of ERISA, Section 4980B of the IRC or applicable state law). No Borrower has received any notice or has any knowledge to the effect that it is not in material compliance with any of the requirements of ERISA, the IRC or applicable state law with respect to any Plan. No Reportable Event exists in connection with any Pension Plan. Each Plan which is intended to qualify under the IRC is so qualified, and no Borrower has knowledge that any fact or circumstance exists which may have an adverse effect on the Plan’s tax qualified status. Neither any Borrower nor any ERISA Affiliate has (i) any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the IRC) under any Pension Plan, whether or not waived, (ii) any liability under Section 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan or (iii) any liability or knowledge of any facts or circumstances which could result in any liability to the PBGC, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than routine claims for benefits under the Plan).

Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions; Anti- Terrorism Laws.

(a)No Loan Party nor any of its Subsidiaries nor, to their knowledge, any director, officer, employee, agent, affiliate or representative of any Loan Party or any of its Subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.

(b)No Loan Party nor any of its Subsidiaries nor, to their knowledge, any director, officer, employee, agent, affiliate or representative of any Loan Party or any of its Subsidiaries, is a Person that is, or is owned 50% or more, individually or in the aggregate, directly or indirectly, by one or more, or controlled by, a Person that is: (i) subject to any sanctions administered or enforced by OFAC or the U.S. State Department (collectively, “Sanctions”), or
(ii) located, organized, or resident in a country or territory that is, or whose government is, the target of Sanctions (including Crimea, Cuba, Iran, North Korea, and Syria).

(c)No Loan Party nor any of its Subsidiaries nor, to their knowledge, any director, officer, employee, agent, affiliate or representative of any Loan Party or any of its Subsidiaries, is a Person that is, or is owned or controlled by, a Person that is: (i) an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), or (ii) in violation of (A) the Trading with the Enemy Act, (B) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto or (C) the Patriot Act (collectively, the “Anti-Terrorism Laws”).

(d)Each of the Borrowers and their Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by Borrowers and their

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Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Anti- Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

Disclosure.

Each Borrower has disclosed to Lender all agreements, instruments and corporate or other restrictions to which such Borrower and any Subsidiary thereof are subject, and all other matters known to them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No financial statement, material report, material certificate or other material information furnished (whether in writing or orally) by or on behalf of a Borrower or any Subsidiary thereof to Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken together as a whole, contains any untrue material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, pro forma financial information, estimated financial information and other projected or estimated information, such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being recognized by the Lenders that projections are not to be viewed as facts and that the actual results during the period or periods covered by such projections may vary from such projections). As of the Closing Date, all of the information included in the Beneficial Ownership Certification is true and correct.

Officer/Director Issues.

Jon Isaac is not an officer or director of any Loan Party.

Purchase Transaction.

Borrowers have delivered to Lender true and correct photocopies of the Purchase Agreement and each of the other Purchase Agreement Documents, executed, delivered and/or furnished on or before the Closing Date in connection with the Purchase Agreement Transaction. Neither the Purchase Agreement nor any of the other Purchase Agreement Documents have been modified, changed, supplemented, canceled, amended or otherwise altered or affected, except as otherwise disclosed to Lender in writing on or before the Closing Date. Contemporaneously with the initial funding of the Loans hereunder, the Purchase Agreement Transaction has been effected, closed and consummated pursuant to, and in accordance with, the terms and conditions of the Purchase Agreement and with all applicable Laws. Borrowers, the Seller and all other necessary Persons, as appropriate, have made such filings as may be required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and have provided such supplemental information that may be required by such Act, with respect to the sale contemplated by the Purchase Agreement Transaction. The waiting periods under such Act have terminated or expired.

Dissolved Subsidiaries.

Each of NTH/Works Acquisition Co. LLC, a Kentucky limited liability company and NTH/Works Investments Mexico LLC, a Kentucky limited liability company have been dissolved, with no assets, operations, liabilities or business opportunities, and no value and no Loan Party

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and no Loan Party will reinstate either entity or transfer any assets or business opportunities of any kind to either entity.

Federal Reserve Regulations.

No part of the proceeds of any Loan or Letter of Credit has been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

Investment Company Act.

No Borrower is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company” within the meaning of the Investment Company Act of 1940.

10.AFFIRMATIVE COVENANTS.

Until payment and satisfaction in full of all Obligations (other than contingent indemnification obligations for which no claim has been made) and termination of this Agreement, each Borrower covenants and agrees as follows:

Maintenance of Records.

Each Borrower shall at all times keep accurate and complete (in all material respects) books, records and accounts with respect to all of such Borrower’s business activities, in accordance with GAAP, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on Schedule 9.02.

Notices.

Each Borrower shall provide written notice to Lender of the following:

(a)Locations. Promptly upon becoming aware of (but in no event less than 10 days prior to the occurrence thereof) the proposed opening of any new place of business or new location of Collateral, the closing of any existing place of business or location of Collateral, any change of in the location of such Borrower’s books, records and accounts (or copies thereof), the opening or closing of any post office box, the opening or closing of any bank account or, if any of the Collateral consists of Goods of a type normally used in more than one state, the use of any such Goods in any state other than a state in which such Borrower has previously advised Lender that such Goods will be used.

(b)Eligible Accounts and Inventory. Promptly upon becoming aware thereof, if any Account or Inventory identified by such Borrower to Lender as an Eligible Account or Eligible Inventory becomes ineligible for any reason to the extent (i) representing in excess of ten percent (10%) of Eligible Accounts or Eligible Inventory, as applicable, or (ii) Availability is less than $500,000.

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(c)Litigation and Proceedings. Promptly upon becoming aware thereof, (i) of any litigation, arbitration, governmental investigation or other actions or proceedings which are pending or threatened in writing against such Borrower or any Subsidiary of such Borrower or to which any of the properties of any thereof is subject which could be reasonably expected to have a Material Adverse Effect, and (ii) of any Commercial Tort Claims of such Borrower which may arise of an aggregate value in excess of $100,000.

(d)Names and Trade Names. Within 10 days of the change of such Borrower’s name or the use of any trade name, assumed name, fictitious name or division name not previously disclosed to Lender in writing.

(e)ERISA Matters. Promptly upon (i) the occurrence of any Reportable Event which might result in the termination by the PBGC of any Pension Plan covering any officers or employees of such Borrower, any benefits of which are, or are required to be, guaranteed by the PBGC, (ii) receipt of any notice from the PBGC of its intention to seek termination of any Pension Plan or appointment of a trustee therefore, (iii) its intention to terminate or withdraw from any Pension Plan, (iv) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, (v) the failure of such Borrower or any ERISA Affiliate of any member of the Controlled Group or any other Person to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA) or to any Multiemployer Plan, (vi) the taking of any action with respect to a Pension Plan which could result in the requirements that such Borrower furnish a bond or other security to the PBGC or such Pension Plan, (vii) the occurrence of any event with respect to any Pension Plan or Multiemployer Plan which could result in the incurrence by any ERISA Affiliate or any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Plan), (viii) any material increase in the contingent liability of such Borrower with respect to any post-retirement welfare plan benefit (other than such benefits required by law), or (ix) any notice that any Multiemployer Plan is insolvent, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

(f)Environmental Matters. Promptly upon becoming aware of any investigation, proceeding, complaint, order, directive, claim, citation or notice with respect to any non-compliance with or violation of the requirements of any Environmental Law by such Borrower or the generation, use, storage, treatment, transportation, manufacture handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter which affects such Borrower or its business operations or assets or any properties at which such Borrower has transported, stored or disposed of any Hazardous Materials unless the foregoing could not reasonably be expected to have a Material Adverse Effect.

(g)Default; Material Adverse Change. Promptly of (i) any Material Adverse Effect, (ii) the occurrence of any Event of Default hereunder, or (iii) the occurrence of any event which, if uncured, will become an Event of Default after notice or lapse of time (or both).

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All of the foregoing notices shall be provided by Borrowers to Lender in writing and shall describe the steps being taken by Borrowers or any Subsidiary of Borrowers affected thereby with respect thereto.

Compliance with Laws and Maintenance of Permits.

Each Borrower shall maintain all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect and each Borrower shall remain in compliance with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure with which to comply would have a Material Adverse Effect. Following any determination by Lender that there is non-compliance, or any condition which requires any action by or on behalf of such Borrower in order to avoid non-compliance, with any Environmental Law, at Borrowers’ expense cause an independent environmental engineer acceptable to Lender to conduct such tests of the relevant site(s) as are appropriate and prepare and deliver a report setting forth the results of such tests, a proposed plan for remediation and an estimate of the costs thereof.

Inspection and Audits.

Each Borrower shall permit Lender, or any Persons designated by it, upon reasonable advance notice to such Borrower if no Default Period then exists, to call at such Borrower’s places of business at any reasonable times, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from such Borrower’s books, records, journals, orders, receipts and any correspondence and other data relating to such Borrower’s business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning such Borrower’s business as Lender may consider reasonable under the circumstances. Each Borrower shall furnish to Lender such information relevant to Lender’s rights under the Loan Documents as Lender shall at any time and from time to time reasonably request. Lender, through its officers, employees or agents shall have the right, at any time and from time to time, in Lender’s name, to verify the validity, amount or any other matter relating to any of such Borrower’s Accounts, by mail, telephone, telecopy, electronic mail, or otherwise, provided that prior to the occurrence of an Event of Default, Lender shall conduct such verification in the name of a nominee of Lender or in such Borrower’s name. Each Borrower authorizes Lender to discuss the affairs, finances and business of such Borrower with any officers, employees or directors of such Borrower or with its Parent or any Affiliate or the officers, employees or directors of its Parent or any Affiliate, and to discuss the financial condition of such Borrower with such Borrower’s independent public accountants (provided that, a representative of such Borrower shall have been afforded the opportunity to be present for such discussion) upon reasonable advance notice to such Borrower and at reasonable times during business hours not more frequently than once per Fiscal Year (provided that such annual limitation shall not apply during a Default Period). Any such discussions shall be without liability to Lender or to the applicable Borrower’s independent public accountants. For each inspection or audit conducted by Lender hereunder, Borrowers shall pay to Lender (a) fees at Lender’s then-current per diem rate, plus (b) all costs and out-of-pocket expenses incurred by Lender; provided, however, that, notwithstanding the foregoing or anything else contained herein, while no Default Period exists Borrowers shall have no obligation to pay for

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more than two field exams or audits per calendar year or more than two Inventory appraisals per calendar year. All such fees, costs and expenses shall constitute Obligations hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

Insurance.

(a)Each Borrower will obtain and at all times maintain insurance with insurers reasonably acceptable to the Lender, in such amounts, on such terms (including any deductibles) and against such risks in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which such Borrower operates. Without limiting the generality of the foregoing, each Borrower will at all times maintain liability insurance, business interruption insurance including coverage for force majeure and keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender’s loss payable endorsement for the Lender’s benefit or an endorsement showing Lender as additional insured.

(b)If a Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium relating thereto, then Lender, without waiving or releasing any obligation or default by such Borrower hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Lender deems advisable upon notice to such Borrower. Such insurance, if obtained by Lender, may, but need not, protect Borrowers’ interests or pay any claim made by or against such Borrower with respect to the Collateral. Such insurance may be more expensive than the cost of insurance such Borrower may be able to obtain on its own and may be cancelled only upon such Borrower providing evidence that it has obtained the insurance as required above. All sums disbursed by Lender in connection with any such actions, including court costs, expenses, other charges relating thereto and reasonable attorneys’ fees, shall constitute Loans hereunder, shall be payable on demand by Borrowers to Lender and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

UNLESS BORROWERS PROVIDE LENDER WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS AGREEMENT, LENDER MAY PURCHASE INSURANCE AT BORROWERS’ EXPENSE TO PROTECT LENDER’S INTERESTS IN THE COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT BORROWERS’ INTERESTS IN THE COLLATERAL. THE COVERAGE THAT LENDER PURCHASES MAY NOT PAY ANY CLAIM THAT BORROWERS MAKE OR ANY CLAIM THAT IS MADE AGAINST BORROWERS IN CONNECTION WITH THE COLLATERAL. BORROWERS MAY LATER CANCEL ANY INSURANCE PURCHASED BY LENDER, BUT ONLY AFTER PROVIDING LENDER WITH EVIDENCE THAT BORROWERS HAVE OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT. IF LENDER PURCHASES INSURANCE FOR THE COLLATERAL, BORROWERS WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES LENDER MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION

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OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE OBLIGATIONS SECURED BY THIS AGREEMENT. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE BORROWERS MAY BE ABLE TO OBTAIN ON BORROWERS’ OWN.

Collateral.

Each Borrower shall keep the Collateral in good condition, repair and order, ordinary wear and tear excepted, and shall make all required repairs to the Equipment and replacements thereof in a manner that Borrowers reasonably believe will cause the operating efficiency and the value thereof to be preserved and maintained in all material respects. Subject to the limitations on inspection rights set forth in Section 10.04, each Borrower shall permit Lender to examine any of the Collateral at any time and wherever the Collateral may be located and, each Borrower shall, promptly upon request therefor by Lender, deliver to Lender any and all evidence of ownership of any of the Equipment including certificates of title and applications of title to the extent constituting Collateral. Each Borrower shall, at the request of Lender, indicate on its records concerning the Collateral a notation, in form satisfactory to Lender, of the security interest of Lender hereunder.

Use of Proceeds.

All monies and other property obtained by Borrowers from Lender pursuant to this Agreement shall be used solely for (i) the business purposes of Borrowers, (ii) Permitted Acquisitions, (iii) the Purchase Transaction, and (iv) the payment of fees, costs and expenses in connection with the negotiation, execution and delivery of this Agreement and the other Loan Documents. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

Taxes.

Each Borrower shall file all required federal and material state and local tax returns and pay all of its federal and material state and local taxes when due, subject to any extensions granted by the applicable taxing authority, including taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, that each Borrower shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (a) the amount so contested is shown on such Borrower’s financial statements; (b) such Borrower keeps on deposit with Lender (such deposit to be held without interest) or a reserve is maintained against such Borrower’s availability to borrow money under Section 2.01, in either case, in an amount of money which, in the sole judgment of Lender, is sufficient to pay such taxes and any interest or penalties that may accrue thereon; (c) if such Borrower fails to prosecute such contest with reasonable diligence, Lender may apply the money so deposited in payment of such taxes. If a Borrower fails to pay any such taxes and in the absence of any such contest by such Borrower, Lender may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by Lender shall constitute Loans hereunder, shall be payable by Borrowers to Lender on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

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Intellectual Property.

Each Borrower shall maintain adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and trade names to continue its business as heretofore conducted by it or as hereafter conducted by it unless the failure to maintain any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

Checking Accounts and Cash Management Services.

Each Borrower shall maintain its general checking/controlled disbursement account with Lender or another bank acceptable to Lender. If any Borrower maintains its general checking/controlled disbursement account with Lender, (a) normal charges shall be assessed thereon, (b) although no compensating balance is required, such Borrower must keep monthly balances in order to merit earnings credits which will cover Lender’s service charges for demand deposit account activities, and (c) such Borrower shall enter into agreements with Lender for standard cash management services. Borrowers shall be responsible for all normal charges assessed thereon. All of each Borrower’s bank accounts are set forth on Schedule 9.02. No Borrower will open any other bank account unless (i) Borrowers provide written notice to Lender at least ten (10) days prior to opening such account and (ii) the bank at which such account is located executes such documents as are necessary to give Lender a first priority, perfected security interest in such account. On or before the date which is one-hundred twenty (120) days after the Closing Date, Borrowers shall close each of its bank accounts with The Huntington National Bank.

Patriot Act, Bank Secrecy Act and Office of Foreign Assets Control.

As required by federal law and the Lender’s policies and practices, Lender may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services and each Borrower agrees to provide such information that will allow Lender to identify each Loan Party in accordance with the Patriot Act or Anti-Money Laundering Laws. In addition, and without limiting the foregoing sentence, each Borrower shall (a) ensure, and cause each of its Subsidiaries to ensure, that no Person who owns a controlling interest in or otherwise controls such Borrower or any Subsidiary of such Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by OFAC, the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause each of its Subsidiaries to comply, with all applicable Anti-Money Laundering Laws.

Compliance with Beneficial Ownership Regulation.

Each Borrower shall (a) notify Lender of any change in the information in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein and (b) promptly upon the reasonable request of Lender, provide Lender any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

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Post-Closing Deliveries.

As promptly as practicable, and in any event within the time periods specified in Schedule
10.13 or such later date as Lender reasonably agrees to in writing, Borrowers shall deliver the documents or take the actions specified on Schedule 10.13, in each case reasonably acceptable to Lender.

11.NEGATIVE COVENANTS.

Until payment and satisfaction in full of all Obligations (other than contingent indemnification obligations for which no claim has been made) and termination of this Agreement, unless Borrowers obtain Lender’s prior written consent waiving or modifying any of Borrowers’ covenants hereunder in any specific instance, each Borrower agrees as follows:

Dispositions.

No Borrower shall make any Disposition or enter into any agreement to make any Disposition, except: (a) Dispositions of Inventory in the ordinary course of business; (b) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business; and (c) Dispositions that result from a casualty or condemnation in respect of such property or assets and is not otherwise an Event of Default so long as all proceeds thereof are applied in accordance with Section 2.07(f); (d) Dispositions of capital assets outside of the ordinary course of such Borrower’s business in an arms-length transaction having an aggregate book value of less than $100,000 in any calendar year; (e) Dispositions of individual accounts receivable (and not as part of any financing or bulk sale) in connection with the collection or compromise thereof on commercially reasonable terms to the extent such accounts receivable are not included in the most recent Borrowing Base Certificate delivered by Borrowers to Lender; (f) licenses of Intellectual Property in the ordinary course of such Borrower’s business, and (g) Dispositions of owned or leased vehicles in the ordinary course of such Borrower’s business.

Indebtedness.

No Borrower shall create, incur, assume or become obligated (directly or indirectly), for any loans or other Indebtedness other than the Obligations, except that Borrowers may (a) borrow money from a Person other than Lender or incur other Indebtedness on an unsecured basis in an aggregate principal amount not to exceed $500,000 at any time outstanding, or otherwise to the extent that a subordination agreement in favor of Lender and in form and substance satisfactory to Lender is executed and delivered to Lender prior to any borrowing of money; (b) incur Hedging Obligations in favor of Lender or any affiliate of Fifth Third Bancorp; (c) maintain their present Indebtedness listed on Schedule 9.14; (d) incur unsecured indebtedness to trade creditors in the ordinary course of business; and (e) incur purchase money indebtedness or capitalized lease obligations in a principal amount not to exceed $500,000.00 in the aggregate at any time outstanding; (f) guarantee Indebtedness otherwise permitted under this Agreement of any wholly- owned Subsidiary; (g) if constituting Indebtedness, incur obligations in connection with matching 401(k) contributions in the ordinary course of its business; (h) incur Indebtedness secured by Permitted Liens; (i) incur Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant

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to reimbursement or indemnification obligations; (j) incur obligations under incentive, non- compete, consulting, deferred compensation or other similar arrangement; (k) incur Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds, custom bonds, financial assurances and completion guarantees and similar obligations in the ordinary course of business;
(l) Indebtedness of any Person acquired after the Closing Date in a Permitted Acquisition to the extent existing at the time of such Permitted Acquisition, provided that (i) such Indebtedness shall not have been incurred in contemplation of such Permitted Acquisition and (ii) after giving effect to the acquisition of any such Indebtedness, the aggregate principal amount of all Indebtedness acquired and outstanding pursuant to this clause (l) shall not exceed $500,000; (m) incur customary indemnification obligations under agreements entered into to consummate a Permitted Acquisition; (n) incur earn-out obligations, seller note obligations and other deferred purchase price obligations in connection with Permitted Acquisitions, provided such obligations under this clause (n) are subordinated to the Obligations pursuant to a subordination agreement in favor of Lender and in form and substance satisfactory to Lender prior to or contemporaneously with its incurrence; (o) incur Indebtedness under credit card programs, fuel card programs and company purchase card programs, in each case, to the extent consistent with past practice and incurred in the ordinary course of such Borrower’s business; (p) incur Indebtedness solely between Borrowers, and (q) incur Subordinated Debt.

Liens.

No Borrower shall grant or permit to exist (voluntarily or involuntarily) any lien, claim, security interest or other encumbrance whatsoever on any of its assets, other than Permitted Liens.

Mergers, Sales, Acquisitions, Subsidiaries and Other Transactions Outside the Ordinary Course of Business.

No Borrower shall (a) form any foreign Subsidiary and shall not form any domestic Subsidiary, unless such Subsidiary (i) has no material assets, and (ii) such Subsidiary is formed for purposes of consummating a Permitted Acquisition and is joined as a Loan Party on or before the closing of such Permitted Acquisition; (b) enter into any merger or consolidation; (c) change the state of such Borrower’s organization or enter into any transaction which has the effect of changing such Borrower’s state of organization; (d) [reserved]; (e) if such Borrower is a limited liability company, divide into multiple limited liability companies; (f) [reserved]; (g) [reserved];
(h) enter into any joint ventures or partnerships with any other Person; or (i) enter into any other material transaction outside the ordinary course of such Borrower’s business.

Dividends and Distributions.

No Borrower shall declare or pay any dividend or other distribution (whether in cash or in kind) on any class of its stock (if such Borrower is a corporation) or on account of any Equity Interest in such Borrower (if such Borrower is a partnership, limited liability company or other type of entity). Notwithstanding the foregoing:

(a)so long as a Borrower is part of a consolidated, combined, affiliated, unitary or similar income tax group for U.S. federal and/or applicable state or local income tax purposes for which another Person is the common parent, such Borrower may make Tax Distributions; and

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(b)Borrowers may declare or pay dividends or other distributions in respect of their Equity Interests, provided that both immediately before and immediately after giving effect to any such dividend or other distribution, (i) no Event of Default then exists under this Agreement or would be created thereby on a pro-forma basis, (ii) Excess Availability on a pro-forma basis after giving effect to such dividend or distribution is not less than $2,000,000, and (iii) not less than five (5) days prior to such distribution or payment, Borrowers provide a written certification to Lender as to the amount of any such dividend, distribution or payment, the pro-forma Excess Availability calculation and certifying that no Event of Default then exists or would be caused thereby on a pro forma basis.

Investments; Loans.

No Borrower shall purchase or otherwise acquire, or contract to purchase or otherwise acquire, the obligations, stock or other equity interests of any Person, all or a material portion of the assets of any Person or division of any Person, or lend or otherwise advance funds to any Person, other than (a) direct obligations of the United States, (b) Hedging Agreements with Lender,
(c)pursuant to and to the extent permitted in a Permitted Acquisition, (d) obligations insured by the Federal Deposit Insurance Corporation and obligations unconditionally guaranteed by the United States, (e) advances made to employees, officers and directors for travel and other expenses arising in the ordinary course of business, (f) short-term loans and advances to employees of a Borrower, in the form of a paycheck advance arising in the ordinary course of a Borrower’s business in an aggregate amount not to exceed $100,000, (g) extensions of trade credit to customers in the ordinary course of such Borrower’s business, (h) advances in the ordinary course of such Borrower’s business to suppliers consistent with past practices, and (i) securities or other property distributed in connection with a bankruptcy or other insolvency proceeding of a customer or contract counterparty.

Fundamental Changes, Line of Business.

No Borrower shall amend its organizational documents in a manner adverse to the Lender’s interest in any respect, or change its Fiscal Year or enter into a new line of business materially different from such Borrower’s current business unless (a) such actions would not have a Material Adverse Effect; (b) such actions would not adversely affect Lender; and (c) Lender has received ten (10) days prior written notice of such amendment or change.

Equipment.

No Borrower shall (a) permit any Equipment to become a Fixture to real property unless such real property is owned by such Borrower and is subject to a mortgage in favor of Lender, or if such real estate is leased, is subject to a landlord’s agreement in favor of Lender on terms reasonably acceptable to Lender, or (b) permit any Equipment to become an accession to any other personal property unless such personal property is subject to a first priority lien in favor of Lender (subject to Permitted Liens).

Affiliate Transactions.

Except (a) as set forth on Schedule 9.09, and (b) pursuant to the Management Agreement, no Borrower shall conduct, permit or suffer to be conducted, transactions with Affiliates other than

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transactions for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favorable to such Borrower than the terms upon which such transactions would have been made had they been made to or with a Person that is not an Affiliate.

Settling of Accounts.

No Borrower shall settle or adjust any Account other than in the ordinary course of business consistent with past practices and, as permitted pursuant to Section 11.01; provided, however, (a) during any Default Period, no Account may be settled or adjusted without the consent of the Lender (other than settlements and adjustments for which a binding agreement was entered into prior to the inception of such Default Period) and (b) no Account with respect to which the Account Debtor is an Affiliate of any Borrower may be settled or adjusted.

Consulting and Management Fees.

(a)No Borrower shall pay in any Fiscal Year any consulting fees except fees to consultants who are not Affiliates of any Borrower on an arm’s-length basis in the ordinary course of business.

(b)No Borrower shall pay any management fees to any Persons except pursuant to the Management Agreement and subject to the Management Fee Subordination Agreement.

ERISA.

Except as disclosed to the Lender in writing prior to the date hereof, neither any Borrower nor any ERISA Affiliate will (a) adopt, create, assume or become a party to any Pension Plan, (b) incur any obligation to contribute to any Multiemployer Plan, (c) incur any obligation to provide post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required by law) or (d) amend any Plan in a manner that would materially increase its funding obligations.

Use of Proceeds

No Borrower shall, and no Borrower shall permit any of its Subsidiaries to (a) directly or indirectly apply any part of the proceeds of any Loan to the purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System); (b) use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Person: (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions; or (ii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as lender, advisor, investor or otherwise); (c) use the proceeds of the Loans, directly or indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of Anti-Corruption Laws; or (d) use the proceeds of the Loans in violation of any Anti-Terrorism Laws.

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Subordinated Debt.

Except as permitted pursuant to the terms of any applicable Subordination Agreement, no Borrower shall, and no Borrower shall permit any of its Subsidiaries to make: (a) any payment of principal of, or interest on, any of the Subordinated Debt, if an Event of Default then exists hereunder or would result from such payment; (b) any payment of the principal or interest due on the Subordinated Debt as a result of acceleration thereunder or a mandatory prepayment thereunder; (c) any amendment or modification of or supplement to the documents evidencing or securing the Subordinated Debt; or (d) payment of principal or interest on the Subordinated Debt other than when due (without giving effect to any acceleration of maturity or mandatory prepayment) and expressly permitted under the terms of the Subordination Agreement.

12.FINANCIAL COVENANTS.

Each Borrower shall maintain and keep in full force and effect each of the financial covenants set forth below:

Fixed Charge Coverage.

Borrowers shall not permit Fixed Charge Coverage of Borrowers to be less than 1:10 to 1:00, as of September 30, 2023, or as of the last day of any fiscal quarter thereafter. Fixed Charge Coverage shall be tested as follows: (A) for each test period from September 30, 2023, through March 31, 2024, Fixed Charge Coverage shall be calculated on a cumulative basis for the period beginning July 1, 2023, through the last day of each such test period, and (B) for the test period ending June 30, 2024 and each test period thereafter, Fixed Charge Coverage shall be calculated on a trailing 12 month basis as of the last day of each such test period. Borrowers’ compliance with this covenant will be determined monthly.

13.DEFAULT AND REMEDIES.

Events of Default.

The occurrence of any one or more of the following events shall constitute an “Event of Default” by Borrowers hereunder:

(a)Payment. The failure of any Loan Party to pay when due or declared due by Lender (i) any payment of principal or interest on the Obligations or (ii) within three (3) Business Days following notice of such non-payment, any payment of other Obligations, unless, in each case, such failure to pay is solely caused by Lender’s failure to apply available funds from the Blocked Account prior to the due date thereof in accordance with the terms of this Agreement and Borrowers have cured any such failure to pay immediately upon Lender’s notice thereof to Borrowers; or

(b)Breach of Loan Documents. The failure of any Loan Party to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Loan Party under any of the Loan Documents; provided that any such failure by a Borrower under
(i) Sections 10.02(a), 10.02(d), 10.02(e), 10.02(f), 10.03 and 10.09, of this Agreement shall not constitute an Event of Default hereunder until the 30th day following any Loan Party obtaining

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knowledge thereof, (ii) Section 10.08 of this Agreement shall not constitute an Event of Default hereunder until the 5th day following any Loan Party obtaining knowledge thereof and (iii) Sections 5.03, 5.04, 5.06(D), 10.06, 10.11 and 10.12 of this Agreement, and the last sentence of Section 5.07 of this Agreement, shall not constitute an Event of Default hereunder until the 10th day following any Loan Party obtaining knowledge thereof; or

(c)Breaches of Other Obligations. The failure of any Loan Party to perform, keep or observe (after any applicable notice and cure period) any of the covenants, conditions, promises, agreements or obligations of such Loan Party under any other agreement with any Person if such failure could reasonably be expected to have a Material Adverse Effect; or

(d)Breach of Representations and Warranties. The making or furnishing by any Loan Party to Lender of any representation, warranty, certificate, schedule, report or other communication which is untrue or misleading in any material respect as of the date made within or in connection with the Loan Documents, any Bank Product Agreement or in connection with any other agreement between such Loan Party and Lender executed in connection with any credit, loan or lease provided by Lender or an affiliate of Lender to any Borrower; or

(e)Loss of Collateral. A loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds $250,000; or

(f)Levy, Seizure or Attachment. Any writ or warrant of attachment or execution or similar process is issued or levied against any of the Collateral having a value in excess of $250,000; or

(g)Bankruptcy or Similar Proceedings. The commencement of any proceedings in bankruptcy by or against any Loan Party or for the liquidation or reorganization of any Loan Party, or alleging that such Loan Party is insolvent or unable to pay its debts as they mature, or for the readjustment or arrangement of any Loan Party’s debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing, for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any Loan Party, which, in the case of any such involuntary proceeding not stayed or dismissed within sixty (60) days after the filing thereof or is granted; or

(h)Appointment of Receiver. The appointment of a receiver or trustee for any Loan Party, for any of the Collateral or for any substantial part of any Loan Party’s assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, or, to the extent not otherwise permitted hereunder, the merger or consolidation, of any Loan Party which is a corporation, limited liability company or a partnership; or

(i)Judgment. The entry of any monetary judgments or orders aggregating in excess of $250,000 (to the extent not covered by insurance) against any Loan Party which remains unsatisfied or undischarged and in effect for 30 days after such entry without a stay of enforcement or execution; or

(j)Dissolution of Loan Party. The dissolution of any Loan Party which is a partnership, limited liability company, corporation or other entity; or

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(k)Death of Loan Party. The death of any Loan Party who is a natural Person;
or

(l)Default or Revocation of Guaranty. The occurrence of an event of default
(subject to notice and cure provisions contained therein) under, or the revocation by such Person or termination of, any agreement, instrument or document executed and delivered by any Person to Lender pursuant to which such Person has guaranteed to Lender the payment of all or any of the Obligations or has granted Lender a security interest in or lien upon some or all of such Person’s real and/or personal property to secure the payment of all or any of the Obligations; or

(m)Criminal Proceedings. The institution in any court of a criminal proceeding against any Loan Party which would have a Material Adverse Effect, or the indictment of any Loan Party for any crime other than traffic and boating tickets and misdemeanors not punishable by jail terms; or

(n)Change of Control. A Change of Control shall occur; or

(o)Material Adverse Change. A Material Adverse Effect shall occur; or

(p)Other Indebtedness. The occurrence of a breach, default or event of default by a Loan Party (in its capacity as borrower, guarantor or otherwise) in any Indebtedness (other than the Loans) which could reasonably be expected to have a Material Adverse Effect; or

(q)Subordinated Debt. (i) Any default or event of default occurs under the Subordinated Debt Documents after the expiration of any applicable cure periods, or (ii) any Subordination Agreement entered into by Lender with respect to Subordinated Debt fails to be enforceable by Lender in accordance with the terms thereof.

Remedies.

(a)Upon the occurrence of an Event of Default described in Section 13.01(g), all of the Obligations shall immediately and automatically become due and payable, without notice of any kind. Upon the occurrence of any other Event of Default, all Obligations may, at the option of Lender, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

(b)During a Default Period, Lender may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in the Loan Documents and all of Lender’s rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, Lender may, without notice, demand or legal process of any kind, (i) suspend, terminate or limit any further loans or other extensions of credit under this Agreement and the other Loan Documents, and/or (ii) take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter onto any of Borrowers’ premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Lender shall have the right to store the same at any of

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Borrowers’ premises without cost to Lender. At Lender’s request, each Borrower shall, at Borrowers’ expense, assemble the Collateral and make it available to Lender at one or more places to be designated by Lender and reasonably convenient to Lender and such Borrower. Each Borrower recognizes that if a Borrower fails to perform, observe or discharge any of its Obligations under the Loan Documents, no remedy at law will provide adequate relief to Lender, and agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed to be a reasonable authenticated notification of disposition if given at least 10 days prior to such disposition and such notice shall (i) describe Lender and such Borrower, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of the intended disposition, (iv) state that such Borrower is entitled to an accounting of the Obligations and state the charge, if any, for an accounting and (v) state the time and place of any public disposition or the time after which any private sale is to be made. Lender may disclaim any warranties that might arise in connection with the sale, lease or other disposition of the Collateral and has no obligation to provide any warranties at such time. Any Proceeds of any disposition by Lender of any of the Collateral may be applied by Lender to the payment of expenses in connection with the Collateral, including legal expenses and reasonable attorneys’ fees, and any balance of such Proceeds may be applied by Lender toward the payment of such of the Obligations, and in such order of application, as Lender may from time to time elect.

(c)Without limiting the rights of Lender under applicable law, Lender has a right of set-off, a lien against and a security interest in all property of each Borrower now or at any time in Lender’s or any affiliate of Lender’s possession in any capacity whatsoever, including but not limited to any balance of any deposit, trust or agency account, or any other bank account, as security for all Obligations. At any time and from time to time following the occurrence of an Event of Default, or event which, with the passage of time, the giving of notice or both would become an Event of Default, Lender may without notice or demand, set-off and apply or cause to be set-off or otherwise applied any and all deposits at any time held and other indebtedness at any time owing by Lender or any affiliate of Lender to or for the credit of any one or more of Borrowers against the Obligations.

(d)Lender shall have the right, but not the obligation, to continue to extend the Revolving Loans during any Default Period without waiving any Event of Default or the default remedies of Lender and on such terms and conditions as Lender elects in its sole and absolute discretion. Without limitation to any of its default rights and remedies, Lender may elect to continue to make the Revolving Loans with such a reduced Maximum Revolving Loan Limit and with such reductions in the percentages set forth in the definition of Borrowing Base as Lender determines to be in the interest of Lender.

(e)In addition to all other rights, options and remedies granted or available to Lender under this Agreement or the other Loan Documents, or otherwise available at law or in equity, upon or at any time during a Default Period or after the occurrence and during the continuance of any event which with the giving of notice or the passage of time, or both, would become an Event of Default, Lender may, in its sole and absolute discretion, (i) withhold or cease making Loans or issuing Letters of Credit, (ii) commence accruing interest on the Loans at a rate up to the Default Rate or (iii) decrease the Maximum Revolving Loan Limit and/or the rates of advance under the Borrowing Base.

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License to Use Intellectual Property.

Lender is hereby granted an irrevocable, non-exclusive license or other right to use, license of sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of the Loan Parties, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. Each Loan Party’s rights and interests under Intellectual Property shall inure to the Lender’s benefit.

Commercially Reasonable Sales.

To the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner, each Borrower acknowledges and agrees that it is not commercially unreasonable for Lender (a) to fail to incur expenses reasonably deemed significant by Lender to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as Borrowers, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to decline to provide credit to any potential purchaser of the Collateral in connection with Lender’s disposition of the Collateral, (k) to disclaim disposition warranties, (l) to purchase insurance or credit enhancements to insure Lender against risks of loss, collection or disposition of Collateral or to provide to Lender a guaranteed return from the collection or disposition of Collateral, or (m) to the extent deemed appropriate by Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any of the Collateral. Each Borrower acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Lender would fulfill Lender’s duties under the UCC in Lender’s exercise of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to Borrowers or to impose any duties on Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

Equity Cure.

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(a)Subject to the limitations set forth in subsection (e) below, Borrowers may cure (and shall be deemed to have cured) an Event of Default arising out of a breach of the Fixed Charge Coverage Ratio set forth in Section 12.01 (the “FCCR Covenant”), if Borrowers receive the cash proceeds of an investment of Curative Equity (as defined below) within fifteen (15) days of the occurrence of such Event of Default. As used herein, the term “Curative Equity” shall mean equity contributions or other contributions made by the Owners of Holdings in immediately available funds which are immediately remitted by Holdings to Metals in exchange for Qualified Equity Interests.

(b)Any investment of Curative Equity shall be in an amount that is sufficient to cause the Loan Parties to be in compliance with the FCCR Covenant as of the last day of the most recently ended fiscal quarter calculated for such purpose as if such amount of Curative Equity were additional EBITDA.

(c)As a condition to any such cure, Borrowers shall deliver to Lender an updated version of the compliance certificate delivered required to Section 7.02 in respect of the fiscal quarter-end with respect to which Curative Equity is issued, which shall (i) include evidence of Borrowers’ receipt of Curative Equity proceeds and (ii) set forth a calculation of the financial results of Borrowers at such fiscal quarter-end (including for such purposes the proceeds of such Curative Equity (broken out separately) as, subject to clause (e), deemed EBITDA as if received on such date), which shall confirm that on a pro forma basis after taking into account receipt of the Curative Equity proceeds in the amount specified therein, Borrowers would have been in compliance with the FCCR Covenant as of such date.

(d)Upon Borrowers’ receipt of such Curative Equity proceeds and satisfaction of the other conditions set forth in this Section 13.05, the Event of Default that would have occurred as a result of a breach of the FCCR Covenant shall be deemed cured with no further action required by Borrowers.

(e)Notwithstanding the foregoing, (i) (y) Borrowers may not exercise the equity cure right under this Section 13.05 more than four (4) times during the term of this Agreement and (z) the Loan Parties may not exercise the cure right under this Section 13.05 more than twice in any twelve (12) consecutive fiscal months, (ii) the amount of Curative Equity permitted hereunder shall not exceed the amount that is sufficient to cause the Loan Parties to be in compliance with the FCCR Covenant as of the last day of the most recently ended fiscal quarter, as applicable, and (iii) in connection with each exercise of Borrowers’ rights under this Section 13.05, Borrowers shall be credited with EBITDA in an amount equal to 100% of the amount of Curative Equity received by Borrowers in connection with such exercise. To the extent that Curative Equity is received and included in the calculation of the FCCR Covenant as EBITDA for any fiscal quarter, such Curative Equity shall be deemed to be added to EBITDA for purposes of determining compliance with the FCCR Covenant and for purposes of any other calculation of EBITDA for all subsequent periods that include the fiscal quarter for which such proceeds were received.

(f)Provided that the Loan Parties have the right to cure an Event of Default according to the terms of this Section 13.05 and have provided the Lender with notice of their intention to do so, the Lender shall not exercise any right to accelerate the Loans, terminate the

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Commitments, or exercise any right to foreclose or take possession of the Collateral solely on the basis of an Event of Default having occurred and being continuing resulting from a breach of the FCCR Covenant, until the expiration of the fifteen (15) day time period set forth in Section 13.05(a).

14.CONDITIONS PRECEDENT.

Conditions Precedent to Initial Loans.

The Lender’s obligation to make the initial Credit Extension is subject to the satisfaction or waiver on or before the date hereof of the following conditions precedent:

(a)Lender shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the closing delivery list attached as Schedule 14.01-A in each case properly executed by the appropriate party and in form and substance satisfactory to the Lender;

(b)Since April 30, 2023, no event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect, as determined by Lender in its sole discretion;

(c)Lender shall have received payment in full of all fees and expenses payable to it by Borrowers or any other Person in connection herewith, on or before disbursement of the initial Credit Extensions;

(d)As shown on Schedule 14.01-B, Lender shall have determined that immediately after giving effect to (i) the initial Credit Extensions, if any, requested to be made on the date hereof, (ii) the payment of all fees due upon such date and (iii) the payment or reimbursement by Borrowers of Lender for all closing costs and expenses incurred in connection with the transactions contemplated hereby, Borrowers have Excess Availability as of the Closing Date of not less than $2,000,000.00; and

(e)The Purchase Agreement Transaction shall have been completed and closed prior to or simultaneously herewith upon terms and conditions satisfactory to Lender, in accordance with the Purchase Agreement and applicable Laws in all material respects, and Lender shall have received photocopies of all Purchase Agreement Documents executed, delivered and/or furnished in connection with the Purchase Agreement Transaction;

(f)The Loan Parties shall have executed and delivered to Lender all such other documents, instruments and agreements which Lender determines are reasonably necessary to consummate the transactions contemplated hereby.

Conditions Precedent to All Loans.

The Lender’s obligation to make each Credit Extension shall be subject to the further conditions precedent that:

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(a)the representations and warranties contained in Section 9 are correct in all material respects (without duplication of any materiality qualifiers set forth in Section 9), on and as of the date of such Credit Extension as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

(b)no Default or Event of Default has occurred and is continuing.

15.GENERAL PROVISIONS.

Indemnification.

Each Borrower agrees to defend (with counsel satisfactory to Lender), protect, indemnify and hold harmless Lender, each affiliate or Subsidiary of Lender, and each of their respective shareholders, members, officers, directors, managers, employees, attorneys and agents (each an “Indemnified Party”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including the reasonable and documented disbursements and fees of outside counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including securities laws and regulations, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, the making or issuance and the management of the Loans or any Letters of Credit or the use or intended use of the proceeds of the Loans or any Letters of Credit (including, without limitation, all costs and expenses incurred with respect to the retention of any payments or transfers of any kind made to Lender by or on account of this Agreement, including the granting of liens, collateral rights, security interests, or payment protection of any type, in any action brought or threatened against Lender including any avoidance action in a bankruptcy or similar proceeding); provided, however, that no Borrower shall have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Loans hereunder from the date incurred by each Indemnified Party until paid by Borrowers, be added to the Obligations of Borrowers and be secured by the Collateral. The provisions of this Section 15.01 shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement.

Notice.

All written notices and other written communications with respect to this Agreement shall be sent by ordinary, certified or overnight mail, by email, or delivered in person, to the address or email address specified for Lender or Borrowers, as applicable, on Schedule 15.02. Each Borrower

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agrees that notices and other communications to it hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Lender and such electronic communication shall have the same force and effect that the same submissions would have had if they had been submitted in any other applicable form authorized, required or contemplated by the Loan Documents. All notices shall be deemed received upon actual receipt thereof or refusal of delivery.

Governing Law; Construction; Forum Selection.

(a)THE LOAN DOCUMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN COLLATERAL LOCATED OUTSIDE OF THE STATE OF ILLINOIS, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED. If any
provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

(b)To induce Lender to accept this Agreement, each Borrower irrevocably agrees that, subject to Lender’s sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THE LOAN DOCUMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. EACH BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. EACH BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT IN ACCORDANCE WITH THIS SECTION. EACH BORROWER AND LENDER HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS FOR ANY AND ALL ACTIONS OR PROCEEDINGS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH BORROWER OR LENDER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH BORROWER OR LENDER, AT THE ADDRESS SET FORTH FOR NOTICE IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE 10 DAYS AFTER THE SAME HAS BEEN POSTED.

Modification and Benefit of Agreement.

The Loan Documents may not be modified, altered or amended except by an agreement in writing signed by each Borrower or such other Person who is a party to such Loan Document and Lender. No Borrower may sell, assign or transfer the Loan Documents or any portion thereof, including such Borrower’s rights, titles, interest, remedies, powers or duties hereunder and thereunder. Each Borrower hereby consents to Lender’s sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of the Loan Documents or of any portion thereof, or participations therein, including Lender’s rights, titles, interest, remedies, powers and/or

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duties and agrees that it shall execute and deliver such documents as Lender may request in connection with any such sale, assignment, transfer or other disposition; provided, that in the absence of an Event of Default, Lender shall not sell assign or transfer (other than by way of any participation interest or in connection with a sale or transfer of Lender, a material portion of Lender’s loan facilities or a material portion of Lender’s asset based lending portfolio) all or any portion of the Loan or the Loan Documents without the consent of Borrowers, such consent not to be unreasonably withheld, conditioned or delayed

Headings of Subdivisions.

The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

Power of Attorney.

Each Borrower acknowledges and agrees that its appointment of Lender as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Obligations are satisfied and paid in full and this Agreement is terminated.

Confidentiality.

Lender hereby agrees to use commercially reasonable efforts to assure that any and all information relating to a Borrower which is (a) furnished by such Borrower to Lender (or to any affiliate of Lender); and (b) non-public, confidential or proprietary in nature, shall be kept confidential by Lender or such affiliate in accordance with applicable law; provided, however, that such information and other credit information relating to such Borrower may be distributed by Lender or such affiliate to Lender’s or such affiliate’s directors, managers, officers, employees, attorneys, affiliates, assignees, participants, auditors, agents and regulators, and upon the order of a court or other governmental agency having jurisdiction over Lender or such affiliate, to any other party. In addition such information and other credit information may be distributed by Lender to potential participants or assignees of any portion of the Obligations, provided, that such potential participant or assignee agrees to follow the confidentiality requirements set forth herein. Each Borrower and Lender further agree that this provision shall survive the termination of this Agreement. Notwithstanding the foregoing, each Borrower hereby consents to Lender publishing a tombstone or similar advertising material relating to the financing transaction contemplated by this Agreement.

Counterparts; Integration; Effectiveness; Electronic Execution.

(a)The Loan Documents and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this

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Agreement or any of the Loan Documents by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)The words “execution,” “signed,” “signature,” and words of like import in this Agreement and the other Loan Documents will be deemed to include electronic signatures or electronic records, each of which will be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Illinois Electronic Commerce Security Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

WAIVER OF JURY TRIAL; OTHER WAIVERS.

(a)EACH BORROWER AND LENDER EACH HEREBY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THE LOAN DOCUMENTS, THE OBLIGATIONS, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY A BORROWER OR LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN A BORROWER AND LENDER. IN NO EVENT SHALL BORROWERS OR LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

(b)Each Borrower hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

(c)Each Borrower hereby waives the benefit of any law that would otherwise restrict or limit Lender or any affiliate of Lender in the exercise of its right, which is hereby acknowledged and agreed to, to set-off against the Obligations, without notice at any time hereafter, any indebtedness, matured or unmatured, owing by Lender or such affiliate of Lender to such Borrower, including any Deposit Account at Lender or such affiliate.

(d)EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE LAW (INCLUDING ARTICLE 9 OF THE UCC) OR AS OTHERWISE REQUIRED PURSUANT TO THE TERMS OF THE LOAN DOCUMENTS, DURING A DEFAULT PERIOD, EACH BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY LENDER OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF SUCH BORROWER WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL, PROVIDED THAT IN THE EVENT THAT LENDER SEEKS TO ENFORCE ITS RIGHTS HEREUNDER BY JUDICIAL PROCESS OR SELF HELP, LENDER SHALL PROVIDE SUCH BORROWER WITH SUCH NOTICES AS ARE REQUIRED BY LAW.

(e)Lender’s failure, at any time or times hereafter, to require strict performance by a Borrower of any provision of the Loan Documents shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default under this Agreement or any default under any of the

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other Loan Documents shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of Lender in the exercise of any right or remedy under any Loan Document shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of each Borrower contained in the Loan Documents and no Event of Default under this Agreement or default under any of the other Loan Documents shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is in writing, signed by a duly authorized officer of Lender and directed to Borrowers specifying such suspension or waiver.

16.MULTIPLE BORROWERS

Borrowing Agent.

Each Borrower hereby irrevocably appoints Metals as “Borrowing Agent” and grants Metals a power of attorney coupled with interest which is irrevocable without the prior written consent of the Lender. Because the operations and business activities of Borrowers are highly integrated and interdependent, at any particular time it is impractical to determine which of Borrowers will directly receive the proceeds of a Loan. Each of the Borrowers hereby directs Lender to disburse the proceeds of each Loan to or at the direction of the Borrowing Agent, with such directions to be subject to approval of Lender in its discretion, and such distribution will, in all circumstances, be deemed to be made to each of the Borrowers. From time to time, Borrowing Agent shall further distribute the proceeds of Loans to a particular Borrower or Borrowers, jointly and severally, and each Borrower represents and warrants that the subsequent receipt and use of such proceeds by any particular Borrower inures to the economic benefit directly and indirectly of all other Borrowers. For so long as the Obligations remain outstanding and any commitment to make Revolving Loans is in effect, each Borrower hereby covenants and agrees, and hereby grants to the Borrowing Agent an absolute and irrevocable power of attorney coupled with interest, and irrevocably designates, appoints, authorizes and directs the Borrowing Agent to (a) certify Borrowing Base Certificates and financial statements and other reports of Borrowers, (b) request Loans and execute and deliver written requests for Loans, (c) make any other deliveries required to be delivered periodically hereunder to Lender, (d) request waivers, amendments or other accommodations under the Loan Documents, and (e) otherwise take all other actions otherwise contemplated by this Section, and to act on behalf of such Borrower for purposes of giving and receiving notices and certifications under this Agreement or any other Loan Document. Lender is entitled to rely and act on the instructions and certifications of the Borrowing Agent. Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any Borrower by the Borrowing Agent shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if made directly by such Borrower and Lender shall be entitled to rely thereon. Lender may give any notice to or communication with a Borrower to Borrowing Agent on behalf of such Borrower.

Joint and Several Liability.

Each Borrower agrees that it is jointly and severally liable for all Obligations and all agreements under the Loan Documents. Each Borrower agrees its obligations under the Loan

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Documents shall be unconditional, irrespective of (a) the absence of any attempt to collect a Borrower’s Obligations from any Borrower or any guarantor or other action to enforce the same;
(b) the waiver or consent by Lender with respect to any provision of any instrument evidencing Borrowers’ Obligations, or any part thereof, or any other agreement heretofore, now or hereafter executed by a Borrower and delivered to Lender; (c) failure by Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for Borrowers’ Obligations; (d) the institution of any proceeding under the Bankruptcy Code, or any similar proceeding, by or against a Borrower or Lender’s election in any such proceeding of the application of Section 1111(b)(2) of the Bankruptcy Code; (e) any borrowing or grant of a security interest by any Borrower as debtor-in-possession, under Section 364 of the Bankruptcy Code; (f) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Lender’s claim(s) for repayment of any of Borrowers’ Obligations; or (g) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

Savings Clause.

Notwithstanding any provisions of this Agreement to the contrary, it is intended that the joint and several nature of the Obligations of Borrowers and the liens and security interests granted by Borrowers to secure the Obligations, not constitute a Fraudulent Conveyance (as defined below). Consequently, Lender and Borrowers agree that if the Obligations of a Borrower, or any liens or security interests granted by such Borrower securing the Obligations would, but for the application of this sentence, constitute a Fraudulent Conveyance, the Obligations of such Borrower and the liens and security interests securing such Obligations shall be valid and enforceable only to the maximum extent that would not cause such Obligations or such lien or security interest to constitute a Fraudulent Conveyance, and the Obligations of such Borrower and this Agreement shall automatically be deemed to have been amended accordingly. For purposes hereof, “Fraudulent Conveyance” means a fraudulent conveyance under Section 548 of Chapter 11 of Title II of the United States Code (11 U.S.C. § 101, et seq.), as amended (the “Bankruptcy Code”) or a fraudulent conveyance or fraudulent transfer under the applicable provisions of any fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

Financial Information.

Each Borrower assumes responsibility for keeping itself informed of the financial condition of the each other Borrower, and any and all endorsers and/or guarantors of any instrument or document evidencing all or any part of such other Borrower’s Obligations and of all other circumstances bearing upon the risk of nonpayment by such other Borrowers of their Obligations and each Borrower agrees that Lender shall not have any duty to advise such Borrower of information known to Lender regarding such condition or any such circumstances or to undertake any investigation not a part of its regular business routine. If Lender, in its Permitted Discretion, undertakes at any time or from time to time to provide any such information to a Borrower, Lender shall not be under any obligation to update any such information or to provide any such information to such Borrower on any subsequent occasion.

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Joint Enterprise.

Each Borrower has requested that Lender make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically. Borrowers’ business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group. Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the Loans, all to their mutual advantage. Borrowers acknowledge that Lender’s willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Borrowers and at Borrowers’ request.

Subordination.

Each Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or setoff, that it may have at any time against any other Borrower, howsoever arising, to the full payment in cash of all Obligations and termination of this Agreement.

Waivers.

Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Lender to marshal assets or to proceed against any Borrower, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower. Each Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than full payment of all Obligations. The provisions of this Article are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Lender would decline to make Loans and issue Letters of Credit. Each Borrower acknowledges that its guaranty pursuant to this Article is necessary to the conduct and promotion of its business, and can be expected to benefit such business. Each Borrower expressly agrees not to exercise any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which such Borrower may now or hereafter have against the other Borrowers or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers’ property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement or repayment in full of the Obligations.

Remedies.

Lender may, in its discretion, upon the occurrence and during the continuance of an Event of Default, pursue such rights and remedies as it deems appropriate, including realization upon Collateral by judicial foreclosure or non-judicial sale or enforcement, without affecting any rights and remedies under this Article. If, in taking any action in connection with the exercise of any rights or remedies, Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any applicable Laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation

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that such Borrower might otherwise have had. Any election of remedies that results in denial or impairment of the right of Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. Each Borrower waives all rights and defenses arising out of an election of remedies, such as non-judicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person. Lender may bid all or a portion of the Obligations at any foreclosure or trustee’s sale or at any private sale, and the amount of such bid need not be paid by Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Lender or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Article, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled but for such bidding at any such sale. Lender has the exclusive right to determine the time and manner of application of any payments or credits, whether received from a Borrower or any other source, and such determination shall be binding on such Borrower. All such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of a Borrower’s Obligations as Lender shall determine in its Permitted Discretion without affecting the validity or enforceability of the Obligations of the other Borrowers.

Keepwell.

Each Borrower that is a Qualified ECP when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Borrower that is not a Qualified ECP with respect to such Swap Obligation as may be needed by such Borrower that is not a Qualified ECP from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this Article voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP under this Section shall remain in full force and effect until payment in full of the Obligations. Each Borrower intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Borrower for all purposes of the Commodity Exchange Act. As used in this Agreement, “Qualified ECP” means any Borrower with total assets exceeding $10,000,000, or that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

[signature page to follow]

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The parties have duly executed this Agreement as of the date first written above.

Borrowers:

Signature page to Credit and Security Agreement

PRECISION METAL WORKS, INC.,

By:        ----H- ......-1
Name: R
lhief Executive Officer

PMW AFFILIATED HOLDINGS, LLC,
a Delaware limited liability company

By:    _ Name: Eric Althofer
Title: President

Signature page to Credit and Security Agreement

The parties have duly executed this Agreement as of the date first written above.

Borrowers:

Signature page to Credit and Security Agreement

PRECJSION METAL WORKS, INC.,
a Kentucky corporation
By:    _ Name: Richard Stanley
Title: President and Chief Executive Officer

LC,

Signature page to Credit and Security Agreement

Lender:

.....

Signature page to Credit and Security Agreement

	SCHEDULE 1.01-A
	APPLICABLE MARGINS
	Reference Rate Margin (bps)	Tranche Rate Margin (bps)
Revolving Loans	0	200
Machinery & Equipment Term Loan	50	250
Capital Expenditure Term Loan	50	250

SCHEDULE 1.01-B

ACCOUNT CONCENTRATION EXCEPTIONS

Haier US Appliance Solutions, Inc. (f/k/a GE Appliance): 55%

SCHEDULE 1.01-C EXISTING LIENS

1.Financing Statement naming JPMorgan Chase Bank, N.A. as secured party, filed on May 28, 2013 at Filing No. 2013-2644535-15.01.
2.Financing Statement naming JPMorgan Chase Bank, N.A. as secured party, filed on March 13, 2018 at Filing No. 2018-2949637-01.01.
3.Financing Statement naming Precision Metal Works, Inc. as debtor and The Richard Stanley Trust, a trust formed under the Laws of Ontario, Canada, as secured party, to be filed after the Closing Date and which is subject to the Subordination Agreement.
4.Financing Statement naming Precision Metal Works, Inc. as debtor and The John Locke Family Trust, a trust formed under the Laws of Ontario, Canada, as secured party, to be filed after the Closing Date and which is subject to the Subordination Agreement.

SCHEDULE 5.01 COMMERCIAL TORT CLAIMS
None.

SCHEDULE 9.02 LOCATIONS; BANK ACCOUNTS

A.Borrower’s business locations (please indicate which location is the principal place of business and at which locations originals and all copies of Borrower’s books, records and accounts are kept).

Loan Party Obligor	Principal Place of Business
Metals	6901-6903 Preston Highway Louisville, KY 40219
Holdings	325 E. Warm Springs Road, #102 Las Vegas, NV 89119

B.Other locations of Collateral (including warehouse locations, processing locations, consignment locations) and all post office boxes of Borrower. Please indicate the relationship of such location to Borrower (i.e. public warehouse, processor, etc.).

Owner/Landlord/Operator	Address	Owned/Leased/ Warehouse/Bailee
Legacy West Partners Kentucky Portfolio	111 Commerce Blvd. Frankfort, KY 40601	Leased
Legacy West Partners Kentucky Portfolio	4701 Allmond Ave Louisville, KY 40209	Leased
Atalaya Investments LLC	6901-6903 Preston Highway Louisville, KY 40219	Leased
	2580 Palumbo Dr. Lexington, KY 40509	Processing Location
	230 Chambers Ave Georgetown, KY 40324	Processing Location
	115 Security Parkway New Albany, IN 47150	Processing Location
	1900 E Main St New Albany, IN 47150	Processing Location
	6350 Este Ave Cincinnati, OH 45225	Processing Location
	2980 Spring Grove Ave Cincinnati, OH 45225	Processing Location

C.Bank Accounts of Borrower (other than those maintained with Lender):

Bank (with address)	Account Number	Type of Account
The Huntington National Bank 7 Easton Oval (EA4W30) Columbus, OH 43219	*******1310 *******1323 *******0080 *******1501	Operating Account Cash Collateral Account AP Checks Payroll

SCHEDULE 9.06 ORGANIZATION INFORMATION

Borrower	Entity Type	Jurisdiction	FEIN	Organizational # (PA Revenue ID #)
Precision Metal Works, Inc.	Corporation	Kentucky	61-0417457	0042190
PMW Affiliated Holdings, LLC	Limited liability company	Delaware	93-1508284	7468836

SCHEDULE 9.07 LITIGATION
None.

SCHEDULE 9.09 AFFILIATE TRANSACTIONS
None.

SCHEDULE 9.10 NAMES & TRADE NAMES

Legal Name	Prior Legal Name	Existing/Prior Trade Name
Precision Metal Works, Inc.	Nth Holding, Ltd.; Precision Tool, Die and Machine Company; Precision Tool, Die and Machine Co., Inc.; Precision Metal Works, Inc.	None.

SCHEDULE 9.14 EXISTING INDEBTEDNESS
1.Subordinated Secured Promissory Note, dated as of the Closing Date, in favor of The Richard Stanley Trust, a trust formed under the Laws of Ontario, Canada, for the principal sum of $1,250,000.00.
2.Subordinated Secured Promissory Note, dated as of the Closing Date, in favor of The John Locke Family Trust, a trust formed under the Laws of Ontario, Canada, for the principal sum of $1,250,000.00.

SCHEDULE 9.16

PARENT, SUBSIDIARIES & AFFILIATES

Subsidiary	Parent
NTH/WORKS DE MEXICO S. DE R.L. DE C.V., a Mexican variable capital limited liability company	Precision Metal Works, Inc.

SCHEDULE 9.19 INTELLECTUAL PROPERTY

Loan Party Obligor	Trademark Title	Trademark Application Number	Trademark Registration Number	Date of Application	Date of Registration
Precision Metal Works, Inc.	PRECISION METAL WORKS (word mark)	n/a	n/a	n/a	n/a
Precision Metal Works, Inc.		n/a	n/a	n/a	n/a

SCHEDULE 9.20 ENVIRONMENTAL MATTERS
1.Phase I Environmental Assessment, 111 Commerce Blvd., Frankfort, KY, Partner Engineering and Science, Inc. (March 27, 2023)
2.Phase II Subsurface Investigation, 111 Commerce Blvd., Frankfort, KY, Partner Engineering and Science, Inc., (May 11, 2023)
3.Phase I Environmental Assessment, 4701 Allmond Ave., Louisville, KY, Partner Engineering and Science, Inc. (March 27, 2023)
4.Phase II Subsurface Investigation, 4701 Allmond Ave., Louisville, KY, Partner Engineering and Science, Inc., (May 4, 2023)
5.Phase I Environmental Assessment, 111 Commerce Blvd., Frankfort, KY, NSS Environmental, Inc. (May 4, 2019)
6.Phase II Environmental Assessment, 111 Commerce Blvd., Frankfurt, KY, NSS Environmental, Inc., (July 12, 2019)
7.Department for Environmental Protection Notice of Violation dated February 16, 2023 for violation of KRS 224.70-110 (discharging total suspended solids into stormwater) at 6901 Preston Highway, Louisville, KY. Energy and Environment Cabinet offer of settlement dated March 24, 2023 for $15,000. Negotiated down to $7,500, but not yet formally resolved.
8.Department for Environmental Protection Notice of Violation dated February 19, 2021 for violation of KRS 224.70-110 at 6901 Preston Highway, Louisville, KY. Citation for discharging total suspended solids into stormwater.
9.Department for Environmental Protection Notice of Violation dated September 1, 2021 for violation of KRS 224.70-110 at 6901 Preston Highway, Louisville, KY. Citation for discharging total suspended solids into stormwater.
10.Department for Environmental Protection Notice of Violation dated December 2, 2021 for violation of KRS 224.70-110 at 6901 Preston Highway, Louisville, KY. Citation for discharging total suspended solids into stormwater.

SCHEDULE 10.13 POST-CLOSING DELIVERIES

Action or Document	Due Date
1. Evidence satisfactory to Lender that NTH/WORKS DE MEXICO S. DE R.L. DE C.V., a Mexican variable capital limited liability company (“Nth Works”), has been dissolved. In connection therewith, Borrowers hereby represent, warrant, covenant and agree to and with Lender that as of the date hereof and at all times hereafter until its dissolution, (a) Nth Works is and shall remain a dormant entity with no assets, operations, liabilities or business opportunities, and no value to the Loan Parties or their businesses, and (b) no Loan Party will transfer any assets or business opportunities of any kind to Nth Works.
Ninety (90) days after the Closing Date
2. All original certificates or instruments representing or evidencing the Pledge Collateral (as defined in that certain Stock Pledge Agreement of even date herewith by and among Holdings and Lender), in suitable form for transfer by deliver, together with such Equity Interest powers and other instruments or documents reasonably required by Lender in connection with such Stock Pledge Agreement;
Ten (10) Business Days after the Closing Date
3. All original certificates of title for vehicles owned by Borrowers.	Thirty (30) days after the Closing Date
4. A fully executed Deposit Account Control Agreement and Blocked Account Control Agreement with The Huntington National Bank, in form and substance satisfactory to Lender.	Thirty (30) days after the Closing Date
5. Customary insurance endorsements (i) showing Lender as lender’s loss payable with respect to each policy of property or casualty insurance and additional insured with respect to general liability insurance; and (ii) providing that thirty (30) days’ notice will be given to Lender prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy and ten (10) days’ notice for nonpayment.
Thirty (30) days after the Closing Date

SCHEDULE 14.01-A CLOSING DELIVERY LIST CLOSING CHECKLIST
LOANS BY FIFTH THIRD BANK, NATIONAL ASSOCIATION TO
PRECISION METAL WORKS, INC.
Closing Date: July 19, 2023

Borrower:    Precision Metal Works, Inc. (“Metals”) and PMW Affiliated Holdings, LLC (“PMW”) (collectively, the “Borrower”) Lender:    Fifth Third Bank (“53” or “Lender”)
Lender’s Counsel:    Thompson Coburn LLP (“LC”) Borrower’ Counsel:     Greenberg Traurig, LLP (“BC”)

**Capitalized terms used but not otherwise defined have the meanings given in the Credit and Security Agreement**

ACTION PARTY	ITEM STATUS	DOCUMENT OR ACTION
LC	Received	1. Credit and Security Agreement
Schedules & Exhibits
53	Received	1.01-A Applicable Margins
53	Received	1.01-B Account Concentration Exceptions
Borrower	Received	1.01-C Existing Liens
Borrower	Received	5.01 Commercial Tort Claims

ACTION PARTY	ITEM STATUS	DOCUMENT OR ACTION
Borrower	Received	9.02 Locations; Bank Accounts
Borrower	Received	9.06 Organization Information
Borrower	Received	9.07 Litigation
Borrower	Received	9.09 Affiliate Transactions
Borrower	Received	9.10 Names & Trade Names
Borrower	Received	9.14 Existing Indebtedness
Borrower	Received	9.16 Parent, Subsidiaries & Affiliates
Borrower	Received	9.19 Intellectual Property
Borrower	Received	9.20 Environmental Matters
53	Received	10.13 Post Closing Deliveries
LC	Received	14.01-A Closing Checklist
53	Received	14.01-B Sources and Uses
Borrower	Received	15.02 Certain Addresses for Notices
LC	Received	Exhibit A – Form of Compliance Certificate
53	Received	Exhibit B - Form of Borrowing Base Certificate
53	Received	2. Continuing Agreement for Commercial and Standby Letters of Credit
LC	Received	3. Management Fee Subordination Agreement

ACTION PARTY	ITEM STATUS	DOCUMENT OR ACTION
LC	Received	4. Subordination Agreement ☒Copy of Seller Note
LC	Received	5. Assignment of Undertakings
BC	Received	6. Officer’s Certificate (Metals) ☒Incumbency Certificate ☒Articles of Incorporation ☒Bylaws ☒Certificate of Good Standing (KY) ☒Borrowing Resolutions
BC	Received	7. Secretary’s Certificate (PMW) ☒Incumbency Certificate ☒Certificate of Formation ☒Operating Agreement ☒Certificate of Good Standing (DE) ☒Borrowing Resolutions
LC	Received	8. UCC Filing Authorization.
LC	Filed upon close	9. UCC-1 Financing Statements.
LC	Received	10. UCC and Lien Search Results.
LC	Received	11. Stock Pledge Agreement (Borrowers)

ACTION PARTY	ITEM STATUS	DOCUMENT OR ACTION
BC	Post-Closing	12. Original Stock Certificates
LC	Received	13. Blank Stock Powers
LC	Received	14. Trademark Security Agreement
LC	Received	15. Closing Certificate
LC	Received	16. Landlord Agreement. – 111 Commerce Blvd., Frankfort, KY 40601 ☒Copy of Lease
LC	Received	17. Landlord Agreement. – 4701 Allmond Ave., Louisville, KY 40209 ☒Copy of Lease
LC	Post-Closing	18. Landlord Agreement. – Preston Highway, Jefferson County, KY ☒Copy of Lease
Borrower/ 53	Post-Closing	19. Third Party Deposit Account Control Agreement
Borrower/ 53	Post-Closing	20. Third Party Blocked Account Control Agreement
BC/Borrower	Received	21. Diligence Request List
LC	Received	22. ABL Reporter Service Agreement and Borrowing Base Certificate and Loan Authorization
LC	Received	23. Authorization to Pay Proceeds with Funds Flow Exhibit, including evidence of Excess Availability of not less than $2,000,000
Borrower	Received	24. Initial Borrowing Base Certificate
Borrower	Received	25.ACORD 25 Certificate of Liability Insurance •Borrower must be named insured or additional insured •53 must be named as additional insured

ACTION PARTY	ITEM STATUS	DOCUMENT OR ACTION
•$1,000,000 per occurrence and $2,000,000 aggregate
Borrower	Post-Closing	26. Additional Insured Endorsement for liability insurance
Borrower	Post-Closing	27.ACORD 27 Certificate of Property Insurance •Borrower must be named insured or additional insured •53 named as lender’s loss payable •Replacement cost
Borrower	Post-Closing	28. Lender’s Loss Payable Endorsement for property insurance
Borrower	Received	29. Payment of Fees and Costs. All fees and expenses payable to the Lender through the Closing Date.
Borrower		30. Payoff Letter
	Received	a. Huntington National Bank
	Received	b. Bank of the West
	Received	c. Community Trust Bank
BC		31. Lien Releases
BC	Received	a. UCC-3 JPMorgan Supply Chain Finance re Mexican A/R? Thought Mexico was dormant.
BC	Post-Closing	b. UCC-3 Huntington National Bank (all asset and equipment)
	Received	c. UCC-3 Artiflex (appears to be a bailment)
	Post-Closing	d. UCC-3 DeLage, will this be paid in connection with closing?

ACTION PARTY	ITEM STATUS	DOCUMENT OR ACTION
	Received	e. Description re status of KY litigation
	Post-Closing	f. UCC-3 Bank of the West
	Post-Closing	g. UCC-3 Community Trust Bank
BC		32. Legal opinion
	Received	a. DE Opinion
	Received	b. KY Opinion
	Received	c. IL Opinion
Borrower	Received	33. CIP Forms
Borrower	Received	34. Certification of Beneficial Ownership
Borrower	Received	35. Purchase Agreement Documents
Borrower	Received	36. Evidence of $2,000,000 Cash Equity
Borrower	Received	37. Quality of Earnings Report
53	Received	38. Inventory and Equipment Appraisals

CONTACT LIST
LENDER
Fifth Third Bank, National Association 6111 N. River Road
Rosemont, IL 60018

Name	Phone	E-Mail	Mobile
David L. Enghauser	312/960-5360	david.enghauser@53.com	312/560-8326

LENDER’S COUNSEL
Thompson Coburn LLP
55 E. Monroe Street, 37th Floor Chicago, Illinois 60603

Name	Phone	E-Mail	Mobile
Victor Des Laurier	312/580-2246	vdeslaurier@thompsoncoburn.com	630/234-7686
Sarah A. Wade	314/552-6197	swade@thompsoncoburn.com	314/602-6197
Dylan Miller	312/580-2230	dmiller@thompsoncoburn.com	734/755-6279
BORROWER
Precision Metal Works, Inc. 6901 Preston Highway Louisville, KY
Name    Phone    E-Mail    Mobile

BORROWER’ COUNSEL
Greenberg Traurig, LLP
2375 E. Camelback Rd., Suite 800
Phoenix, AZ 85016

Name	Phone	E-Mail	Mobile
Jeffrey H. Verbin, Esq	602/445-8202	verbinj@gtlaw.com	602/418-6245

SCHEDULE 14.01-B SOURCES AND USES

FINAL SOURCES & USES- PRECISION METAL WORKS, Inc.
	Closing Date:	7/19/2023

Sources:			Uses:
Revolver Availability (after Reserves)	11,328,351.50			Cash to Sellers at Close	7,207,862.00
Fifth Third M&E Loan	4,952,000.00			Existing Senior Debt Repayment (See Cells G38, G40:G43)	6,531,464.99
				Existing Shareholder Note Repayment (See Cells G44:G48+	3,460,526.01
				Rent Reserve - No LLW / Preston Pkwy., Louisville, KY	96,000.00
				Purchase Price Adjustment Escrow	1,020,000.00
				Indemnification Escrow	225,000.00
Transfer of Goof Faith Deposit	65,000.00			Closing Costs	2,067,477.25
Cash on hand to be wired to Fifth Third				A/P > 30 days past due	243,846.33
Equity - Live Ventures Transfer to 5/3	6,704,578.82			PreFunded CapEx (add'l availability to fund portion of CapEx spend within 90 days of closing that will not flow thru FCC)	100,000.00
				Excess Availability	2,097,753.74	MUST BE AT LEAST $2,000,000
Totals	23,049,930.32				23,049,930.32

Funding numbers				Outbound Wires
Revolver	8,939,643.04			Dinsmore & Shohl, LLP (Seller's counsel)	225,000.00	Wire #1
Fifth Third M&E Loan	4,952,000.00			Invision Capital Advisors, LLC (Seller's IB)	750,000.00	Wire #2
Incoming Cash - Internal Transfer of Good Faith Funds from GL#200395, Affiliate #001, Cost Center 10097				Armfield, Harrison & Thomas, LLC (insurance)	51,240.00	Wire #3
	65,000.00			McGill Global Risk Solutions, LLC (insurance)	151,371.00	Wire #4
Cash on hand to be wired to Fifth Third	0.00			Balance Partners, LLC (insurance)	45,000.00	Wire #5
Equity - Live Ventures Transfer to 5/3	6,704,578.82			Greenberg Traurig (Buyer's counsel)	300,000.00	Wire #6
				Cherry Bekeart (Quality of Earnings)	63,446.25	Wire #7
				Stites & Harbison PLLC (Buyer's KY Counsel)	35,000.00	Wire #8
				Thompson & Coburn LLP (5/3 Bank's counsel)	95,400.00	Wire #9
				PURCHASE PRICE ADJUSTMENT ESCROW	1,020,000.00	Wire #10
				INDEMNIFICATION ESCROW	225,000.00	Wire #11
				Live Ventures (Reimbursement of Diligence Deposits)	111,250.00	Wire #12
				Bank of The West (Sr. Debt Repayment)	10,195.98	Wire #13
				BRP D&O Management Tail	106,480.00	Wire #14
				De Lage Landed #1 (Sr. Debt Repayment)	8,148.09	Wire #15
				De Lage Landed #2 (Sr. Debt Repayment)	233,952.86	Wire #16
				Huntington Bank Equipment Loan(Sr. Debt Repayment)	2,104,242.93	Wire #17
				Huntington ABL Loans (Sr. Debt Repayment)	4,174,925.13	Wire #18
				Bartell Global (Affiliate Payoff)	1,600,000.00	Wire #19
				Mark Matthews (Shareholder Loan Payoff)	176,999.76	Wire #20
				Devon Jones (Shareholder Loan Payoff)	180,000.00	Wire #21
				Gary Cook (Shareholder Loan Payoff)	75,000.00	Wire #22
				Howard (HR) Terry (Shareholder Loan Payoff)	93,600.00	Wire #23
				Richard Stanley Trust (Cash to Seller)	3,603,930.80	Wire #24
				John Locke Trust (Cash to Seller)	3,603,930.80	Wire #25
				Bruce Murray (Shareholder Loan Payoff)	54,000.00	Wire #26
0	0.00			SFM Consideration Payout	1,230,926.25	Wire #27
				Huntington Legal Fees / McDonald Hopkins, LLC	3,000.00	Wire #28

		US Bank Admin. Fee	9,750.00	Wire #29
		Landmark National Bank / D&O Premium	37,339.00	Wire #30
		Huntington Good Faith Deposit	50,000.00	Wire #31
		Fifth Third Bank Escrow Fees	3,500.00	Wire #32
		Per Diem / Buyer Fees & Expenses	1,573.01	Wire #33
		Fifth Third Closing Fee	227,020.00	internal charge
Total Funded	20,661,221.86		20,661,221.86

		Fees At Close

Equity Contribution		Fifth Third Closing Fee	227,020.00
Live Ventures	6,704,578.82	Dinsmore & Shohl, LLP (Seller's counsel)	225,000.00
		Invision Capital Advisors, LLC (Seller's IB)	750,000.00
		Armfield, Harrison & Thomas, LLC (insurance)	51,240.00
		McGill Global Risk Solutions, LLC (insurance)	151,371.00
		Balance Partners, LLC (insurance)	45,000.00
		Greenberg Traurig (Buyer's counsel)	300,000.00
		Cherry Bekeart (Quality of Earnings)	63,446.25
		Stites & Harbison PLLC (Buyer's KY Counsel)	35,000.00
		Thompson & Coburn LLP (5/3 Bank's counsel)	95,400.00
		Live Ventures (Reimbursement of Diligence Deposits)	111,250.00
		Huntington Legal Fees / McDonald Hopkins, LLC	3,000.00
		US Bank Admin. Fee	9,750.00
		Landmark National Bank / D&O Premium	37,339.00
		Fifth Third Bank Escrow Fees	3,500.00
		BRP D&O Management Tail	106,480.00
		Per Diem / Buyer Fees & Expenses	1,573.01
		Total	2,067,477.25

SCHEDULE 15.02

CERTAIN ADDRESSES FOR NOTICES

Notice Address for Lender:

Fifth Third Bank 6111 N. River Road
Rosemont, Illinois 60018 Attn: Rhonnetta McKinney
Email: rhonnetta.mckinney@53.com

With a copy to:

Thompson Coburn LLP
55 E. Monroe Street, 37th Floor Chicago, Illinois 60603
Attn: Mr. Victor A. DesLaurier, Esq. Email: vdeslaurier@thompsoncoburn.com

Notice Address for Borrower:

Precision Metal Works, Inc.
c/o Live Ventures, Incorporated 325 E. Warm Springs Road #102 Las Vegas, Nevada 89119
Attn: Eric Althofer
Email: ealthofer@liveventures.com and
Precision Metal Works, Inc. c/o Live Ventures Incorporated
325 E. Warm Springs Rd., #102 Las Vegas, Nevada 89119 Attention: Wayne Ipsen
Email: wipsen@liveventures.com

With a copy to:

Greenberg Traurig, LLP
10845 Griffith Peak Drive, Suite 600 Las Vegas, Nevada 89135
Attn: Michael J. Bonner, Esq. Email: bonnerm@gtlaw.com

EXHIBIT A

FORM OF COMPLIANCE CERTIFICATE

Compliance Certificate

To:    Fifth Third Bank
Date:        , 20     Subject:    Precision Metal Works, Inc.

Financial Statements

In accordance with our Credit and Security Agreement dated as of July 19, 2023, as amended, modified, extended, renewed, supplemented or restated (the “Credit Agreement”), attached are the financial statements of Precision Metal Works, Inc., a Kentucky corporation and PMW Affiliated Holdings, LLC, a Delaware limited liability company (collectively, the “Borrowers”) of and for the month ended      , 20 (the “Reporting Date”) and the year-to-date period then ended (the “Current Financials”) required to be delivered pursuant to Section 7.03 of the Credit Agreement. All terms used in this certificate have the meanings given in the Credit Agreement.

Borrowers certify that the Current Financials have been prepared in accordance with GAAP and fairly present in all material respects the consolidated financial condition of Borrowers as of the date thereof, subject in the case of unaudited statements to changes resulting from audit and normal year-end adjustment.

Defaults. (Check one):

Each Borrower further certifies that:

Except as previously reported in writing to the Lender, there exists no event or circumstance which is or which with the passage of time, the giving of notice, or both would constitute an Event of Default, as that term is defined in the Agreement, or, if such an event of circumstance exists, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that Borrowers have taken or proposes to take with respect thereto.

There exists no event or circumstance which is or which with the passage of time, the giving of notice, or both would constitute an Event of Default, as that term is defined in the Agreement, or, if such an event of circumstance exists, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that Borrowers have taken or proposes to take with respect thereto.

Representations and Warranties:

Each Borrower further certifies that each of the representations and warranties made by such Borrower, any Subsidiary and/or any Owner of such Borrower in the Credit Agreement and/or in any other Loan Document are true and correct in all material respects on and as of the date of this Compliance Certificate as if made on and as of the date of this Compliance Certificate (and for purposes of this Compliance Certificate, the representations and warranties made by Borrowers in Section 9.01 of the Credit Agreement shall be deemed to refer to the financial statements of Borrowers delivered to the Lender with this Compliance Certificate).

Financial Covenants. Borrower further certifies as follows:

1.    Minimum Fixed Charge Coverage. Pursuant to Section 12.01 of the Credit Agreement, as of the Reporting Date, Borrowers’ Fixed Charge Coverage was     to 1.00 which
satisfies does not satisfy the requirement that such ratio be no less than 1.10 to 1.00 on the Reporting Date.

Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP, subject to normal year-end adjustments and absence of footnotes.

PRECISION METAL WORKS, INC.,
a Kentucky corporation

By     Name:     Title:

PMW AFFILIATED HOLDINGS, LLC,
a Delaware limited liability company

By     Name:     Title:

Signature page to Form of Compliance Certificate

EXHIBIT B

FORM OF BORROWING BASE CERTIFICATE
(see attached)

Fifth Third Bank, National Association
BO RRO WING BASE CERTIFICATE (BBC)

Client Name:

Report	Report Effectve		

ACCOUNTS

ACCOUNTS RECEIVABLE		Amoun				TO
Beginning A/R Balance Gross						
Sales	(+)					
A/R Collections	(-)					
Non A/R Collections Total	memo item onl					
Collections	memo item onl (-)					
Discounts/Allowanc e Credit Memos	(-)					
	(+)					
Ending A/R Balance	As of Date:					
Ineligible	End of Month A/R Ineligible as of:					
	Temporary Inelig ible Total					
	Ineligible					
Eligible A/R						
Advance Rate - Effective Adv. Rate						
%		85.00				
cash before Adv. Rate	Subtraction Net	Unapplied Cash				
☑	Change					
Available A/R						
A/R Available for Advances	Check to Apply ☑					
A/R Sub-Limit	A/R Limit					15,000,000.

INVENTORY:

INVENTORY		Raw Materials	Work In Progress			TO
Beginning Inventory	As of					
Increase/Decrease	(+) /					
Ending Inventory	As of Date:					
Eligible Inventory						
Ineligible Inventory		42.84	75.00	74.63		
Available	Check to ☑					
Inventory Available for Adv						
Inventory Sub-Limit	Inventory Limit	5,000,000.0	2,000,000.0	5,000,000.0		5,000,000.

GROSS AVAILABILITY (A/R AND INVENTORY)						
AVAILABLE FOR ADVANCES	Check to Revolving ☑					
Revolving Limit		15,000,000.0	15,000,000.0	15,000,000.0		15,000,000.

GUARANTEES

GUARANTEES	Advance					
L/C Standby Letter of Credit	Re v ☐					
Trade Letter of Credit	☑					
Guarantees/Total						

LOAN

Beginning Revolving Loan Balance						
Collections	(-)					
Negative Loan Adj.	(-)					
Advances	(+)					
New Loan Addition						

RESERVES

RESERVES						
Credit Check to Apply to Credit Line ☑	Credit Card					

Availability					
Total Re Check to Apply to Avail. ☑	15,000,000.0	15,000,000.0	15,000,000.0		15,000,000.

The undersigned hereby represents and warrants to **Fifth Third Bank, National Association** that the information set forth herein is true and correct as of the date made, that any Accounts Receivable or Inventory classified as "Eligible Accounts" or "Eligible Inventory" conform in all respects to the respective definitions of "Eligible Account" and "Eligible Inventory" as set forth in the Loan and Security Agreement

Prepared

Authorized